As filed with the Securities and Exchange Commission on November 13, 2006

Registration Statement No. 333-XXXXX

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ZIONS BANCORPORATION
(Exact Name of Registrant as specified in its Charter)

Utah	6712	87-0227400
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

One South Main, Suite 1134
Salt Lake City, Utah 84111
(801) 524-4787
(Address, Including Zip Code, and Telephone Number, Including
Area Code of Registrant's Principal Executive Offices)

Harris H. Simmons
Chairman of the Board, President and
Chief Executive Officer
Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111
(801) 524-4787
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:

Brian D. Alprin, Esq.	C. Robert Monroe, Esq.
Laurence S. Lese, Esq.	James S. Swenson, Esq.
Duane Morris LLP	Stinson Morrison Hecker LLP
1667 K Street, N.W., Suite 700	1201 Walnut, Suite 2800
Washington, D.C. 20006	Kansas City, Missouri 64106
(202) 776-7800	(816) 842-8600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the registration statement is declared effective and the satisfaction or waiver of all of the conditions to the proposed merger of The Stockmen's Bancorp, Inc. with and into Zions Bancorporation, as is described in the enclosed proxy statement/prospectus.

i

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Amount to be Proposed Maximum Maximum Aggregate Amount of

Securities to be Registered	Securities to be Registered	Price Per Unit	Offering Price(4)	Registration Fee
Common Stock, no par value per share	3,050,000 (2)	(3)	$67,089,000	$7,179
(1) This registration statement also relates to such additional number of shares of the Registrant's common stock as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) Represents the estimated maximum number of shares of Zions common stock, no par value per share, that may be issued to shareholders of The Stockmen's Bancorp, Inc. in connection with the merger, and is based on (a) 348,713 shares of Stockmen's common stock outstanding and (b) a share exchange ratio of approximately 7.46 shares of Zions common stock issuable in exchange for each share of Stockmen's common stock.

(3) Not applicable.

(4) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act computed in accordance with Rule 457(f)(2) and based upon the book value of the outstanding shares of The Stockmen's Bancorp, Inc. common stock, no par value, on October 31 , 2006 (the latest practicable date prior to filing the registration statement) of $67,089,000 on the basis of $107 per million of registered securities until the later of September 30, 2006 or five days after the SEC receives its fiscal 2007 regular appropriation, and $30.70 per million thereafter.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Zions may not issue the securities being offered by use of this document until the registration statement filed with the Securities and Exchange Commission, of which this document is part, is declared effective. This proxy statement/prospectus is neither an offer to sell these securities, nor a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

Subject To Completion, Dated November 13, 2006

STOCKMEN'S BANCORP

PROXY STATEMENT/PROSPECTUS

MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear Stockmen's Bancorp Shareholder:

    The board of directors of The Stockmen's Bancorp, Inc., which we refer to in this document as "Stockmen's," has unanimously approved the sale of Stockmen's to Zions Bancorporation. In this document, we refer to the agreement and plan of reorganization among Zions, National Bank of Arizona, Stockmen's and The Stockmen's Bank, our wholly-owned subsidiary, as the "merger agreement." Under the merger agreement, Stockmen's will merge with and into Zions, and The Stockmen's Bank will merge with and into National Bank of Arizona, Zions' wholly-owned subsidiary. Following the merger, Zions will be the surviving corporation; and following the bank merger, National Bank of Arizona will be the surviving bank. We refer to the two mergers herein collectively as the "merger." We believe that the merger is in the best interests of our shareholders and unanimously recommend that our shareholders vote to approve the merger agreement. We will hold a special meeting for our shareholders to consider and vote upon the merger agreement. Throughout this proxy statement/prospectus, we use the words "we," "our, and "us"; these words refer to Stockmen's, its board or directors and/or management, as the context demands.

After completion of the merger, Zions will issue the merger consideration, which shall consist solely of shares of Zions common stock (and cash in lieu of fractional shares), to the former Stockmen's shareholders. In exchange for his, her or its shares of Stockmen's common stock, each former Stockmen's shareholder will receive approximately 7.46 shares of Zions common stock for each share of our common stock. See "Approval of the Merger Agreement - The Merger Consideration."

Under the merger agreement and based on the number of shares of Stockmen's common stock on the record date for our special meeting, Zions expects to issue approximately 2,600,237 shares of Zions common stock to former Stockmen's shareholders upon completion of the merger. Immediately after the merger, former Stockmen's shareholders would own approximately 2.4% of the then-outstanding shares of Zions common stock (without giving effect to shares of Zions common stock held by Stockmen's shareholders prior to the merger).

    Zions common stock trades under the symbol "ZION" on the Nasdaq Global Select Market. On [DATE OF PRINTING], 2006, the closing price per share of Zions common stock as reported on the Nasdaq Global Select Market was $[$$.$$]. Stockmen's common stock is held by approximately 215 shareholders of record and there is no public market for our shares.

    We cannot complete the merger unless the holders of a majority of the outstanding shares of Stockmen's common stock vote at our special meeting of shareholders to approve the merger agreement. Please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. Various of our executive officers and directors and their affiliates, including William W. Becker, our chairman of the board, Tod W. Becker, our vice chairman of the board, and Farrel Holyoak, our president and chief operating officer and president and chief executive officer of The Stockmen's Bank, own approximately 46.72% of the outstanding Stockmen's common stock. These persons have agreed with Zions that they will vote the Stockmen's common stock they own in favor of the merger agreement. No vote of Zions' shareholders is required to approve the transaction.

    This proxy statement/prospectus provides you with detailed information about the merger of Zions and Stockmen's. You are encouraged to read this entire document carefully. Please pay particular attention to "Risk Factors" beginning on page __ for a discussion of the risks related to the merger and owning Zions common stock after the merger.  This document incorporates important business and financial information about Zions. See "Where You Can Find More Information" and "Documents Incorporated by Reference," below.

   Our special shareholders' meeting will be held at The Stockmen's Bank, 3825 Stockton Hill Road, Kingman, Arizona on [DATE], 2006 at 10:00 a.m. local time.

    Farrel Holyoak
    President and Chief Operating Officer
    The Stockmen's Bancorp, Inc.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Zions common stock to be issued in the merger under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

    The shares of Zions common stock offered by this document are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of any of the parties. Neither the FDIC nor any other governmental agency insures or guarantees any loss to you of your investment value in the Zions common stock.

    Proxy Statement/Prospectus dated _________, 2006, and first mailed to shareholders on or about ________, 2006.

WHERE YOU CAN FIND MORE INFORMATION

Zions files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Zions files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Zions' SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. In addition, you may read and copy Zions' SEC filings at the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500. Zions' Internet address is www.zionsbancorporation.com. Zions' website does not form a part of this proxy statement/prospectus.

This proxy statement/prospectus incorporates important business and financial information about Zions that is not included in or delivered with this document. See "Documents Incorporated by Reference" on page [##]. This information is available to you without charge if you contact Clark B. Hinckley, Senior Vice President - Investor Relations and Communications of Zions Bancorporation, One South Main, Suite 1134, Salt Lake City, Utah 84111, telephone (801) 524-4787. In order to ensure timely delivery of documents, you should request information as soon as possible, but no later than _________, 2006.

In "Questions and Answers About the Merger and the Special Meeting" and in the "Summary" below, we highlight selected information from this proxy statement/prospectus. However, we may not have included all of the information that may be important to you. To better understand the merger agreement and the merger, and for a description of the legal terms and conditions governing the merger, you should carefully read this entire proxy statement/prospectus, including the appendices, as well as the documents that Zions has incorporated by reference into this document. See "Documents Incorporated by Reference" on page __.

v

The Stockmen's Bancorp, Inc.
3825 Stockton Hill Road
Kingman, Arizona 86402-3879

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that The Stockmen's Bancorp, Inc. ("Stockmen's") will hold a special meeting of shareholders at the Main Office of The Stockmen's Bank ("Stockmen's Bank" or the "Bank"), 3825 Stockton Hill Road, Kingman, Arizona on [DATE], 2006 at 10:00 a. m. local time to:

    1. Consider and vote upon the Agreement and Plan of Reorganization by and among Stockmen's, the Bank, Zions Bancorporation ("Zions"), a Utah corporation, and National Bank of Arizona ("NBA"), dated as of September 8, 2006, and amended as of September 25, 2006, a favorable vote upon which will approve the following actions described in the merger agreement:

•  Stockmen's will merge with Zions, with Zions being the surviving corporation;

•  Stockmen's Bank, a wholly-owned subsidiary of Stockmen's, will merge with and into NBA, a wholly-owned subsidiary of Zions, with NBA being the surviving bank; and

•  Zions will issue an aggregate of approximately 2,600,237 shares of its common stock to the former Stockmen's shareholders in exchange for their shares of Stockmen's common stock upon completion of the merger, or approximately 7.46 shares of Zions common stock for each outstanding share of Stockmen's common stock.

    2. Consider and vote upon the adjournment of our special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of our special meeting to approve the merger agreement.

    3. Transact such other business as may properly come before our special meeting and any adjournments or postponements of our meeting.

    We describe the merger agreement and the merger more fully in the attached proxy statement/prospectus, which includes a copy of the merger agreement as Appendix A. Stockmen's has fixed the close of business on [DATE], 2006 as the record date for determining the shareholders of Stockmen's entitled to vote at our special meeting and any adjournments or postponements of the meeting. Only holders of record of Stockmen's common stock at the close of business on the record date are entitled to notice of and to vote at our special meeting.

    The board of directors of Stockmen's unanimously recommends that you vote "FOR" approval of the merger agreement. The affirmative vote of the holders of a majority of the outstanding shares of Stockmen's common stock is required to approve the merger agreement. Various directors and executive officers of Stockmen's and their affiliates who own in the aggregate approximately 46.72% of the outstanding stock of Stockmen's have agreed with Zions to vote their shares in favor of the merger agreement. Abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement. If you wish to attend the special meeting and your shares are held in the name of a broker, trust, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares. Stockmen's shareholders are entitled to assert dissenters' rights and have the right to dissent to the merger agreement under Chapter 13 of the Arizona Business Corporation Act and thereby to receive a payment solely in cash for the fair value of their Stockmen's shares.  A summary of the relevant provisions of Chapter 13 is included in the accompanying proxy statement/prospectus in the section entitled "Rights of Dissenting Shareholders." A copy of Chapter 13 is annexed to the proxy statement/prospectus as Appendix C.

    Your vote is important regardless of the number of shares you own. The Stockmen's board requests that you complete and sign the enclosed proxy card and mail it promptly in the accompanying postage-prepaid envelope. You may revoke any proxy that you have previously delivered prior to our special meeting by delivering a written notice to Stockmen's stating that you have revoked your earlier proxy or by delivering a later-dated proxy at any time prior to our special meeting. Shareholders of record of Stockmen's common stock who attend our special meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of the Board of Directors of
The Stockmen's Bancorp, Inc.

Farrel Holyoak
President and Chief Operating Officer

Kingman, Arizona
November ___, 2006

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

This proxy statement/prospectus, which we sometimes refer to as "this document," provides you with detailed information about the merger agreement, the merger and related matters that we will submit for approval at the Stockmen's special meeting of shareholders. We encourage you to read this entire document carefully. This document incorporates important business and financial information about Zions that is not included in or delivered with this document. See "Documents Incorporated by Reference" on page ___. Stockmen's shareholders may obtain this information without charge by requesting in writing, by telephone or e-mail as follows:

For information regarding Zions, please contact:
Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111
Attention: Mr. Clark B. Hinckley, Senior
Vice President - Investor Relations and
Communications
    Tel: (801) 524-4787
e-mail at: clark.hinckley@zionsbancorp.com

If you would like to request documents from Zions or us, please do so by [DATE], 2006 to receive them prior to the Stockmen's special meeting. See "Where You Can Find More Information" above at the beginning of this document.

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as both a proxy statement of Stockmen's and a prospectus of Zions. As a proxy statement, it's being provided to you because Stockmen's board of directors is soliciting your proxy for use at our special meeting of shareholders called to consider and vote on the proposed merger of Stockmen's and Zions. As a prospectus, it's being provided to you because Zions is offering to exchange shares of its common stock for your shares of Stockmen's common stock if the merger is completed.

Q: WHAT AM I VOTING ON?

A: Zions and Stockmen's have entered into an agreement and plan of reorganization under which Zions has agreed to acquire Stockmen's. You are being asked to vote to approve the merger agreement under which Stockmen's will merge with and into Zions, and Stockmen's Bank will merge with and into NBA; and an adjournment of our special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of our special meeting to approve the merger agreement.

Q: WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

A: Stockmen's will merge with and into Zions, with Zions being the surviving corporation. Upon completion of this merger, the corporate existence of Stockmen's will cease. Immediately following that merger, Stockmen's Bank, Stockmen's wholly-owned subsidiary, will merge with and into NBA, Zions' wholly-owned subsidiary, and NBA will be the surviving bank, and the corporate existence of Stockmen's Bank will cease.

Q: WHY IS STOCKMEN'S PROPOSING TO MERGE?

    A: Stockmen's believes that the merger with Zions presents the best opportunity for maximizing shareholder value, giving Stockmen's shareholders the opportunity to continue to participate in the growth of the combined company and to benefit from the significantly greater liquidity of the trading market for Zions' common stock.

Q: WHAT WILL I RECEIVE IN EXCHANGE FOR MY STOCKMEN'S SHARES?

    A: As a shareholder of Stockmen's, you will receive approximately 7.46 shares of Zions common stock for each share of Stockmen's common stock that you own at the effective time of the merger. You will receive cash in lieu of any fraction of a share of Zions stock. See "Approval of the Merger Agreement - The Merger Consideration" on page ___ below.

Q: WILL I BE TAXED ON THE ZIONS STOCK THAT I RECEIVE IN EXCHANGE FOR MY STOCKMEN'S SHARES?

A: The transaction is intended to be tax-free to Stockmen's shareholders for U.S. federal income tax purposes, except with respect to any cash you receive in lieu of fractional shares of Zions stock. Tax matters are very complicated and the federal, state and local tax consequences of the merger to you will depend on your particular facts and circumstances. We urge you to consult your tax advisor to fully understand the tax consequences of the merger to you. See "Material Federal Income Tax Consequences" beginning on page ___ of this proxy statement/prospectus.

1

Q: WHAT IS THE REQUIRED VOTE TO APPROVE THE MERGER AGREEMENT?

A: The holders of a majority of the outstanding shares of Stockmen's common stock as of the close of business on DATE, 2006, the record date for our special meeting, must vote to approve the merger agreement in order for the merger to be completed. Abstentions from voting and "broker non-votes" are not considered affirmative votes and, therefore, will have the same practical effect as a vote against the merger agreement. No vote of the shareholders of Zions is required to complete the merger.

Q: WHAT DOES THE STOCKMEN'S BOARD OF DIRECTORS RECOMMEND?

A: The board of directors of Stockmen's unanimously recommends that Stockmen's shareholders vote in favor of the merger agreement, and in favor of an adjournment of our special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of our special meeting to approve the merger agreement.

Q: WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?

    A: Our special meeting is scheduled to take place on [DATE], 2006, at the time and place indicated in our notice of special meeting of shareholders at the beginning of this document. Please refer to the notice for the relevant information regarding our special meeting.

Q: WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A: Holders of record of Stockmen's common stock at the close of business on DATE, 2006, which is the date our board of directors has fixed as the record date for our special meeting, are entitled to vote at our special meeting and any adjournments or postponements of our meeting.

Q: HOW DO I VOTE? WHAT DO I NEED TO DO NOW?

    A: After you have carefully read this document, please indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at our special meeting. In addition, you may attend our special meeting in person and vote, whether or not you have already signed and mailed your proxy card. If you sign and return your proxy but do not indicate how you want to vote, we will count your proxy as a vote in favor of the proposal. If you abstain from voting or do not vote, that will have the effect of a vote against the proposal.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

    A: Your broker will vote your shares on the merger proposal only if you provide your broker instructions on how you would like to vote. Your broker cannot vote your shares without receiving voting instructions from you. Your broker will send you directions on how you can instruct your broker to vote. You should follow the directions provided by your broker. If you fail to instruct your broker how to vote your shares, your shares will not be voted and the effect will be the same as a vote against the merger agreement.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

    A: Yes. You may change your vote at any time before your proxy is voted at our special meeting. If your shares are held in your own name, there are three ways for you to revoke your proxy and change your vote:

•  You may send a later-dated, signed proxy card before our special meeting;

•  You may attend our special meeting in person and vote at our special meeting; merely attending our special meeting, however, will not revoke your proxy; you will need to complete a ballot in order to vote in person at our special meeting; we will provide ballots for those of our shareholders who wish to vote at our special meeting; and

•  You may revoke any proxy by written notice to our president, Farrel Holyoak, given prior to our special meeting.

You should send any written notice of revocation or subsequent proxy to Farrel Holyoak, President, The Stockmen's Bancorp, Inc., 3825 Stockton Hill Road, Kingman, Arizona 86402-3879, or hand deliver the notice of revocation or subsequent proxy to the president at or before the taking of the vote at our special meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

2

Q: DO I HAVE DISSENTERS' RIGHTS?

    A: Yes. Under Arizona law, you have the right to dissent from the merger and thereby to receive solely a cash payment for your shares of Stockmen's common stock. The Arizona statutory scheme is very complicated. Failure to follow the statutory provisions precisely may result in your loss of your dissenters' rights under Arizona law. See "Rights of Dissenting Shareholders," below. We present the Arizona statutory provisions in their entirety in Appendix C to this document. Please read this document and Appendix C carefully.

Q: WHEN DO YOU EXPECT TO MERGE?

    A: We and Zions hope to complete the merger as quickly as possible after receipt of shareholder and regulatory approvals. We and Zions expect to complete the merger during the first quarter of 2007, shortly after receipt of shareholder approval, the expiration of applicable regulatory waiting periods and the satisfaction or waiver of all other conditions to the merger.

Q: WHY IS IT IMPORTANT FOR ME TO VOTE?

A: We and Zions cannot complete the merger without the holders of a majority of the outstanding shares of Stockmen's common stock as of the record date voting to approve the merger agreement. If you do not vote or do not give instructions to your broker or bank to vote on your behalf, it will have the same effect as a vote against the merger agreement.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES WITH MY PROXY CARD?

A: No. Please do not send your stock certificates with your proxy card. After our special meeting, together with the transmittal materials which Zions will send to Stockmen's shareholders after our special meeting, you should send your Stockmen's common stock certificates (or a properly completed notice of guaranteed delivery) to the exchange agent, Zions First National Bank, or, if your shares are held in "street name," according to your broker's instructions.

Q: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about Zions that may be important to you is not included in this document. Instead, this information is incorporated by reference to documents separately filed by Zions with the Securities and Exchange Commission ("SEC"). This means that Zions may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See "Documents Incorporated by Reference" on page ___ for a list of documents that Zions has incorporated by reference into this document and for instructions on how to obtain copies of these documents. The documents are available to you without charge.

Q: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

A: You should rely on the later filed document. Information in this document may update information contained in one or more of the Zions documents incorporated by reference. Similarly, information in documents that Zions may file after the date of this document may update information contained in this document or information contained in previously filed documents.

3

SUMMARY

    This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms and conditions of the merger agreement and the merger, you should carefully read this entire document, including the appendices attached to this document, and the documents referred to in "Where You Can Find More Information" above and "Documents Incorporated by Reference," below.

The Companies

Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111
(801) 524-4787

Zions Bancorporation is a financial holding company organized under the laws of Utah in 1955, and registered under the Bank Holding Company Act of 1956, as amended. Zions and its subsidiaries own and operate eight commercial banks with a total of 473 offices as of December 31, 2005. Zions provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, New Mexico, Idaho, Washington and Oregon. On December 31, 2005, Zions had total assets of approximately $42.8 billion, loans of approximately $30.1 billion, deposits of approximately $32.6 billion and shareholders' equity of approximately $4.2 billion. On September 30, 2006, Zions had total assets of approximately $45.8 billion, loans of approximately $33.7 billion, deposits of approximately $33.6 billion and shareholders' equity of approximately $4.6 billion. Active full-time equivalent employees totaled 10,102 at year end 2005.

Zions focuses on maintaining community-minded banking services by continuously strengthening its core business lines of retail banking, small and medium-sized business lending, residential mortgage, and investment activities. Zions operates eight different banks in ten Western states with each bank operating under a different name and each having its own chief executive officer and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. Zions provides commercial loans, lease financing, cash management, electronic check clearing, lockbox, customized draft processing, and other special financial services for business and other commercial banking customers. Zions also provides a wide range of personal banking services to individuals, including home mortgages, bankcard, student and other installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit, and 24-hour ATM access. In addition, certain banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services, and Executive Banking Groups. Zions also offers wealth management services through a subsidiary, Contango Capital Advisors, Inc., that was launched in 2004.

In addition to these core businesses, Zions has built specialized lines of business in capital markets and public finance and is also a leader in U.S. Small Business Administration lending. Through its eight banking subsidiaries, the Company provides Small Business Administration ("SBA") 7(a) loans to small businesses throughout the United States and is also one of the largest providers of SBA 504 financing in the nation. Zions owns an equity interest in the Federal Agricultural Mortgage Corporation ("Farmer Mac") and is the nation's top originator of secondary market agricultural real estate mortgage loans through Farmer Mac. Zions is a leader in municipal finance advisory and underwriting services. Zions also controls four venture capital companies that provide early-stage capital, primarily for start-up companies located in the Western United States.

National Bank of Arizona
6001 N. 24th Street
Phoenix, Arizona 85016
(602) 235-6000

NBA is responsible for Zions' primary Arizona operations. National Bank of Arizona is a wholly-owned subsidiary of Zions. NBA, organized in 1984, is incorporated under the National Bank Act as a national bank and is a member bank of the Federal Reserve System. Through its 53 offices in 36 communities throughout Arizona, NBA provides commercial banking services throughout the state of Arizona. As of September 30, 2006, NBA had assets of approximately $4.5 billion, deposits of approximately $3.5 billion, loans of approximately $4.0 billion and shareholders' equity of approximately $351 million and is the fourth largest financial institution in Arizona as measured by Arizona deposits.

The Stockmen's Bancorp, Inc.
3825 Stockton Hill Road
Kingman, Arizona 86402-3879
(928) 757-7171

    The Stockmen's Bancorp, Inc. is a bank holding company organized under the laws of Arizona and registered under the Bank Holding Company Act of 1956. As of December 31, 2005, Stockmen's had total assets of approximately $1.2 billion, loans of approximately $597 million, deposits of approximately $1.0 billion, and shareholders' equity of approximately $58 million.

4

The Stockmen's Bank
3825 Stockton Hill Road
Kingman, Arizona 86402-3879
(928) 757-7171

    Stockmen's Bank is a wholly-owned subsidiary of Stockmen's Bancorp. Stockmen's Bank was chartered under Arizona law on February 28, 1979. The Bank is an FDIC-insured commercial bank serving the states of Arizona and California out of 43 branches by providing traditional banking services, including lending and deposit taking and card processing. As of September 30, 2006, Stockmen's Bank had assets of approximately $1.2 billion, loans of approximately $710 million, deposits of approximately $1.1 billion and shareholders' equity of approximately $87 million. As of June 30, 2006, Stockmen's Bank was the twelfth largest financial institution in Arizona as measured by Arizona deposits. Stockmen's Bank's primary federal bank regulator is the FDIC.

Stockmen's Board Recommends that You Vote "FOR" Approval of the Plan of Merger; Stockmen's Reasons for the Merger (see page __)

Our board has determined that the merger is advisable and in your best interests and unanimously recommends that you vote FOR the approval of the merger agreement, and, if necessary, any adjournments of our special meeting.

Stockmen's believes that the merger with Zions presents the best opportunity for maximizing shareholder value, giving Stockmen's shareholders the opportunity to continue to participate in the growth of the combined company and to benefit from the significantly greater liquidity of the trading market for Zions' common stock.

You should refer to the factors considered by our board of directors in making its decision to approve the merger agreement and recommend approval of the merger agreement to our shareholders.

Stockmen's Shareholder Vote Required to Approve the Merger (see page __)

Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the close of business on DATE, 2006, the record date for our special meeting of shareholders. At the close of business on the record date, there were 348,713 shares of our common stock outstanding held by approximately 215 holders of record. Each holder of record of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at our special meeting and any adjournments or postponements of our meeting.

As of the record date, various of our executive officers and directors and their affiliates, in the aggregate, beneficially owned approximately 46.72% of our outstanding shares of common stock. Zions has entered into agreements with these individuals and entities under which they have agreed to vote their shares in favor of approval of the merger agreement.

Nature of the Merger (see page __)

The merger will combine Zions and Stockmen's. Zions will be the surviving corporation. After the merger, Zions will issue the merger consideration consisting of shares of Zions common stock to the former shareholders of Stockmen's in exchange for their shares of Stockmen's common stock.

    Immediately following the merger of Zions and Stockmen's, their banking subsidiaries, NBA and Stockmen's Bank will merge. The merger of these banks will be accomplished through the merger of Stockmen's Bank into NBA. NBA will be the surviving bank.

What Stockmen's Shareholders Will Receive as a Result of the Merger; What Is the Merger Consideration? (see page __)

    The Stockmen's shareholders will receive the merger consideration upon completion of the merger. The sole merger consideration shall be shares of Zions common stock, plus cash in lieu of any fractional shares. Zions will issue approximately 2,600,237 shares of its common stock to the former Stockmen's shareholders upon completion of the merger. Each shareholder of Stockmen's will receive approximately 7.46 shares of Zions common stock in exchange for each share of Stockmen's common stock.

    Zions may terminate the merger agreement under certain circumstances if the average closing price of Zions stock during the pricing period, as defined in the merger agreement, is more than $93.24, unless Stockmen's agrees to accept fewer shares in the merger, and Stockmen's may terminate the merger agreement if the average closing price of Zions stock during the pricing period, as defined in the merger agreement, is less than $68.92, unless Zions agrees to issue additional shares of its common stock to the Stockmen's shareholders in the merger.

5

Cash Dividends after the Merger (see page __)

    The current annualized rate of cash dividends on the shares of Zions common stock is $1.56 per share. For illustrative purposes only, if one assumes that Zions will issue 7.46 shares of its common stock for each share of Stockmen's common stock and if one further assumes a Zions annualized dividend rate of $1.56 per share of Zions common stock, then in these circumstances a former Stockmen's shareholder would receive as a Zions shareholder following the merger an equivalent annualized dividend of $11.64 (7.46 Zions shares times $1.56 dividend per share) with respect to each share of Stockmen's common stock surrendered in the merger. The current annualized rate of regular cash dividends on Stockmen's common stock is $6.50 per share. The payment of cash dividends by Zions in the future will depend on its financial condition, earnings, business conditions and other factors.

Material Federal Tax Consequences of the Merger (see page __)

    The merger has been structured to qualify as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code. We and Zions will have no obligation to complete the merger unless we and Zions receive a legal opinion that the merger will qualify as a reorganization for federal income tax purposes. The legal opinion will not bind the Internal Revenue Service, which, however, could take a different view. Assuming the merger qualifies as a reorganization, then you generally will not recognize any gain or loss, except with respect to cash you receive in lieu of fractional shares of Zions common stock. You should read "Material Federal Income Tax Consequences" beginning on page __ for a more complete discussion of the United States federal income tax consequences of the merger. We urge you to consult with your tax advisor for a full understanding of the tax consequences of the merger to you.

What We Need to Do Before the Merger is Complete (see page __)

Completion of the merger depends on a number of conditions being met, including the following:

•  approval of the merger agreement by the required majority vote of our shareholders;

•  approval by or waiver from the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Commissioner of Financial Institutions of Utah, and the Arizona Superintendent of Financial Institutions. While we do not know of any reason why Zions would be unable to obtain these approvals or waivers in a timely manner, we cannot be certain when or if Zions will get these approvals or waivers; and

•  receipt by us of an opinion from the law firm of Duane Morris LLP, counsel to Zions, to the effect that the U.S. federal income tax treatment of the merger to Stockmen's shareholders, Stockmen's and Zions will generally be as described in this document.

Generally, Zions and Stockmen's can waive conditions to completion of the merger. Some of these conditions, however, cannot be waived, including shareholder and regulatory approvals. We expect to complete the merger during the first quarter of 2007.

Terminating the Merger Agreement (see page __)

Zions or Stockmen's may terminate the merger agreement without completing the merger by mutual consent, or if any of the following occurs:

•  if any of the representations or warranties of the other party was incorrect when made, subject to the material adverse effect requirement, or in the event of a breach or failure in any material respect by the other party of any of that party's covenants or obligations and that breached covenant or obligation has not been or cannot be cured within thirty days, and which inaccuracy, breach, or failure, if continued to the effective date of the merger, would result in any condition precedent to completion of the merger not being satisfied;

•  either Zions or Stockmen's shall have determined in good faith that the merger has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of Arizona or Utah to restrain or invalidate the transactions contemplated by the merger agreement;

•  if any required approvals of governmental authorities are denied, and such denial has become final and non-appealable;

•  the shareholders of Stockmen's fail to approve the merger;

•  the average closing price of Zions common stock during a defined period prior to the effective time of the merger is above or below specified prices, the party that is adversely affected by the price change elects to terminate the merger agreement, and the other party does not elect to change the exchange ratio in accordance with a formula to avoid the termination of the merger agreement;

•  Stockmen's, following receipt of advice from its counsel, shall have determined that it must terminate the merger to comply with its fiduciary duties to the Stockmen's shareholders imposed by law by reason of its having received an alternative proposal, as defined in the merger agreement, provided that Zions shall have been paid the amount of liquidated damages specified in the merger agreement; or

•  the merger is not completed by May 31, 2007.

The merger agreement provides for the payment of damages under certain circumstances if the merger agreement is terminated; depending upon the circumstances, these damages can range from $2,250,000 to $9,750,000. The circumstances of the termination as presented in the merger agreement will determine which party, if any, is liable for damages resulting from termination of the merger agreement. We encourage you to review the discussion of termination fees under "Approval of the Merger Agreement - Termination and Termination Fees" on page __ below and the specific provisions of §13.03 of the merger agreement for a more comprehensive understanding of the effects of termination of the merger agreement.

6

Amending the Agreement (see page__)

Zions and Stockmen's may amend the merger agreement at any time by mutual written agreement, except that after approval by our shareholders, no waiver or amendment is permitted which would adversely change the amount and kind of consideration or prejudice the economic interests of our shareholders.

Stockmen's Shareholders Will Have the Right to Dissent to the Merger Agreement and the Merger (see page __)

Under Arizona law, our shareholders will have dissenters' rights in connection with the merger. By following the Arizona statutory scheme, you may dissent to the merger agreement and the merger and thereby receive solely a cash payment for your shares of our common stock if the merger occurs. To assert your rights successfully, you will need to follow the statutory requirements precisely. Failure to follow the precise requirements of Arizona law may result in the loss of your dissenters' rights. In order to exercise your dissenters' rights, you must refrain from voting "FOR" the merger. For more information regarding your right to dissent from the merger and the procedures and requirements to exercise appraisal rights, please see "Rights of Dissenting Shareholders" beginning on page __. We also have attached a copy of the relevant provisions of Arizona law as Appendix C to this proxy statement/prospectus.

Our Financial Advisor Believes the Merger Consideration is Fair to Our Shareholders from a Financial Point of View (see page __)

We have received a written opinion from our financial advisor, Hovde Financial, Inc. to the effect that, as of September 7, 2006, the merger consideration was fair to our shareholders from a financial point of view. We recommend that each of our shareholders carefully read the discussion of Hovde's financial analysis of the merger under the heading "Approval of the Merger Agreement - Opinion of Stockmen's Financial Advisor" beginning on page __, as well as Hovde's opinion in its entirety to understand the assumptions made, matters considered, and limitations on the review undertaken by our financial advisor. The full text of Hovde's opinion is attached as Appendix B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Hovde in rendering its opinion. The description of the opinion set forth herein is qualified in its entirety by reference to the opinion. Hovde urges Stockmen's shareholders to read the entire opinion carefully in connection with their consideration of the proposed merger. Hovde's opinion speaks only as of September 7, 2006. The opinion was directed to our board of directors and is directed only to the fairness of the merger consideration to our shareholders as of September 7, 2006 from a financial point of view. It does not address the relative merits of the merger as compared to any other alternative business strategies that might exist for Stockmen's or the effect of any other transaction in which Stockmen's might engage. It is not a recommendation to any Stockmen's shareholder as to how such shareholder should vote at our special meeting with respect to the merger or any other matter.

Accounting Treatment of the Merger (page __)

The combination of the two companies will be accounted for as an acquisition of Stockmen's by Zions using the purchase method of accounting.

7

When We Expect the Merger to Close (see page __)

    We expect completion of the merger as soon as practicable following receipt of all necessary regulatory approvals and following approval of the merger agreement by our shareholders at our special shareholders meeting and satisfaction of all other conditions to the merger. We expect that the merger will close during the first quarter of 2007.

We Unanimously Recommend That Our Shareholders Approve the Merger Agreement(see page __)

Our board of directors believes that the merger is fair to you and is in your best interests, and unanimously recommends that you vote FOR the proposal to approve the merger agreement.

Interests of Stockmen's Officers and Directors in the Merger That Are Different from Your Interests (see page __)

You should be aware that some of our officers and directors have interests in the merger that are different from, or in addition to, the interests that they have or would have as shareholders of Stockmen's. The members of our board of directors knew about these additional interests, and considered them, when they approved the merger agreement. These interests include, among other things, an employment agreement and non-competition agreements entered into (or that will be entered into) with our executive officers that take effect upon completion of the merger, and enhanced and additional payments under the Supplemental Executive Retirement Plan and certain change-in-control agreements upon a change in control of Stockmen's. The aggregate amount that may be payable under these agreements with the various officers and directors is approximately $6.2 million. Of this amount, $3,412,373 is attributable to SERP payments; $1,407,192 is attributable to change in control payments; and $1,342,444 is attributable to payments under non-competition agreements (that are currently being discussed). The following represent the more salient of interests involved in the merger. For a more expansive discussion, see "Approval of the Merger Agreement - Interests of Officers and Directors in the Merger That Are Different from Your Interests," below.

    Farrel Holyoak, our president and chief operating officer and who is president and CEO of Stockmen's Bank, will enter into an employment agreement with NBA effective as of the effective date of the merger. For a period of one year following the effective date of the merger, extendable by mutual agreement for an additional year, Mr. Holyoak will serve as a Regional President of NBA. In exchange for his performance under this agreement, NBA will agree to pay Mr. Holyoak a salary at an annual rate of $250,000. After the first anniversary of his commencing employment with NBA, if Mr. Holyoak continues in NBA's employ through that date, he shall be entitled to a one-time bonus of $50,000, which will be payable on or before the first March 15 following the first anniversary of his employment with NBA. Mr. Holyoak will also receive additional benefits to which an officer of NBA would be entitled.

    Additional officers of Stockmen's Bank may become officers of NBA following the merger and, whether or not they become officers of NBA, it is expected that they will sign non-competition agreements with NBA for which they will be compensated. These non-competition agreements are currently being discussed, and the terms and conditions of these agreements have not yet been finalized. Mr. Holyoak will also be subject to a non-competition agreement.

Stockmen's is expected to enter into Change in Control Agreements with Messrs. Farrel Holyoak, James Walker, Jeff Duncan, William Kitchen and Gary Jay, all executives of Stockmen's Bank, under which those executives will receive payments in the event of a change of control of Stockmen's. Upon completion of the merger, it is expected that Stockmen's will be required to make change in control payments to those five executive officers of Stockmen's Bank in the aggregate amount of $1,407,192. In addition, ten directors and executive officers of Stockmen's Bank will receive payments under The Stockmen's Bank Supplemental Executive Retirement Plan upon a change of control and following completion of the merger. Those ten individuals will receive a total of $3,412,373 in payments under the SERP following completion of the merger.

We Have Not Yet Received the Required Regulatory Approvals

The merger and the bank merger have not yet received the required approvals from the Board of Governors of the Federal Reserve, the Comptroller of the Currency and the Arizona Superintendent of Financial Institutions. Zions and Stockmen's have either filed or intend to complete the filing promptly after the date of this proxy statement/prospectus of all required applications and notices with applicable regulatory authorities in connection with the merger. There can be no assurance that all requisite approvals will be obtained or that such approvals will be received on a timely basis. The U.S. Department of Justice has not yet completed its review of the effect the transaction could have on competition.

Our Shareholders' Meeting

We will hold our special meeting of shareholders at the Main Office of Stockmen's Bank, 3825 Stockton Hill Road, Kingman, Arizona on [DATE], 2006 at 10:00 a. m. local time.

8

Summary Financial Information

The following table sets forth certain historical financial information for Zions. This information is based on the historical financial statements of Zions incorporated into this proxy statement/prospectus by reference. Our shareholders should read the financial statements and the related notes with respect to Zions.

	Nine Months
	Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(Unaudited)		(In Millions, Except Per Share Amounts)
Zions Earnings
Net interest income	$1,305.7	$986.5	$1,361.4	$1,160.8	$1,084.9	$1,025.7	$942.8
Provision for loan losses	45.9	32.9	43.0	44.1	69.9	71.9	73.2
Net income	436.6	352.0	480.1	406.0	337.8	256.3	283.0

Per Share
Net income basic	$4.12	$3.92	$5.27	$4.53	$3.75	$2.80	$3.10
Net income diluted	4.04	3.84	5.16	4.47	3.72	2.78	3.07
Cash dividends	1.08	1.08	1.44	1.26	1.02	0.80	0.80

Statement of Condition at
Period End
Assets	$45,778	$33,423	$42,780	$31,470	$28,558	$26,566	$24,304
Deposits	33,641	25,400	32,642	23,292	20,897	20,132	17,842
Long-term borrowings	2,767	1,912	2,746	1,919	1,843	1,310	1,022
Shareholders' equity	4,643	2,999	4,237	2,790	2,540	2,374	2,281

9

RISK FACTORS

In addition to the other information included or incorporated by reference into this proxy statement/prospectus, you should carefully read and consider the following factors in evaluating the proposals to be voted on at our special meeting of Stockmen's shareholders. Please also refer to the additional risk factors identified in the periodic reports and other documents of Zions incorporated by reference into this proxy statement/prospectus and listed in "Documents Incorporated by Reference."

We may fail to realize the anticipated benefits of the merger.

The success of the merger will depend, in part, on the parties' ability to realize the anticipated cost savings from combining certain aspects of the businesses of Zions and Stockmen's. However, to realize the anticipated benefits from the merger, Zions must successfully combine the businesses of Zions and Stockmen's in a manner that permits those cost savings to be realized. The anticipated benefits of the merger also depend on the continued operating performance of Stockmen's business following the merger. If Zions is not able to combine the businesses of Zions and Stockmen's in a manner that permits the anticipated cost savings to be realized, or if the business of Stockmen's does not perform as anticipated following the merger, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

Zions and Stockmen's have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect each company's ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger.

The market price of the shares of Zions common stock after the merger may be affected by factors different from those affecting the shares of Zions currently.

Zions' current businesses and geographic markets differ in some respects from those of Stockmen's, and, accordingly, the results of operations of the combined company and the market price of the combined company's shares of common stock will be affected by factors different from those currently affecting the independent results of operations of each company and the market price of Zions. For a discussion of the businesses of Zions and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under "Documents Incorporated by Reference" beginning on page __.

Because the market price of Zions common stock will fluctuate, the shareholders of Stockmen's cannot be sure of the value of the merger consideration they will receive.

Although it is anticipated that our shareholders will receive approximately 7.46 shares of Zions common stock for each share of Stockmen's common stock exchanged in the merger, Stockmen's shareholders cannot be sure of the precise value of the Zions common stock they will receive upon completion of the merger, because the market price of Zions common stock will fluctuate. The price of Zions common stock on the Nasdaq Global Select Market may vary from the closing price of Zions common stock on the date we and Zions announced the merger, on the date that this proxy statement/prospectus is being mailed to our shareholders, and on the date of our special meeting of Stockmen's shareholders. Any change in the market price of Zions common stock will affect the value of the Zions common stock in the hands of our shareholders following completion of the merger.  Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond the companies' control.

Additionally, the date that you will receive your shares of Zions common stock following completion of the merger depends on the completion date of the merger, which is uncertain. The completion date of the merger might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.

Stockmen's will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Stockmen's and consequently on Zions. These uncertainties may impair Stockmen's ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Stockmen's to seek to change existing business relationships with Stockmen's. Retention of certain employees may be challenging during the pendency of the merger, because certain employees may experience uncertainty about their future roles with Zions. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Zions, Zions' business following the merger could be harmed. In addition, the merger agreement restricts Stockmen's from making certain acquisitions and taking other specified actions until the merger occurs. These restrictions may prevent Stockmen's from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section entitled "Approval of the Merger Agreement - Conduct of Business Pending Completion of the Merger" beginning on page __ of this proxy statement/prospectus for a description of some of the restrictive covenants to which Stockmen's is subject.

10

Some of the directors and executive officers of Stockmen's have interests and arrangements that may have influenced their decisions to support or recommend that you approve the merger.

The interests of some of our directors and executive officers may be different from those of our shareholders, and our directors and officers may be participants in arrangements that are different from, or in addition to, those of our shareholders. These interests are described in more detail in the section of this proxy statement/prospectus entitled "Approval of the Merger Agreement - Interests of Officers and Directors in the Merger That Are Different from Your Interests" beginning on page __.

The merger agreement limits Stockmen's ability to pursue alternatives to the merger.

The merger agreement contains provisions that make it more difficult for Stockmen's to sell its business to a party other than Zions. These provisions include (1) the general prohibition on Stockmen's soliciting any acquisition proposal or offer for a competing transaction and (2) the requirement that Stockmen's pay termination fees of up to $9.75 million in the aggregate if the merger agreement is terminated in specified circumstances. See "Approval of the Merger Agreement - Conduct of Business Pending Completion of the Merger" and "Approval of the Merger Agreement - Termination and Termination Fees" beginning on pages __ and __, respectively, of this proxy statement/prospectus.

Zions required Stockmen's to agree to these provisions as a condition to Zions' willingness to enter into the merger agreement. These provisions, however, might discourage a third party that might have an interest in acquiring all of or a significant part of Stockmen's from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per share market price than the current proposed merger consideration. Furthermore, the termination fee may result in a potential competing acquiror proposing to pay a lower per share price to acquire Stockmen's than it might otherwise have proposed to pay.

The shares of Zions common stock to be received by Stockmen's shareholders as a result of the merger will have different rights from the shares of Stockmen's common stock.

The rights associated with our common stock are different from the rights associated with Zions common stock. See the section of this proxy statement/prospectus entitled "Comparison of Shareholders' Rights" on page __ for a discussion of the different rights associated with Zions common stock.

If the merger is not consummated by May 31, 2007, either Zions or Stockmen's may choose not to proceed with the merger.

Either Zions or Stockmen's may terminate the merger agreement if the merger has not been completed by May 31, 2007, unless the failure of the merger to have been completed has resulted from the failure of the party seeking to terminate the merger agreement to have performed its obligations. See "Approval of the Merger Agreement - Termination and Termination Fees," beginning at page __ of this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement/prospectus and the SEC filings that are incorporated by reference into this proxy statement/prospectus contain or incorporate by reference forward-looking statements that have been made pursuant to the provisions of, and in reliance on the safe harbor under, the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "could," "should," "will," "projects," "estimates" and similar expressions are intended to identify forward-looking statements. These statements include statements with respect to the expected timing, completion and effects of the proposed merger. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies' control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In that event, Stockmen's or Zions' business, financial condition or results of operations could be materially adversely affected, and investors in Stockmen's or Zions' securities could lose part or all of their investment. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date referenced in those documents. Except as required by the federal securities laws, we and Zions are not obligated to update these statements or publicly release the result of any revision to them to reflect events or circumstances after the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date referenced in those documents, or to reflect the occurrence of unanticipated events.

11

    You should understand that the following important factors, in addition to those discussed elsewhere in this document (including the risks described above) and in the documents which are incorporated by reference, could affect the future results of Zions and Stockmen's, and of the combined company after the merger, and could cause those results or other outcomes to differ materially from those expressed in the forward-looking statements:

•
the businesses of Zions and Stockmen's may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected, in particular with respect to the integration of information technology systems;

•	the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

•	operating costs, customer losses and business disruption prior to or following the merger, including adverse effects on relationships with employees, may be greater than expected;

•	governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

•	the shareholders of Stockmen's may fail to approve the merger;

•	Zions' and Stockmen's may not be able to successfully execute their business plans and achieve their objectives;

•	changes may occur in political and general economic conditions, including the economic effects of terrorist attacks against the United States and elsewhere and related events;

•
changes may occur in financial market conditions, either nationally or locally in areas in which Zions or Stockmen's conduct their operations, including without limitation, reduced rates of business formation and growth, commercial real estate development and real estate prices;

•	fluctuations may occur in the equity and fixed-income markets;

•	changes may occur in interest rates, the quality and composition of the loan or securities portfolios, demand for loan products, deposit flows and competition;

•	acquisitions and integration of acquired businesses may not be as successful as anticipated;

•	increases may occur in the levels of losses, customer bankruptcies, claims and assessments;

•	changes may occur in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Treasury and the Federal Reserve Board;

•	there may be continuing consolidation in the financial services industry;

•	there may be new litigation or changes in existing litigation;

•	there may not be success in gaining regulatory approvals, when required;

•	changes may occur in consumer spending and savings habits;

•	there may be increased competitive challenges and expanding product and pricing pressures among financial institutions;

•	there may be demand for financial services in Zions' or Stockmen's market areas;

•	inflation and deflation may occur;

•	technological changes may occur and Zions' and Stockmen's implementation of new technologies might not be successful;

•	Zions' and Stockmen's may not be able to develop and maintain secure and reliable information technology systems;

•	legislation or regulatory changes may occur, which adversely affect the ability of Zions or Stockmen's to conduct the businesses in which they are engaged;

•	Zions' and Stockmen's may not be able to comply with applicable laws and regulations; and

•	changes may occur in accounting policies, procedures or guidelines as may be required by the Financial Accounting Standards Board or regulatory agencies.

    Zions disclaims any obligation to update any of these factors or to publicly announce the result of any revisions to any of the forward-looking statements included in this document to reflect future events or developments, except as required by the federal securities laws. Zions' actual results could differ materially from those set forth in the forward-looking statements because of many reasons, including the factors listed in this section of this document. This list may not be exhaustive.

12

THE SHAREHOLDERS' MEETING

The Stockmen's Special Meeting

When and Where the Stockmen's Special Meeting Will Be Held

We will hold a special meeting of our shareholders at the Main Office of The Stockmen's Bank, 3825 Stockton Hill Road, Kingman, Arizona on [DATE], 2006 at 10:00 a.m.. local time.

What Will Be Voted on at the Stockmen's Special Meeting

Our shareholders will consider and vote upon a proposal to approve the agreement and plan of reorganization, dated as of September 8, 2006, as amended as of September 25, 2006, among Zions, NBA, Stockmen's and Stockmen's Bank, under which, among other things:

•	Stockmen's will merge with Zions, with Zions being the surviving corporation;

•
Zions will issue approximately 2,600,237 shares of its common stock to the former Stockmen's shareholders upon completion of the merger in exchange for all of their shares of Stockmen's common stock, or approximately 7.46 shares for each share of Stockmen's common stock; and

•	Stockmen's Bank, our wholly-owned subsidiary, will merge with and into NBA, Zions' wholly-owned subsidiary, with NBA being the surviving bank.

In addition, you are being asked to vote to approve a proposal to adjourn our special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of our special meeting to approve the merger agreement.

We may take action on the above matters at our special meeting, or on any later date to which our special meeting is postponed or adjourned.

We are unaware of other matters to be voted on at our special meeting. If other matters do properly come before our special meeting, we intend that the persons named in the proxies will vote, or not vote, in their discretion the shares represented by proxies in the accompanying proxy card.

Shareholders Entitled to Vote

We have set the close of business on [DATE], 2006 as the record date to determine which Stockmen's shareholders will be entitled to receive notice of and to vote at our special meeting. Only those of our shareholders who held their shares of record as of the close of business on the record date will be entitled to receive notice of and to vote at our special meeting. As of the record date, there were 348,713 outstanding shares of our common stock. Each Stockmen's shareholder on the record date is entitled to one vote per share. You may cast your vote either in person or by properly executed proxy. As of the same date, various of our directors, executive officers and their affiliates owned a total of 162,919 shares of our common stock, representing approximately 46.72% of the shares of our common stock then issued and outstanding. Each of those directors, executive officers and affiliated persons has agreed to vote his, her or its shares in favor of the merger agreement.

Vote Required to Approve the Merger Agreement and to Approve the Adjournment Proposal

The affirmative vote, either in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at our special meeting is required to approve the merger agreement.

The affirmative vote, either in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote on the adjournment proposal and represented at our special meeting, either in person or by proxy, is required to approve the adjournment proposal.

Stock exchange rules prohibit brokers who hold shares of Stockmen's common stock in nominee or "street name" from giving a proxy without specific instructions from the beneficial owners of the shares. We will count these so-called "broker non-votes," which we receive, for purposes of determining whether a quorum exists; we will not vote these shares in connection with the merger or any adjournment proposal.

Abstentions and broker non-votes on the proposal to approve the merger agreement will effectively count as votes against that proposal. Abstentions will effectively count as votes against, and broker non-votes will not count with respect to, the adjournment proposal.

13

Voting Your Shares

Our board is soliciting proxies from our shareholders. This will give you an opportunity to vote at our special meeting. Our board urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions by a named agent. If you do not either vote by proxy or attend the special meeting and vote in person, your vote will be counted as not present for quorum purposes and will effectively count as a vote against the proposal to approve the merger agreement, but will be neutral regarding the adjournment proposal. If you vote by proxy, but make no specification on your proxy that you have otherwise properly executed, the named agent will vote "FOR" approval of the merger agreement and approval of the adjournment proposal.

    You may grant a proxy by dating, signing and mailing your proxy card. You may also attend the special meeting and cast your vote in person at the meeting.

Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

In person. If you attend our special meeting in person, you may vote your shares by completing a ballot at the meeting. Attendance at our special meeting will not by itself be sufficient to vote your shares; you still must complete and submit a ballot at our special meeting to vote your shares.

DO NOT SEND IN YOUR STOCKMEN'S STOCK CERTIFICATES WITH YOUR PROXY CARD. After our special meeting, you will receive from Zions a transmittal form and other materials relating to the exchange of your Stockmen's shares for Zions shares, and you will be requested at that time to send in your Stockmen's stock certificates (or follow the procedures for guaranteed delivery) together with the properly completed transmittal form.

Establishing a Quorum of Shareholders

If a majority of the total number of issued and outstanding shares of Stockmen's common stock entitled to vote at our special meeting are present at the meeting, either in person or by proxy, our special meeting will have the quorum of shareholders required for us to transact business. Abstentions and broker non-votes (which are executed proxies returned by a broker that indicate that the broker has not received voting instructions from the beneficial owner of the shares and does not have discretionary authority to vote the shares) will be counted for purposes of determining whether a quorum exists.

Changing Your Vote

Any of our shareholders giving a proxy may revoke the proxy at any time before the vote at our special meeting in one or more of the following ways:

•	delivering a written notice to our president, Farrel Holyoak, ,bearing a later date than the proxy previously submitted;

•	giving a later-dated proxy by mail; or

•
appearing in person and voting at our special meeting. Attendance at our special meeting will not by itself constitute a revocation of a proxy; to revoke your proxy, you must complete and submit a ballot at our special meeting.

You should send any written notice of revocation or subsequent proxy to Farrel Holyoak, President, The Stockmen's Bancorp, Inc., 3825 Stockton Hill Road, Kingman, Arizona 86402-3879, Attention: President, or hand deliver the notice of revocation or subsequent proxy to the president at or before the taking of the vote at our special meeting.

Solicitation of Proxies and Costs

    We will bear our own costs of solicitation of proxies. We will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of our common stock held in their names. In addition to the solicitation of proxies by use of the mails, our directors, officers and employees may solicit proxies from our shareholders. We will not pay any additional compensation, except for reimbursement of reasonable out-of-pocket expenses, to our directors, officers and employees in connection with the solicitation. You may direct any questions or requests for assistance regarding this document and related proxy materials to Farrel Holyoak, President, by telephone at (928) 757-7171.

Regardless of the number of shares you own, your vote is important to us. Please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

14

Recommendation of the Stockmen's Board

    Our board of directors has unanimously approved the merger agreement, the merger and the related matters. Our board considered the fairness opinion of Hovde Financial, Inc., our financial advisor, when our board unanimously approved the merger agreement. We believe that the merger agreement, the merger and the related matters are in the best interests of Stockmen's and our shareholders, and we recommend that our shareholders vote "FOR" approval of the merger agreement and "FOR" the approval of the adjournment proposal. See "Proposal 1 - Approval of the Merger Agreement - Recommendation of the Stockmen's Board and Stockmen's Reasons for the Merger."

Adjournment and Postponement

Any adjournment or postponement may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or represented by proxy at our special meeting, whether or not a quorum exists, without further notice other than by an announcement made at our special meeting. If a quorum is not present at our special meeting, our shareholders may be asked to vote on a proposal to adjourn or postpone our special meeting to solicit additional proxies. If a quorum is present at our special meeting, but there are not sufficient votes at the time of the special meeting to approve the merger agreement, our shareholders may also be asked to vote on a proposal to approve the adjournment or postponement of our special meeting to permit further solicitation of proxies.

PROPOSAL 1

APPROVAL OF THE MERGER AGREEMENT

    The following summary describes the material terms and provisions of the merger agreement and the merger. We have attached a copy of the merger agreement to this document as Appendix A and we have incorporated it into this document by reference. We urge all shareholders to read the merger agreement carefully in its entirety.

Vote Required to Approve the Merger Agreement

The affirmative vote, either in person or by proxy, of the holders of a majority of the outstanding shares of Stockmen's common stock entitled to vote at our special meeting is required to approve the merger agreement.

General

Under the merger agreement,

•  Stockmen's will merge with and into Zions, with Zions being the surviving corporation, and the separate corporate existence of Stockmen's will cease.

•  Zions will survive and will continue its corporate existence under the laws of the State of Utah under its existing charter and bylaws. Subject to the satisfaction or waiver of conditions set forth in the merger agreement and described in "Approval of the Merger Agreement - Conditions to Complete the Merger," the merger of Stockmen's with and into Zions will become effective on the date and at the time specified in the certificate of merger to be filed with the Secretary of State of the State of Utah and the Secretary of State of the State of Arizona.

•  Immediately following the completion of the Zions and Stockmen's merger,

•  Stockmen's Bank will merge with and into NBA;

•  the separate corporate existence of Stockmen's Bank will cease; and

•  NBA will be the surviving bank in the bank merger and will continue its existence as a national bank under the laws of the United States under its current name, charter and bylaws.

•  Each share of Stockmen's common stock issued and outstanding at the effective time of the merger will be converted into the right to receive a pro rata portion of the merger consideration, consisting of approximately 7.46 shares of Zions common stock.

•  Zions will issue an aggregate of approximately 2,600,237 shares of its common stock to the former Stockmen's shareholders at the effective time of the merger.

•  We expect to complete the merger in the first quarter of 2007.

15

The Merger Consideration

Upon completion of the merger, each former Stockmen's shareholder will receive approximately 7.46 shares of Zions common stock in exchange for each of your shares of Stockmen's common stock.

    Zions will not issue fractional shares of its common stock in the merger. Rather, each of our shareholders who would be entitled to a fractional share of Zions common stock will receive an amount of cash equal to the product of the fraction times the average of the last sales price of Zions common stock as reported in the Wall Street Journal during the twenty consecutive trading days ending on and including the trading day that is the eighth business day preceding the effective time of the merger.

    Zions may terminate the merger agreement under certain circumstances if the average closing price of Zions stock during the pricing period, as defined in the merger agreement, is more than $93.24, unless Stockmen's agrees to accept fewer shares in the merger; and Stockmen's may terminate the merger agreement if the average closing price of Zions stock during the pricing period, as defined in the merger agreement, is less than $68.92, unless Zions agrees to issue additional shares of its common stock to the Stockmen's shareholders in the merger. See "Termination and Termination Fee" below.

Background of the Merger

    During the normal course of its business, the management and board of directors of Stockmen's periodically reviewed and assessed the strategic options of the Company. Consistent with its fiduciary obligations to its shareholders, the board of directors of Stockmen's periodically considered strategic options including strategies to grow and enhance Stockmen's business through internal and external means. Those discussions included analyses of the financial institution merger market on a national and regional basis, the liquidity needs of Stockmen's shareholders, the potential value of the Stockmen's franchise based on current merger market fundamentals, and the potential market value of the Stockmen's stock assuming the execution of its current business plan under various scenarios. The board of directors and management of Stockmen's also routinely discussed the increasing level of competition, continuing consolidation, regulatory burden and related costs and other developments in the financial services industry.

    In February 2005, Farrel Holyoak, President of Stockmen's Bank, met twice with John Gisi, Chairman of the Board of NBA, to informally discuss the prospect of a merger between the two banks. After those discussions and later in the spring of 2005, Harris Simmons, Chief Executive Officer and Chairman of Zions, met with Mr. Holyoak to further express Zions' interest in acquiring Stockmen's and submit a verbal offer. Mr. Holyoak then informed the Stockmen's board of directors of the occurrence and the specifics of the offer. After considering terms of the proposed transaction and the level of consideration offered (which was substantially less than the amount ultimately agreed upon in the merger agreement), the Stockmen's board of directors determined that it was in the best interests of Stockmen's and its shareholders to remain independent at that time. Although Stockmen's board of directors then elected not pursue a partnership, Mr. Holyoak informally maintained his existing relationships with executives from NBA and continued to be familiar with the bank's operating style, culture, and reputation in the Arizona marketplace.

    In light of the growing liquidity needs of Stockmen's shareholders, on April 20, 2006 Stockmen's board of directors met to discuss the increasingly attractive pricing multiples characterizing bank mergers and acquisitions and the projected growth in the Bank's operating markets. After discussion, the board of directors determined that it was in the best interests of Stockmen's and its shareholders to explore the prospect of a combination with a partner. The board of directors concluded that a partnership could provide increased liquidity to Stockmen's shareholders and provide the Bank with access to additional capital to promote future expansion efforts.

    In considering a possible business combination, Stockmen's board of directors decided to retain the investment banking firm Hovde Financial to assist and advise it in exploring such a transaction and if Stockmen’s located a suitable acquirer to issue a fairness opinion with respect to such a transaction. Stockmen's entered into an engagement agreement with Hovde Financial on May 23, 2006.

16

    Hovde Financial evaluated the merger market available to Stockmen's and identified other institutions besides Zions that might be interested in pursuing a business combination with Stockmen's. Hovde Financial informed the Board of their views of the different levels of pricing that could be offered for Stockmen's by potential interested parties. After considering all the information presented, it was determined by the Board that it was in the best interest of Stockmen's and its shareholders to authorize Hovde Financial to approach various potential acquirers to determine the level of interest there may be in acquiring Stockmen's.

    During June 2006, representatives from Hovde Financial worked with Stockmen's management to prepare marketing materials to provide to parties interested in evaluating the benefits of a partnership with Stockmen's. The marketing presentations, along with select Stockmen's public and private financial information, were sent out to thirteen interested parties who had previously signed Confidentiality Agreements. Hovde Financial had extensive conversations with the potential acquirers over the next several weeks and advised all potential acquirers to submit non-binding expressions of interest. Three companies, not including Zions, submitted written non-binding expressions of interest conditioned on a number of factors, including the ability to conduct due diligence. An additional company submitted a verbal indication of interest with similar conditions.

    Concurrent to the process mentioned above during June 2006, Zions, which had not signed a Confidentiality Agreement, continuously reviewed the Stockmen's acquisition opportunity predominantly based on public information. On June 5, 2006, Mr. Simmons of Zions once again met with Mr. Holyoak in Kingman, Arizona to readdress the prospect of a partnership between the two organizations. During the meeting, the two parties discussed integration issues and Mr. Simmons extended a verbal offer in the amount of $205.0 million.

    Hovde Financial held extensive conversations with representatives from Zions during this period of time and requested that Zions submit a written non-binding indication of interest in order to pursue the acquisition. Zions then submitted a non-binding indication of interest on June 29, 2006, executed by Mr. Simmons with an aggregate purchase price of $210.0 million in the form of Zions shares (subject to certain adjustments), conditioned upon approval by Zions' board of directors, regulatory approval, the negotiation of a binding definitive agreement, employment agreements for key personnel, and the completion of due diligence.

    At a meeting held on July 7, 2006, Hovde Financial presented to Mr. Holyoak the five offers (four written and one verbal) submitted by the interested parties to Stockmen's. Keeping in mind the viable option of remaining independent, the presentation included an analysis of the amount and form of consideration offered, integration plans for the acquisition, price protection instruments proposed, board of directors representation, and an evaluation of the reinvestment opportunity for Stockmen’s shareholders related to each of the proposals. The analysis also compared the offers to multiples received on comparable bank transactions. Furthermore, Hovde Financial provided additional feedback received from parties that reviewed the acquisition opportunity on topics including Stockmen's strategic value to a partner and issues limiting franchise value in a strategic partnership. On July 10, 2006, Mr. Holyoak met with Stockmen's board of directors to discuss the offers and Hovde's presentation, and after considering the information provided in the presentation, the board of directors decided to begin the due diligence process and the negotiation of an agreement exclusively with Zions.

    Zions executed a Confidentiality Agreement on the afternoon of July 10, 2006 and was provided marketing material prepared by Hovde Financial which contained certain non-public information. Over the following weeks, Zions reviewed public and private information on Stockmen's, including an onsite review of the Bank's loan portfolio while Stockmen's reviewed public information available on Zions to gain comfort on the reinvestment opportunity in Zions common stock. During this period, Zions expressed a desire to retain Mr. Holyoak as a Regional President of NBA after the merger.

    Stockmen's retained the law firm of Stinson Morrison Hecker LLP as legal counsel in connection with the negotiations with Zions. On August 10, 2006, Duane Morris LLP, special counsel to Zions, provided to Stockmen's and its representatives an initial draft of the merger agreement. During the following weeks, the parties and their representatives continued due diligence and negotiated the terms of the merger agreement and ancillary agreements. The terms of Mr. Holyoak’s employment agreement and non-competition agreement were negotiated; additionally, the parties agreed upon the terms of the change of control agreements and structured a general framework for non-competition agreements with other officers of Stockmen's and Stockmen's Bank during this period.

17

    On September 7, 2006, the board of directors of Stockmen's met to consider the proposed merger with Zions. Representatives of Stinson Morrison Hecker LLP and Hovde Financial participated in the meeting by telephone. Stinson Morrison Hecker LLP provided a review of its memorandum previously distributed to the directors regarding the directors' fiduciary duties in connection with a possible transaction with Zions. Stinson Morrison Hecker LLP also reviewed the proposed merger agreement and ancillary agreements with the directors, which included review of a written summary of the merger agreement previously provided to the directors. Hovde Financial presented a summary of its financial analyses relating to the proposed merger and responded to questions posed by the board of directors. Hovde Financial provided its written opinion that, as of the date of the opinion and based upon and subject to the considerations described in the opinion, the consideration to be received by the holders of common stock in the proposed merger was fair, from a financial point of view, to such holders. The board meeting included, among other things, discussions of the form of consideration to be received by the shareholders of Stockmen's, the termination fee, potential price adjustments, caps and collars, the current stock price of Zions and its dividend history, and the implications to Stockmen’s shareholders, employees and customers. Stockmen's evaluated the information provided in the presentation made by Hovde Financial and its fairness opinion that was presented and approved by the board of directors as written. After due deliberations, the board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable to, fair to and in the best interests of Stockmen's and its shareholders and voted unanimously to approve the terms of the merger agreement and the merger.

The proposed merger was approved by the board of directors of Zions on July 22, 2006.

The parties entered into the agreement and plan or reorganization on September 8, 2006.

On September 11, 2006, a joint press release was issued before the open of trading of Zions’ stock announcing the transaction.

      On September 25, 2006, the parties entered into an amendment to the agreement and plan of reorganization to address the sale by Stockmen's Bank of much of its securities portfolio and to clarify certain matters in the agreement.

Recommendation of the Stockmen's Board and Stockmen's Reasons for the Merger

Our board believes that the merger is fair to, and in the best interests of, Stockmen's and our shareholders. Accordingly, our board has unanimously approved the merger agreement and recommends that Stockmen's shareholders vote FOR the approval of the merger agreement.

    At a special meeting held on September 7, 2006, our board of directors determined that the terms of the merger agreement were in the best interests of Stockmen's and its shareholders and that ample consideration was to be received such that the merger was fair to Stockmen's shareholders. In the course of reaching its decision to approve the merger agreement, our board of directors consulted with Hovde Financial, our financial advisor, and Stinson Morrison Hecker LLP, our legal counsel. In reaching our determination, our board of directors considered a number of factors, including, without limitation, the following:

•  the total dollar amount of the consideration being paid and the terms of the consideration, including the form of the consideration and the ability of our shareholders to reinvest in Zions common stock;
•  the potential adjustments to the aggregate purchase price in connection with changes in Stockmen's investment portfolio and capital levels as well as positive or negative changes in Zions' stock price;
•  the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay;
•  the opinion of Hovde Financial, Inc. that the consideration to be received by Stockmen's shareholders in the merger is fair from a financial point of view;
•  the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed acquisition by Zions;
•  the consideration offered by Zions compared to the standalone present value of Stockmen's using forecasted earnings growth and other market assumptions;
•  the alternatives of Stockmen's continuing as an independent community bank or combining with other potential merger partners versus the determination that the merger with Zions presented the best opportunity for maximizing shareholder value;
•  information concerning Zions' financial condition, results of operations and business prospects as well as Zions' demonstrated ability of completing bank acquisitions on the terms and within the timeframes initially agreed upon by the parties;
•  the expectation that Stockmen's shareholders would have the opportunity to continue to participate in the growth of the combined company and would also greatly benefit from the significantly greater liquidity of the trading market for Zions' common stock;
•  that Zions has historically paid cash dividends on its common stock;

18

•  Zions' operating philosophy as a community-oriented bank holding company operating in similar and nearby geographic markets, with a customer service focus that is consistent with Stockmen's philosophy;
•  the potential balance sheet and earnings growth of the combined company due to Zions' successful history as a growth oriented organization with a focused presence in markets with favorable demographics;
•  the opportunity to realize savings in expenses through the combination of overlapping and redundant processes through the combination of the two entities and the benefits of economies of scale realized with regard to regulatory and market pressures;
•  the determination that a business combination with Zions would extend Stockmen's lending capabilities and increase the range of financial products and services available to Stockmen's customers;
•  the terms and conditions of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations and the limited ability of the parties to terminate the merger agreement;
•  the work that Hovde Financial had done to entertain offers from potential acquirers;
•  provisions in the merger agreement permitting Stockmen's board of directors, in the exercise of its fiduciary duties to Stockmen's and its shareholders under applicable Arizona law, to furnish information, and enter into discussions, in connection with an alternative proposal that constitutes a superior proposal, subject to conditions specified in the merger agreement;
•  provisions in the merger agreement permitting Stockmen’s board of directors, in the exercise of its fiduciary duties to Stockmen's and its shareholders under applicable Arizona law, to terminate the merger agreement in favor of an alternative proposal, taking into account that Stockmen's would be required to pay Zions liquidated damages as a termination fee;
•  the fact that the merger agreement would be subject to approval by the holders of a majority of Stockmen's issued and outstanding common stock; and
•  the ability of shareholders who may not support the merger to obtain "fair value" for their shares if they properly perfect and exercise their dissenters' rights under Chapter 13 of the Arizona Business Corporation Act.

In the course of its deliberations, our board of directors also considered a variety of potentially countervailing factors in its deliberations concerning the merger, including the following:
•  the fact that Stockmen's will no longer continue as an independent company owned by the shareholders;
•  the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on Stockmen's employees, customers and relationships with third parties;
•  the conditions to Zions' obligation to complete the merger and the right of Zions to terminate the merger agreement in certain circumstances;

•  the risk that the merger might not receive all necessary regulatory approvals and clearances to complete the merger;

•  that the termination fee provisions in the merger agreement could have the effect of discouraging superior proposals for a business combination between Stockmen's and third parties; and

•  the fact that, pursuant to the merger agreement, Stockmen's is subject to a number of restrictions on the conduct of its business prior to consummation of the merger.

    The foregoing discussion in this section of the information and factors considered by our board of directors is not intended to be exhaustive but is believed to include all material factors that our board considered. In reaching its determination to approve and recommend the transaction, our board based its recommendation on the totality of the information presented to it, and did not assign any relative or specific weights to the factors considered. In reaching that determination, individual directors may have given differing weights to different factors. After deliberating with respect to the merger transaction with Zions, considering, among other things, the matters discussed above and the opinion of Hovde Financial referred to above, our board of directors unanimously approved and adopted the merger agreement and the merger with Zions as being in the best interests of Stockmen's and its shareholders.

For the reasons cited above, our board of directors unanimously approved the merger agreement and believes the merger is fair to, and is in the best interests of, our shareholders. Accordingly, our board unanimously recommends that our shareholders vote "FOR" approval of the merger agreement.

19

Zions' Reasons for the Merger

Zions considers the merger with Stockmen's to be advantageous to it for a number of reasons. The merger with Stockmen's allows Zions and NBA to expand their operations into new and developing community markets within Arizona and California. Also, the composition of Stockmen's statement of condition blends well with that of NBA because Stockmen's has more deposits than loans and NBA has more loans than deposits. Combining these balance sheets permits the surplus deposits at Stockmen's to be deployed to fund higher-earning assets, and allows NBA access to additional lower-cost deposits to fund its loan pipeline. Additionally, with the enhanced technologies and services offered through Zions and its affiliates, customers of Stockmen's will be afforded a wider variety of products and services, which Zions expects to lead to profitable opportunities for NBA. Stockmen's was built on a platform of long-term customer relationships, and the introduction of Zions' products and services is expected to help to reinforce these relationships.

Opinion of Stockmen's Financial Advisor

Hovde Financial has delivered to the Board of Directors of Stockmen's its opinion that, based upon and subject to the various considerations set forth in its written opinion dated September 7, 2006, the total transaction consideration to be paid to the shareholders of Stockmen's is fair from a financial point of view as of that date. In requesting Hovde's advice and opinion, no limitations were imposed by Stockmen's upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of Hovde's opinion, dated September 7, 2006, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached to this document as Appendix B. Stockmen's shareholders should read this opinion in its entirety.

Hovde Financial is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other purposes. As a specialist in securities of financial institutions, Hovde has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. Stockmen's board of directors selected Hovde Financial to act as its financial advisor in connection with the merger on the basis of the firm's reputation and expertise in transactions such as the merger.

    Hovde will receive a fee from Stockmen's for performing a financial analysis of the merger and rendering a written opinion to the Board of Directors of Stockmen's as to the fairness, from a financial point of view, of the merger to Stockmen's shareholders.

Hovde Financial's opinion is directed only to the fairness, from a financial point of view, of the total transaction consideration, and, as such, does not constitute a recommendation to any Stockmen's shareholder as to how the shareholder should vote at the Stockmen's shareholder meeting. The summary of the opinion is qualified in its entirety by reference to the full text of the opinion.

    The following is a summary of the analyses performed by Hovde in connection with its fairness opinion. Certain of these analyses were confirmed in a presentation to the Stockmen's board by Hovde Financial. The summary set forth below does not purport to be a complete description of either the analyses performed by Hovde in rendering its opinion or the presentation delivered by Hovde to the Stockmen's board, but it does summarize all of the material analyses performed and presented by Hovde.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Hovde Financial did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Hovde Financial may have given various analyses more or less weight than other analyses. Accordingly, Hovde Financial believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in its report to the Stockmen's board and its fairness opinion.

    In performing its analyses, Hovde Financial made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Stockmen's and Zions. The analyses performed by Hovde Financial are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Hovde Financial's analysis of the fairness of the transaction consideration, from a financial point of view, to Stockmen's shareholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde Financial's opinion does not address the relative merits of the merger as compared to any other business combination in which Stockmen's might engage. In addition, as described above, Hovde Financial's opinion to the Stockmen's board was one of many factors taken into consideration by the Stockmen's board in making its determination to approve the merger agreement.

20

    During the course of its engagement, and as a basis for arriving at its opinion, Hovde Financial reviewed and analyzed material bearing upon the financial and operating conditions of Stockmen's and Zions and material prepared in connection with the merger, including, among other things, the following:

•	the merger agreement;

•	certain historical publicly available information concerning Stockmen's and Zions;

•	the nature and terms of recent merger transactions; and

•	financial and other information provided to Hovde Financial by the management of Stockmen's

    Hovde Financial conducted meetings and had discussions with members of senior management of Stockmen's for purposes of reviewing the future prospects of Stockmen's. Hovde Financial also took into account its experience in other transactions, as well as its knowledge of the commercial banking industry and its general experience in securities valuations.

    In rendering its opinion, Hovde Financial assumed, without independent verification, the accuracy and completeness of the financial and other information and relied upon the accuracy of the representations of the parties contained in the merger agreement. Hovde Financial also assumed that the financial forecasts furnished to or discussed with Hovde Financial by Stockmen's were reasonably prepared and reflected the best currently available estimates and judgments of senior management of Stockmen's as to the future financial performance of Stockmen's. Hovde Financial has not made any independent evaluation or appraisal of any properties, assets or liabilities of Stockmen's. Hovde Financial assumed and relied upon the accuracy and completeness of the public and non-public financial information provided to it by Stockmen's and Zions, relied upon the representations and warranties of Stockmen's and Zions made pursuant to the merger agreement, and did not independently attempt to verify any of such information.

    Analysis of Selected Mergers. As part of its analysis, Hovde reviewed three groups of comparable merger transactions. The first peer group included transactions, which have occurred since January 1, 2000, that involved banks in the United States that had total assets between $700.0 million and $2.5 billion where the consideration was in the form of stock (the "United States Merger Group"). This United States Merger Group consisted of the following 22 transactions:

Buyer	Seller
Umpqua Holdings Corp. (OR)	Western Sierra Bancorp (CA)
BB&T Corp. (NC)	Main Street Banks Inc. (GA)
Community Banks Inc. (PA)	PennRock Financial Services (PA)
Umpqua Holdings Corp. (OR)	Humboldt Bancorp (CA)
Sky Financial Group Inc. (OH)	Second Bancorp Inc. (OH)
Banknorth Group Inc. (ME)	CCBT Financial Cos. (MA)
Fulton Financial Corp. (PA)	Resource Bankshares Corp. (VA)
South Financial Group Inc. (SC)	MountainBank Financial Corp. (NC)
NBT Bancorp Inc. (NY)	CNB Financial Corp. (NY)
F.N.B. Corp. (FL)	Promistar Financial Corp. (PA)
WesBanco Inc. (WV)	American Bancorp. (WV)
Fulton Financial Corp. (PA)	Drovers Bancshares Corp. (PA)
Zions Bancorp. (UT)	Eldorado Bancshares (CA)
BB&T Corp. (NC)	Century South Banks Inc. (GA)
Park National Corp. (OH)	Security Banc Corp. (OH)
Fifth Third Bancorp (OH)	Capital Holdings Inc. (OH)
Valley National Bancorp (NJ)	Merchants New York Bancorp (NY)
Compass Bancshares Inc. (AL)	FirsTier Corporation (CO)
BB&T Corp. (NC)	BankFirst Corp. (TN)
BB&T Corp. (NC)	FCNB Corp. (MD)
Wells Fargo & Co. (CA)	Brenton Banks Inc. (IA)
Carolina First Corp. (SC)	Anchor Financial Corp. (SC)

21

Hovde also reviewed comparable mergers involving banks in the Western United States in all stock transactions that had total assets between $500.0 million and $3.5 billion which have occurred since January 1, 2000 (the "Western U.S. Merger Group"). This Western U.S. Merger Group consisted of the following 7 transactions:

Buyer	Seller
Placer Sierra Bancshares (CA)	Southwest Community Bancorp (CA)
Umpqua Holdings Corp. (OR)	Western Sierra Bancorp (CA)
Umpqua Holdings Corp. (OR)	Humboldt Bancorp (CA)
Wells Fargo & Co. (CA)	Pacific Northwest Bancorp (WA)
Greater Bay Bancorp (CA)	SJNB Financial Corp. (CA)
Zions Bancorp. (UT)	Eldorado Bancshares (CA)
U.S. Bancorp (MN)	Scripps Financial Corp. (CA)

In addition, Hovde also reviewed the complete transaction history of comparable mergers involving banks headquartered in the state of Arizona (the "Arizona Merger Group") with total assets greater than $100.0 million, which have occurred since January 1, 1982. This Arizona Merger Group consisted of the following 9 transactions:

Buyer	Seller
BOK Financial Corp. (OK)	Valley Commerce Bancorp (AZ)
Compass Bancshares Inc. (AL)	Founders Bank of Arizona (AZ)
Zions Bancorp. (UT)	County Bank (AZ)
Compass Bancshares Inc. (AL)	Arizona Bank (AZ)
Zions Bancorp. (UT)	Southern Arizona Bancorp, Inc. (AZ)
First Interstate Bancorp (CA)	Chase Bank of Arizona (AZ)
Zions Bancorp. (UT)	Rio Salado Bancorp, Inc. (AZ)
Zions Bancorp. (UT)	National Bncp of Arizona Inc. (AZ)
Bank One Corp. (IL)	Valley National Corporation (AZ)

Hovde Financial calculated the medians and averages of the following relevant transaction ratios in the United States Merger Group, the Western U.S. Merger Group and the Arizona Merger Group: the multiple of the offer value to the acquired company's earnings for the twelve months preceding the announcement date of the transaction; the tangible book value premium to core deposits; the multiple of the offer value to the acquired company's tangible book value; and the multiple of the offer value to the acquired company's book value. Hovde Financial compared these multiples with the corresponding multiples for the merger, valuing the total consideration that would be received pursuant to the merger agreement at approximately $208.5 million, or $598.62 per Stockmen's fully diluted common share, based on Zions' trading price of $81.08, the twenty day average price per share as of August 30, 2006. In calculating the multiples for the merger, Hovde used Stockmen's earnings for the twelve months ended June 30, 2006, and Stockmen's balance sheet information as of June 30, 2006. The results of this analysis are as follows:

22

Offer Value to:

		Ratio of Tangible
		Book Value
	12 months	Premium to		Tangible
	Preceding Earnings	Core Deposits	Book Value	Book Value
	(x)	(%)	(%)	(%)

Stockmen's Bancorp, Inc.	17.5	15.5	331.4	345.8

United States Merger Group median	19.9	19.1	243.8	277.0
United States Merger Group average	19.9	21.4	257.4	294.3

Western U.S. Merger Group median	18.3	20.8	245.6	311.8
Western U.S. Merger Group average	17.9	20.5	246.6	315.7

Arizona Merger Group median	17.5	16.2	285.6	285.6
Arizona Merger Group average	19.2	17.0	310.7	311.5

    Discounted Cash Flow Analysis. Hovde Financial estimated the present value of all shares of Stockmen's common stock by estimating the value of Stockmen's estimated future earnings stream beginning in 2006. Reflecting Stockmen's internal projections and Hovde Financial estimates, Hovde Financial assumed net income in 2006, 2007, 2008, 2009 and 2010 of $13.5 million, $16.0 million, $17.6 million, $19.3 million, and $21.3 million, respectively. The present value of these earnings was calculated based on a range of discount rates between 13.0% and 16.0%. In order to derive the terminal value of Stockmen's earnings stream beyond 2010, Hovde assumed a terminal value based on a multiple of between 13.5x and 17.5x applied to free cash flows in 2010. The present value of this terminal amount was then calculated based on the range of discount rates mentioned above. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Stockmen's common stock. This analysis and its underlying assumptions yielded a range of value for all the shares of Stockmen's stock of approximately $147.0 million (at a 16.0% discount rate and a 13.5x terminal multiple) to $213.9 million (at a 13.0% discount rate and a 17.5x terminal multiple) with a midpoint of $178.6 million (using a 14.5% discount rate and a 15.5x terminal multiple), compared to total merger consideration of approximately $208.5 million.

    Contribution Analysis. Hovde Financial prepared a contribution analysis showing percentages of total assets, total net loans, total deposits, total common equity, and total tangible equity at June 30, 2006 for Stockmen's and for Zions, and actual twelve months preceding earnings that would be contributed to the combined company on a pro-forma basis by Stockmen's and Zions. The offer analysis indicated that holders of Stockmen's common stock would own approximately 2.40% of the pro forma common shares outstanding of Zions, while contributing a median of 2.32% of the financial components listed above.

Stockmen's
Contribution
To Zions

Total assets	2.61%
Total net loans	2.01%
Total deposits	3.17%
Total equity	1.40%
Total tangible equity	2.46%
Net income - LTM	2.18%

Median Stockmen's Contribution Percentage	2.32%
Actual Stockmen's Pro Forma Ownership	2.40%

23

Comparable Company Analysis. Using publicly available information, Hovde Financial compared the financial performance and stock market valuation of Zions with the following publicly traded peers with comparable market values with assets as of June 30, 2006:

Company Name (Ticker)	Assets ($mm)
City National Corporation (CYN)	14,477
Colonial BancGroup, Inc. (CNB)	23,011
Comerica Incorporated (CMA)	57,080
Commerce Bancorp, Inc. (CBH)	43,436
Compass Bancshares, Inc. (CBSS)	33,613
Huntington Bancshares Incorporated (HBAN)	36,266
M&T Bank Corporation (MTB)	56,507
Marshall & Ilsley Corporation (MI)	54,419
Regions Financial Corporation (RF)	86,063
Synovus Financial Corp. (SNV)	30,527
UnionBanCal Corporation (UB)	50,800

Indications of such financial performance and stock market valuation included profitability measures, earnings composition, operating and performance metrics, loan portfolio compositions, deposit compositions, yield and cost analysis, capital adequacy, asset quality, and reserve adequacy, all based on financial information as of June 30, 2006 and, where relevant, closing stock market information as of September 5, 2006. Selected market information for Zions and the group of comparable companies that was analyzed is provided below.

	Stock Price	Price/ TBV (%)	Price/ Book (%)	Price/ LTM EPS (x)	Div. Yield (%)	Mkt. Cap ($mm)	Inside Ownership (%)
Zions	$79.28	353.9	190.0	15.0	1.820	8,457.4	4.27
Comparable Company Average		317.4	217.2	15.2	2.871	8,705.0	6.17

	ROAE (%)	ROAA (%)	Tangible Equity Ratio (%)	Net Interest Margin (%)	Efficiency Ratio (%)	NPAs/ Average Assets (%)	Reserves/NPAs (%)
Zions	13.17	1.33	5.54	4.63	54.36	0.23	338.62
Comparable Company Average	15.16	1.44	6.75	3.88	59.26	0.29	332.68

    Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the transaction consideration was fair from a financial point of view to Stockmen's shareholders.

Stockmen's and Hovde Financial have entered into an agreement relating to the services to be provided by Hovde Financial in connection with the merger. Stockmen's agreed to pay Hovde Financial fees as follows: a cash fee of $200,000 for evaluating the transaction and performing a financial analysis of the merger and rendering a written opinion to the board of directors of Stockmen's as to the fairness of the consideration to be paid in the merger to Stockmen's shareholders, from a financial point of view, and, at the time of closing, a cash fee of approximately $2.4 million. Pursuant to the Hovde Financial engagement agreement, Stockmen's has also agreed to reimburse Hovde Financial for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

Interests of Officers and Directors in the Merger That Are Different from Your Interests

    In considering the recommendations of our board with respect to the merger, our shareholders should be aware that our officers and directors have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. As described below, Mr. Farrel Holyoak, our President, will enter into an agreement relating to his employment with NBA that will provide employment for him following the merger. Our board was aware of these interests and considered them, among many other matters, in approving the merger agreement and the matters contemplated by the merger agreement, including the merger.

24

As of the record date, various of our directors, executive officers and their affiliates owned an aggregate of approximately 162,919 shares or approximately 46.72% of our outstanding common stock. Under the terms of the merger agreement, our directors, executive officers and their affiliates will receive the same consideration for their shares of our common stock as our other shareholders will receive in the merger for their shares of common stock.

    Stockmen's Shareholder Voting Agreements. When the parties signed the merger agreement, eleven shareholders of Stockmen's who hold in the aggregate approximately 46.72% of our issued and outstanding common stock entered into voting agreements with Zions. Of these eleven shareholders of Stockmen's, four are members of or associated with the Becker family, four are associated with the Lingenfelter family, and two are a member of or associated with the Holyoak family. Under the voting agreements, these shareholders agreed:

•
to vote all of the shares of Stockmen's common stock they own beneficially, and over which they control the voting power, in favor of the merger agreement and the merger at any meeting of our shareholders called to consider and vote on the merger;

•
not to vote in favor of any transaction or agreement that would assist or facilitate the acquisition of control of Stockmen's or its subsidiaries or any substantial portion of its or its subsidiaries' assets by any person other than Zions;

•
not to sell or otherwise transfer any of their shares of our common stock to any person seeking to obtain control of Stockmen's other than to Zions or to any other transferee unless the transferee agrees to be bound by the voting agreement; and

•
to refrain from soliciting or, subject to any fiduciary duty owed by these shareholders to Stockmen's shareholders, negotiating or accepting any offer of merger, consolidation or acquisition of any of the shares or all or substantially all of the assets of Stockmen's or Stockmen's Bank.

The voting agreements, however, will not prohibit or otherwise interfere with the actions of any of the signing shareholders in their capacity as directors of Stockmen's or Stockmen's Bank.

Farrel Holyoak Employment Agreement. Under the terms of the merger agreement, Farrel Holyoak, our president and chief operating officer and the president and CEO of Stockmen's Bank, will enter into an employment agreement with NBA effective at the effective time of the merger. Under his employment agreement, Mr. Holyoak will serve as a Regional President of NBA for a term ending on the first anniversary of the effective time of the merger, unless extended for an additional year by written agreement of Mr. Holyoak and NBA. Mr. Holyoak will receive a salary at an annualized rate of $250,000 and will also receive other benefits including reimbursement for travel and other expenses, and will participate in NBA's various employee benefits plans such as medical insurance plans, disability insurance plans, accidental death or dismemberment insurance plans, life insurance plans and retirement plans.

After the first anniversary of his commencing employment with NBA, if Mr. Holyoak continues in NBA's employ through that date, he shall be entitled to a one-time bonus of $50,000, which will be payable on or before the first March 15 following the first anniversary of his employment with NBA.

If Mr. Holyoak's employment is terminated by NBA without cause, as that term is defined in the employment agreement, Mr. Holyoak would be entitled to continue to receive his salary at an annualized rate of $250,000 until the first anniversary of the commencement of his employment with NBA.

    Non-Competition Agreements. Mr. Holyoak, our President, will enter into a non-competition agreement with NBA at the effective time of the merger. The terms and conditions of the non-competition agreement with Mr. Holyoak have not yet been finalized, and therefore remain subject to change. However, the compensation payable to Mr. Holyoak under his non-competition agreement will not be greater than the amount disclosed below. In connection with his agreement, Mr. Holyoak will agree, for a period beginning with the termination of his employment with NBA and ending on the third anniversary following the date when Mr. Holyoak ceases to be employed by NBA for any reason, that he will be subject to a non-competition covenant:

•	not to engage in the banking business within the market area, as defined in these agreements, other than for Zions, NBA or their affiliates;

25

•
not to directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any entity engaged in the banking, lending or financing business within the market area other than Zions, NBA or their affiliates; and

•
not to directly or indirectly solicit or hire or intentionally cause any employee, officer or director of NBA or its affiliates to engage in any of the above actions that these officers are prohibited from doing.

The non-competition agreement defines "market area" as anywhere within ten miles of any existing office or branch of Stockmen's Bank or NBA in Arizona.

The proposed non-competition agreement with Mr. Holyoak provides that if Mr. Holyoak performs his duties in conformance with the non-competition agreement, including the confidentiality provisions, then within 20 business days following each anniversary of the termination of his employment with NBA, NBA will pay Mr. Holyoak additional compensation, as established in his non-competition agreement. Under his proposed non-competition agreement, Mr. Holyoak would receive, assuming his compliance with the agreement, $622,437.

NBA is also in discussions with five other officers of Stockmen's Bank regarding non-competition agreements. Involved in the discussions are James Walker, Senior Credit Officer of Stockmen's Bank, Jeff Duncan, Chief Financial Officer of Stockmen's, William Kitchen, a regional manager of Stockmen's Bank, Vance Miller, a regional manager of Stockmen's Bank and Gary Jay, a regional manager of Stockmen's Bank. The terms and conditions of these non-competition agreements have not yet been finalized; however, the compensation which may be payable to each of these Stockmen's officers following termination of their respective employment, and assuming full compliance with the requirements of the agreements, will not be greater, and may be less, than the respective amounts presented below. As the discussions currently stand, the non-competition agreements provide that if they perform their respective duties under their respective agreements, Mr. Walker will be entitled to receive $159,740 following the termination of his employment; Mr. Duncan will be entitled to receive $198,633 following the termination of his employment; Mr. Kitchen will be entitled to receive $154,997 following the termination of his employment; Mr. Miller will be entitled to receive $164,636 following the termination of his employment; and Mr. Jay will be entitled to receive $42,000 following the termination of his employment.

    Change in Control Agreements. Stockmen's is expected to enter into Change in Control Agreements with Farrel Holyoak, Director and President and Chief Operating Officer of Stockmen's, James Walker, Senior Credit Officer of Stockmen's Bank, Jeff Duncan, Chief Financial Officer of Stockmen's, William Kitchen, regional manager of Stockmen's Bank, and Gary Jay, a regional manager of Stockmen's Bank, under which those executives will receive payments in the event of a change of control of Stockmen's or Stockmen's Bank. Upon completion of the merger, it is expected that Stockmen's will be required to make change in control payments to those five executive officers of Stockmen's Bank in the aggregate amount of $1,407,192. It is expected that Mr. Holyoak will receive a payment under his Change in Control Agreement of $829,563; Mr. Walker will receive a payment of $197,260; Mr. Duncan will receive a payment of $105,367; Mr. Kitchen will receive a payment of $200,003; and Mr. Jay will receive a payment of $75,000.

Supplemental Executive Retirement Plan. Completion of the merger, which will constitute a change in control of Stockmen's under The Stockmen's Bank Supplemental Executive Retirement Plan, will trigger an acceleration and enhancement of benefits and vesting schedules for ten officers and directors of Stockmen's under the SERP. These officers and directors, Farrel Holyoak, Tod Becker, William Becker, Jeff Duncan, Tom Dobbins, Gary Jay, Colleen Kirby, William Kitchen, Vance Miller and James Walker, will receive payments under the SERP upon a change of control. Following completion of the merger, these officers of Stockmen's will receive a total of $2,303,519 in additional payments under the SERP. All ten officers and directors will receive following completion of the merger SERP benefits totaling $3,412,373 (including the $2,303,519 referenced in the previous sentence), which reflect enhanced benefits because of the change in control and amounts they would otherwise be entitled to under the SERP without a change of control. The ten individuals receiving these payments under the SERP following completion of the merger are as follows:

Individual and Title	SERP Benefit Prior to Change in Control	Additional Payment under SERP After Change in Control	Total SERP Payment
Farrel Holyoak, Director, President and Chief Operating Officer of Stockmen's	$340,767	$587,174	$927,941
Tod Becker, Director of Stockmen's	$126,328	$281,860	$408,188
William Becker, Director of Stockmen's	$129,730	$158,685	$288,415
Jeff Duncan, Chief Financial Officer of Stockmen's	$40,420	$198,893	$239,313
Tom Dobbins, Human Resources Director of Stockmen's Bank	$79,676	$79,676	$159,352
Gary Jay, a Regional Manager of Stockmen's Bank	$148,915	$148,915	$297,830
Colleen Kirby, Director of Stockmen's	$67,988	$125,251	$193,239
William Kitchen, a Regional Manager of Stockmen's Bank	$84,970	$260,089	$345,059
Vance Miller, a Regional Manager of Stockmen's Bank	$-0-	$196,425	$196,425
James Walker, Senior Credit Officer of Stockmen's Bank	$90,060	$266,551	$356,611
Total	$1,108,854	$2,303,519	$3,412,373

26

    1997 Stock Option Plan. The merger agreement provides that within 60 days after the date of the merger agreement the Compensation Committee of our board of directors shall cancel, as of the day before the effective time of the merger, all of the stock options that are then outstanding under the 1997 Plan and permit each holder of stock options granted under the 1997 Plan to exercise the stock options that he or she holds for a reasonable period prior to the effective date of the cancellation. Stock options not exercised prior to the effective time of the merger will be canceled. Because all stock options under the 1997 Plan have been exercised, there are no stock options outstanding as of the date of this proxy statement/prospectus.

    Indemnification of Our Officers and Directors. The merger agreement provides that, after the effective time of the merger, Zions will defend and hold harmless the present and former directors and officers of Stockmen's and Stockmen's Bank against all costs or expenses, judgments, fines, losses, claims, damages or liabilities as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions by the director or officer that occurred prior to the merger, to the same extent that these persons are indemnified or have the right to advancement of expenses under the organizational documents and indemnification agreements with Stockmen's and Stockmen's Bank that are in effect on the date of the merger agreement.

Management of NBA Following the Merger

Under the terms of the merger agreement, Mr. Holyoak, our president and chief operating officer and president and CEO of Stockmen's Bank, will enter into an employment agreement with NBA Bank. See "Interests of Officers and Directors in the Merger That Are Different from Your Interests," above. Following the merger, Mr. Holyoak will serve as a Regional President of NBA.

Accounting Treatment

Zions will account for the merger as a purchase. Zions will make a determination of the fair value of Stockmen's assets and assumed liabilities in order to allocate the purchase price of the assets acquired and liabilities assumed. To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Zions may record goodwill. After the merger, Zions will include the results of Stockmen's operations in its consolidated results of operations.

Dissenters' Rights

    Under Arizona law, our shareholders are entitled to assert their dissenters' rights in connection with the merger. The Arizona Business Corporation Act permits a shareholder to dissent to a merger and to receive cash equal to the fair value for that shareholder's shares in accordance with the procedures established by Arizona law. Our shareholders will be entitled under Arizona law to exercise their dissenters' rights with respect to the merger agreement. Because exercise and preservation of dissenters' rights are conditioned on strict observance of the applicable section of the Arizona Business Corporation Act, each of our shareholders who might wish to exercise his or her dissenters' rights should consult and strictly observe the Arizona statute, a copy of which we attach as Appendix C to this document. Failure by a shareholder to follow the statutory provisions precisely may result in loss of that shareholder's dissenters' rights under Arizona law. See "Rights of Dissenting Shareholders" and Appendix C to this document, where we set forth the statutory provisions.

27

Inclusion of Zions' Common Stock on the Nasdaq Global Select Market

    A condition to completing the merger requires that the Nasdaq shall have authorized the shares of Zions common stock to be issued in the merger to the former Stockmen's shareholders for inclusion on the Nasdaq Global Select Market. Zions has agreed to use its commercially reasonable efforts to cause the subject shares to be listed on the Nasdaq Global Select Market.

Dividends

    After the merger, Zions, subject to approval and declaration by the Zions board, plans to continue its current cash dividend policy and declare regularly scheduled quarterly cash dividends on the shares of its common stock consistent with Zions' past practices. The current annualized rate of cash dividends on the shares of Zions common stock is $1.44 per share.

    We have agreed not to declare or pay any cash or property dividends except for customary periodic cash dividends in accordance with our past practice and in per share amounts not in excess of the rate paid during the fiscal quarter immediately preceding the date of the merger agreement and at intervals that are not more frequent than past practice. The right of the holders of our common stock to receive dividends from us will end upon the completion of the merger when our separate corporate existence will cease. See "Price Range of Common Stock and Dividends."

    The merger agreement provides that, beginning with the first quarter of 2007, Stockmen's will coordinate its dividend payments with those of Zions so that none of our shareholders receives more or less than one dividend payment in any quarter with respect to any shares of our common stock and shares of Zions common stock into which our shares are converted.

Additionally, under the merger agreement, if the effective time of the merger is after March 1, 2007, then Stockmen's may declare a special cash dividend in the aggregate amount of (1) the actual consolidated undistributed after-tax earnings of Stockmen's, determined in accordance with GAAP, for each whole calendar month between March 1, 2007 and the business day before the effective time, using an assumed effective tax rate of 33.23 percent and (2) for the period between the last whole calendar month before the effective time of the merger and the business day before the effective time, the product of such number of days in that period and 1/365th of the consolidated after-tax earnings of Stockmen's in 2006, determined in accordance with GAAP. Payment of this special dividend is not permitted under the merger agreement if the failure of the merger to occur on or before March 1, 2007 is due to delay by Stockmen's or any subsidiary of Stockmen's.

Exchange of Stockmen's Certificates; Payment of Cash for Fractional Shares

As of the effective time, Zions will deliver to the exchange agent, Zions First National Bank, certificates representing the shares of Zions common stock that are issuable in connection with the merger in exchange for shares of Stockmen's common stock. At the closing of the merger, the exchange agent will deliver shares of Zions common stock to those former shareholders of Stockmen's or their agents who duly surrender their shares of Stockmen's common stock and other transmittal materials to the exchange agent pursuant to applicable instructions.

Zions will cause the exchange agent to send transmittal materials to all other former shareholders of Stockmen's. The transmittal materials will inform these former Stockmen's shareholders of the procedures for them to exchange their certificates representing Stockmen's common stock for certificates representing shares of Zions common stock due to them in the merger. The exchange agent will deliver to the holders of Stockmen's common stock who surrender their certificates to the exchange agent, together with properly executed transmittal materials and any other required documentation, certificates representing the number of shares of Zions common stock to which these shareholders are entitled.

    Zions will not issue any fractional shares. Instead, Zions will pay each holder of Stockmen's common stock who would otherwise be entitled to a fractional share of Zions common stock an amount in cash, without interest, calculated by multiplying such fraction by the average of the last sales price of Zions common stock as reported in the Wall Street Journal during the twenty consecutive trading days on which shares of Zions are actually traded on the Nasdaq Global Select Market ending on and including the trading day that is the eighth business day preceding the effective time of the merger.

    Until properly surrendering their certificates, holders of unexchanged shares of our common stock will not be entitled to receive any dividends or distributions with respect to Zions common stock. After surrender of the certificates representing our common stock, the record holder of those shares will be entitled to receive any dividends or other distributions, without interest, which had previously become payable with respect to shares of Zions common stock represented by that certificate.

28

Representations and Warranties

The merger agreement contains representations and warranties made by Zions and/or Stockmen's relating to the following matters:

•	due organization, corporate power, good standing and due registration of Zions and Stockmen's as a bank holding company;

•	due organization, corporate power and good standing of NBA and Stockmen's Bank;

•	capital structure;

•	subsidiaries;

•	corporate power and authority to conduct business, own or lease properties and assets and enter into the merger agreement and related transactions;

•	non-contravention of certain organizational documents, agreements or governmental orders;

•	reports and other documents filed with the SEC and certain bank holding company and bank regulatory authorities, and the accuracy of the information contained in the documents;

•	consolidated financial statements;

•	consolidated net worth;

•	internal controls;

•	examinations by bank regulatory agencies;

•	undisclosed liabilities;

•	litigation and regulatory action;

•	compliance with laws;

•	material contracts;

•	contractual defaults;

•	brokers and financial advisers;

•	tax and accounting matters;

•	environmental matters;

•	affiliates;

•	absence of certain material changes and events;

•	required regulatory approvals;

•	fairness opinion;

•	employee benefit plans; and

•	deposit insurance.

29

The representations and warranties described above and included in the merger agreement were made by each of Zions and Stockmen's to the other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Zions and Stockmen's in connection with negotiating the terms of the merger agreement, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, and may have been included in the merger agreement for the purpose of allocating risk between Zions and Stockmen's rather than to establish matters as facts. The merger agreement is described in, and included as an annex to, this proxy statement/prospectus only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Stockmen's, Zions or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. See "Documents Incorporated by Reference" on page __.

Conduct of Business Pending Completion of the Merger

The merger agreement contains various covenants and agreements that govern Zions' and Stockmen's actions prior to the effective time of merger. However, the following covenants and agreements may be waived by the party or parties entitled to the benefit of the particular covenant or agreement:

Conduct of Business. We have agreed that we and Stockmen's Bank will carry on our business and manage our assets and properties diligently and substantially in the same manner as prior to entering into the merger agreement and use our respective commercially reasonable efforts to preserve intact our respective business organizations, to keep available the services of our respective employees, and to preserve our present relationships with customers and others having business dealings with us.

Capital Stock. We have agreed to restrictions on our ability to authorize, issue or make any distribution of our capital stock, or grant any options to acquire additional securities, or declare or distribute any stock dividend or authorize a stock split. We have agreed not to make any direct or indirect redemption, purchase or other acquisition of our capital stock.

Dividends. We have agreed not to declare or pay any dividend except for customary periodic cash dividends in amounts not exceeding the rate paid during the fiscal quarter immediately preceding the date of the merger agreement and at intervals not more frequent than past practice. In addition, we have agreed that we will coordinate with Zions the declaration of any cash dividends with respect to our common stock and the record dates and payment dates of those dividends (except for a special dividend if closing of the merger is after March 1, 2007).

Compensation; Employment Agreements; Benefit Plans. We have agreed not to:

•
increase in any manner the compensation or fringe benefits of any employee or enter into any agreement to increase in any manner the compensation or fringe benefits of any employee, except for increases in the ordinary course of business, which together with all other compensation rate increases do not exceed 4½% of the aggregate payroll as of June 30, 2006;

•
pay or obligate ourselves to pay any bonus to any officer, director, consultant, other management official, or employee which, when combined with other bonuses paid or obligated to be paid by us on or after January 1, 2006, would exceed 220 percent of the amount accrued on our books as of June 30, 2006 for the payment of 2006 bonuses; or

•
except as otherwise required by law, create or modify any pension, or profit sharing plan, bonus, deferred compensation, death benefit or retirement plan, the level of benefits under any such plan, or increase or decrease any severance or termination pay benefit or any other fringe benefit.

    Material Contracts. We have agreed not to make any material contract or agreement, voluntarily incur or agree to incur any material liability or obligation, or make any material commitment or disbursement, acquire or dispose of any material property or asset, or pay or voluntarily become obligated to pay any material expense or engage in any material transaction, except in the ordinary course of our business or to accomplish the transactions contemplated by the merger agreement and except that Stockmen's Bank may sell assets held in its securities portfolio.

30

Amendment of Charter. We and Stockmen's Bank have agreed not to amend our respective articles of incorporation or bylaws, except as provided in the merger agreement.

Acquisition Proposals. We have agreed not to:

•	solicit or encourage any inquiries or proposals to acquire more than one percent of our common stock or any significant portion of our assets;

•	afford any third party that may be considering such a transaction access to our properties, books or records;

•	enter into any discussions or negotiations for any such transaction; or

•	authorize or permit any of our directors, officers, employees or agents to do or permit any of the foregoing.

    However, if we receive an unsolicited bona fide alternative proposal, and our board concludes in good faith that the alternative proposal constitutes a superior proposal to the Zions proposal (that is the subject of our special meeting) we may participate in discussions and negotiations regarding the alternative proposal if our board concludes reasonably and in good faith after having received written advice from our counsel that failure to take such actions would result in a violation of our fiduciary duties under applicable law.

Regulatory Applications and Filings. We and Zions have each agreed to cooperate and use our reasonable best efforts to effect all filings and obtain all necessary government approvals to complete the transactions contemplated by the merger agreement.

Certain Other Covenants. The merger agreement contains other covenants of the parties relating to:

•	the preparation and distribution of this document;

•
 our special shareholders' meeting and our reasonable best efforts to solicit from our shareholders proxies in favor of the merger agreement and to take all other action necessary or advisable to secure the vote of our shareholders to approve the merger;

•	cooperation in issuing public announcements;

•	access to information;

•	confidentiality; and

•	inclusion of the Zions common stock issuable to our shareholders upon completion of the merger for trading on the Nasdaq Global Select Market.

Conditions to Complete the Merger

The obligations of Zions or Stockmen's to complete the merger are subject to the satisfaction or waiver, subject to compliance with applicable law, of conditions, including:

•	obtaining the vote of approval from our shareholders at our special shareholders' meeting;

•	obtaining all governmental approvals required to complete the merger;

•	on the effective date of the merger, our consolidated net worth, as determined in accordance with GAAP, shall not be less than the sum of

        •  $62,925,000 and

        •  the capital paid in upon the exercise of Stockmen's stock options outstanding as of the date of the merger agreement and

        •  the proceeds to Stockmen's of the sale of any treasury stock since June 30, 2006; minus

31

•
the lesser of $4.9 million or the net after-tax losses, using an assumed effective tax rate of 33.23 percent, realized by Stockmen's and Stockmen's Bank on the sale of  held-to-maturity securities between July 1, 2006 and the business day before the effective time of the merger and

•
the lesser of $1.5 million or the tax-effected excess of the value of liabilities and obligations of Stockmen's and Stockmen's Bank at the effective time of  the merger to make future payments in connection with Stockmen's Bank's Supplemental Executive Retirement Plan and related agreements over the expense accrual on the books of Stockmen's and Stockmen's Bank as of June 30, 2006 for such liabilities and obligations.

•	our loan loss reserve on the effective date of the merger, as determined in accordance with GAAP, being not less than $6,236,000;

•	the absence of injunctions, decrees, orders, laws, statutes or regulations enjoining, preventing or making illegal the completion of the merger;

•	the absence of certain types of pending or threatened proceedings against Stockmen's or relating to the transactions contemplated by the merger agreement;

•	the absence of a material adverse effect, as defined below, on the other party;

•
the absence of any adverse environmental condition or adverse structural condition, in each case as defined in the merger agreement, at any Stockmen's property that has not been cured to the reasonable satisfaction of Zions;

•	the declaration of effectiveness of Zions' registration statement by the SEC and the absence of any stop order or proceedings seeking a stop order;

•
the delivery of an opinion of Duane Morris LLP to Zions to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code;

•	the shares of Zions common stock issuable to the former Stockmen's shareholders upon completion of the merger shall be listed on the Nasdaq Global Select Market;

•	shares as to which their holders have properly demanded appraisal in accordance with Arizona law shall constitute not more than six percent of the outstanding Stockmen's stock; and

•	the execution of the employment agreement by Mr. Holyoak.

The obligations of each of Zions and Stockmen's to complete the merger are further subject to satisfaction or waiver of the following conditions:

•
the representations and warranties of the other party in the merger agreement are to be true and correct, as of the closing date of the merger, except for representations and warranties made as of an earlier date which will be true and correct as of that earlier date; subject in each case to the material adverse effect requirement, defined below, and the other party has provided a certificate to that effect;

•
all of the covenants and obligations of the other party to be performed and complied with on or prior to the effective time of the merger are to have been performed and complied with in all material respects and the other party has provided a certificate to that effect; and

•	all other required consents, waivers, approvals, authorizations or orders have been obtained and all required filings have been made to complete the merger.

32

    The merger agreement defines "material adverse effect" to mean, with respect to a person, a material adverse effect on the business, results of operations, financial condition, or prospects of that person and its subsidiaries taken as a whole or which materially impairs or delays that person's ability to complete the transactions contemplated by the merger agreement. The definition excludes any effect from certain causes, including, (i) to the extent the effect is not materially disproportionate to the person, any change in applicable law, any change in GAAP that is generally applicable to the banking industry, any change affecting the banking industry generally or any changes in general economic conditions affecting banks or their holding companies; (ii) any action or omission of us taken with the prior written consent of Zions, or of Zions or any of its subsidiaries taken with the prior written consent of us, (iii) expenses and costs reasonably incurred in connection with the transactions contemplated by the merger agreement; (iv) the announcement of the merger agreement or the transactions contemplated by the merger agreement; or (v) any action taken or not taken by the person if required to be taken or not taken, as applicable, by the merger agreement. Additionally, solely for the purpose of determining whether a material adverse effect has occurred, all representations, warranties, and covenants that are qualified by the term "material" (as a capitalized term) and its variants will be read and interpreted as if no such qualification with respect to materiality were included therein. Moreover, in the case of Stockmen's entities, any such adverse changes or effects, individually or in the aggregate, having a dollar value in excess of $5 million shall be a material adverse effect.

Termination and Termination Fees

The parties may terminate the merger agreement at any time prior to the effective time, whether before or after approval by our shareholders:

•	by mutual written consent of the parties;

•	by either Zions or Stockmen's if any of the following occurs:

•
the merger has not occurred by May 31, 2007, unless the failure of the merger to have occurred by that date has been due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants or agreements in the merger agreement; or

•
the party seeking to terminate the merger agreement determines in good faith that the merger has become inadvisable or impracticable because certain governmental litigation has been instituted to restrain or invalidate the transactions contemplated by the merger agreement;

•	the denial of any of the government approvals required to complete the merger, and the denial has become final and nonappealable;

•	the failure of the Stockmen's shareholders to approve the merger agreement, following their vote at our special meeting;

•
by Stockmen's if any representation or warranty of Zions or NBA was incorrect when made, subject to the material adverse effect requirement, or if a breach or failure by Zions or NBA to perform in all material respects any covenant or obligation of Zions or NBA has not been, or cannot be, cured within thirty days after written notice of the breach or failure shall have been given to Zions or NBA, and which inaccuracy, breach, or failure, if continued to the effective date of the merger, would result in any condition precedent to completion of the merger not being satisfied; or

•
by Zions if any representation or warranty of Stockmen's or Stockmen's Bank was inaccurate when made, subject to the material adverse effect requirement, or if a breach or failure by Stockmen's or Stockmen's Bank to perform in all material respects any covenant or agreement of Stockmen's or Stockmen's Bank has not been, or cannot be, cured within thirty days after written notice of the breach or failure shall have been given to Stockmen's or Stockmen's Bank, and which inaccuracy, breach, or failure, if continued to the effective date of the merger, would result in any condition precedent to completion of the merger not being satisfied.

The merger agreement affords each party the ability to terminate the merger agreement unless the other party agrees to reprice the merger consideration to be paid upon completion of the merger:

•
Zions may terminate the merger agreement, at any time during the three-business day period beginning on the seventh business day preceding the effective time of the merger, if the average closing price of Zions stock during the pricing period, as defined in the merger agreement, is more than $93.24, provided that Zions may not terminate the merger agreement under this provision if Zions is acquired by any other person not affiliated with it or has announced an acquisition by any other person not affiliated with it. If Zions chooses to terminate the merger agreement under these circumstances, it must furnish Stockmen's written notice of its decision; during the three business-day period commencing with its receipt of the written notice, Stockmen's will have the option to prevent the termination by accepting by formula fewer Zions shares in exchange for the outstanding Stockmen's shares upon completion of the merger. For example, under the merger agreement Zions would currently issue 2,600,237 shares as the merger consideration upon completion of the merger. If, for example during the pricing period referenced above in this paragraph, the price of Zions is either $95 or $100, then in those circumstances (assuming that Stockmen's exercises its rights to proceed with the merger under these revised circumstances) Zions would issue 2,552,116 Zions shares (approximately 7.32 Zions shares for each share of Stockmen's) or 2,424,511 Zions shares (approximately 6.95 Zions shares for each share of Stockmen's), respectively, to the former Stockmen's shareholders upon completion of the merger. In all cases, only the number of Zions shares issuable to our shareholders upon completion of the merger would change in these circumstances. At the current time, neither Zions nor Stockmen's can predict the market price of Zions during the subject pricing period.

33

•
Stockmen's may terminate the merger agreement, at any time during the three-business day period beginning on the seventh business day preceding the effective time of the merger, the average closing price of Zions stock during the pricing period, as defined in the merger agreement, is less than $68.92. If Stockmen's chooses to terminate the merger agreement under these circumstances, it must furnish Zions written notice of its decision; during the three business-day period commencing with its receipt of the written notice, Zions will have the option to prevent the termination by agreeing to issue by formula more Zions shares in exchange for the outstanding Stockmen's shares upon completion of the merger. For example, under the merger agreement Zions would currently issue 2,600,237 shares as the merger consideration upon completion of the merger. If, for example during the pricing period referenced above in this paragraph, the price of Zions is either $65 or $60, then in those circumstances (assuming that Zions exercises its rights to proceed with the merger under these revised circumstances) Zions would issue 2,756,968 Zions shares (approximately 7.91 Zions shares for each share of Stockmen's) or 2,986,716 Zions shares (approximately 8.56 Zions shares for each share of Stockmen's), respectively, to the former Stockmen's shareholders upon completion of the merger. In all cases, only the number of Zions shares issuable to our shareholders upon completion of the merger would change in these circumstances. At the current time, neither Zions nor Stockmen's can predict the market price of Zions during the subject pricing period.

Stockmen's may terminate the merger agreement if our board, based upon the written advice of our counsel and taking into consideration the written advice of our financial advisors, determines in good faith that termination of the merger agreement is required for our board to comply with its fiduciary duties to our shareholders imposed by law by reason of Stockmen's having received an alternative proposal, as defined in the merger agreement.

    If the merger agreement is terminated as a result of any representation or warranty of a party being incorrect when made, subject to the material adverse effect requirement, or as a result of the breach or the failure by a party to perform in all material respects a covenant or obligation under the merger agreement, then the party whose representations and warranties were incorrect or which breached or failed to perform its covenant or agreement shall be liable to the other party in the amount of $2,250,000.

If the merger agreement is terminated because of Stockmen's receipt of an alternative proposal, as discussed above, then Stockmen's would be liable to Zions for liquidated damages of $7,500,000. If the merger agreement is terminated by Zions because any representation or warranty of Stockmen's was incorrect when made, subject to the material adverse effect requirement, or because of a breach or failure by Stockmen's to perform in all material respects any covenant or obligation contained in the merger agreement and Stockmen's or Stockmen's Bank executes a definitive agreement respecting an alternative proposal, as defined in the merger agreement, within one year after termination of the merger agreement, then Stockmen's would be liable to Zions for liquidated damages of $7,500,000 plus $2,250,000 for incorrectness of one or more Stockmen's representations or warranties or the breach of any covenant or obligation.

Survival of Certain Provisions

    If the Merger Becomes Effective. After the effective time of the merger, various provisions of the merger agreement regarding the following matters, among others, will survive and remain effective:

•	procedures for the issuance of Zions common stock in exchange for our common stock;

•	indemnification of our directors and officers; and

•	the employment agreement with Mr. Holyoak and the non-competition agreements with various of our executives.

34

    If the Merger Agreement Terminates before the Effective Time. If the merger agreement terminates before the effective time, various provisions of the merger agreement regarding the following matters, among others, will survive and remain effective:

•	confidentiality of information obtained in connection with the merger agreement;

•	indemnification for information provided by each party in statements and applications to governmental authorities in connection with the merger, including this proxy statement/prospectus;

•	expenses incurred in connection with the proposed merger; and

•	effect of termination.

Restrictions on Resales by Affiliates

    Zions has registered under the Securities Act the shares of its common stock issuable in the merger to the former Stockmen's shareholders. Holders of these securities who are not deemed to be "affiliates," as defined in the rules promulgated under the Securities Act, of Zions or Stockmen's may trade the shares of Zions common stock that they receive in the merger freely without restriction.

Following the merger and the issuance of shares of Zions common stock, any subsequent transfer of shares acquired in the merger by any person who was an affiliate of Stockmen's at the time of submission of the merger agreement to the Stockmen's shareholders for their consideration and vote or by a person who is an affiliate of Zions following the merger will, under existing law, require:

•	the further registration under the Securities Act of the shares of Zions common stock that the affiliate wishes to transfer;

•	compliance with Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances; or

•	the availability of another exemption from registration of the shares under the Securities Act.

    An "affiliate" of a person is defined as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that person. We expect these restrictions to apply to the directors and executive officers of Stockmen's and to the holders of 10% or more of the Stockmen's common stock. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. Zions will give stop transfer instructions to its transfer agent with respect to those shares of Zions common stock held by persons subject to these restrictions. Zions will place a legend on the certificates that it issues in the merger for those shares which will be held by former affiliates of Stockmen's or affiliates of Zions. Zions will use commercially reasonable efforts to cause its legal counsel to deliver opinions of counsel with respect to the resale ability of shares held by former affiliates of Stockmen's within one business day of receipt by Zions of notice that an affiliate wishes to sell his or her shares of Zions common stock.

Allocation of Costs and Expenses

    The merger agreement provides that each party to the merger agreement will be responsible for paying its own expenses incurred in connection with the merger, including the fees and expenses of counsel, accountants, investment bankers, experts and consultants. Nevertheless, the merger agreement expressly allocates certain specified expenses as follows:

•	the cost of printing and delivery of this proxy statement/prospectus will be deemed to be incurred by Stockmen's; and

•	the cost of registering the shares of Zions common stock issuable in the merger will be deemed to be incurred by Zions.

35

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary description of the material United States federal income tax consequences of the merger applicable to Stockmen's shareholders. This discussion does not purport to consider all aspects of United States federal income taxation that may be relevant to a Stockmen's shareholder. This discussion is based upon the provisions of the Code, existing regulations and administrative and judicial interpretations of the Code, all of which are as in effect as of the date of this proxy statement/prospectus and are subject to change, possibly with retroactive effect. This discussion applies only to Stockmen's shareholders who hold their shares of Stockmen's common stock as capital assets within the meaning of Section 1221 of the Code and does not apply to the following:

•	shareholders who received their shares of Stockmen's stock from the exercise of employee stock options or similar securities or otherwise as compensation;

•	shareholders who hold their shares of Stockmen's stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

•
shareholders, including, without limitation, financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities and shareholders subject to the alternative minimum tax, who may be subject to special rules;

•	shareholders whose functional currency is not the United States dollar; or

•	shareholders who, for United States federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships, foreign estates or foreign trusts.

This discussion also does not consider the effect of any foreign, state or local laws or any United States federal laws other than those pertaining to the income tax.

Accordingly, you should consult your tax advisor to determine the tax effect to you of the merger, including the application and effect of foreign or United States federal, state, local or other tax laws.

Tax Opinion and Merger

    Completion of the merger is contingent upon the receipt by Zions and Stockmen's of an opinion from Zions' outside counsel to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The tax opinion of Duane Morris LLP, counsel for Zions, is included as exhibit 8 to the registration statement filed with the SEC of which this proxy statement/prospectus is a part. These opinions are based upon, among other things, representations of fact contained in certificates of officers of Zions and Stockmen's. Zions will not seek any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and the opinion of counsel is not binding upon the Internal Revenue Service or any court. Accordingly, Zions can give no assurance that the Internal Revenue Service will not contest the conclusions expressed in the opinions or that a court will not sustain that contest.

    Assuming the merger is completed in the manner described in this proxy statement/prospectus and in accordance with the merger agreement, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The following discussion sets forth the United States federal income tax consequences to Stockmen's shareholders of the qualification of the merger as a "reorganization" within the meaning of Section 368(a) of the Code.

    A Stockmen's shareholder who exchanges shares of Stockmen's common stock solely for Zions common stock will not recognize any gain or loss on that exchange, except to the extent the shareholder receives cash in lieu of a fractional share of Zions common stock, as discussed below. The aggregate adjusted tax basis of Zions common stock received will equal the Stockmen's shareholder's aggregate adjusted tax basis in the shares of Stockmen's common stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share of Zions common stock for which cash is received. The holding period of the Zions common stock received in the merger will include the holding period of the Stockmen's common stock surrendered in the merger. If a Stockmen's shareholder has differing tax bases and/or holding periods in respect of the shareholder's shares of Stockmen's common stock, the shareholder should consult with a tax advisor in order to identify the tax bases and/or holding periods of the particular shares of Zions common stock that the shareholder receives.

A Stockmen's shareholder who receives cash in lieu of a fractional share of Zions common stock will be treated as having first received the fractional share of Zions common stock in the merger and then as having received cash in exchange for the fractional share interest. A Stockmen's shareholder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share of Zions common stock and the portion of the basis in the shares of Stockmen's common stock allocable to that fractional interest.

Neither Zions nor Stockmen's will recognize gain or loss as a result of the merger.

36

Tax Consequences If the Merger Does Not Qualify as a Reorganization under Section 368(a)

If the Internal Revenue Service determines that the merger of Stockmen's with and into Zions does not qualify as a reorganization within the meaning of Section 368(a) of the Code, the Stockmen's shareholders would be required to recognize gain or loss with respect to each share of Stockmen's common stock surrendered in the merger in an amount equal to the difference between (a) the sum of the fair market value of any Zions common stock and cash received in the merger and (b) the tax basis of the shares of Stockmen's common stock surrendered in exchange therefor. Such gain or loss will be long-term capital gain or loss if such shareholder held the Stockmen's common stock for more than one year, and will be short-term capital gain or loss if such shareholder held the Stockmen's common stock for less than one year. The amount and character of gain or loss will be computed separately for each block of Stockmen's common stock that was purchased by the holder in the same transaction. A Stockmen's shareholder's aggregate tax basis in the Zions common stock received in the merger would in this case be equal to its fair market value at the time of the closing of the merger, and the holding period for the Zions common stock would begin the day after the closing of the merger.

Backup Withholding

    Payments of cash (e.g., cash in lieu of fractional shares) in connection with the merger may be subject to "backup withholding" at a rate of 28%, unless a Stockmen's shareholder, (1) provides a correct taxpayer identification number (which, for an individual stockholder, is the shareholder's social security number) and any required information to the exchange agent, (2) provides a certification of foreign status on Form W-8 , or successor form, or (3) is a corporation or comes within certain exempt categories and otherwise complies with applicable requirements of the backup withholding rules. A Stockmen's shareholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the shareholder's United States federal income tax liability. Each Stockmen's shareholder should consult with his own tax advisor as to his qualification for exemption from backup withholding and the procedure for obtaining this exemption. You may prevent backup withholding by completing a substitute form W-9 (contained with the election form to be forwarded to you) and submitting it to the exchange agent for the merger when you submit your Stockmen’s share certificates for exchange.

Cash Received by Dissenters

Cash received by a Stockmen's shareholder who has perfected dissenters' rights as to his or her Stockmen's common stock will be treated as a distribution in redemption of such shares, subject to the provision of section 302 of the Internal Revenue Code.

    Each shareholder of Stockmen's is urged to consult his or her tax advisor as to the particular tax consequences to the shareholder of the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws.

REGULATORY APPROVALS

Because Zions and Stockmen's are bank holding companies registered under the Bank Holding Company Act, the merger is subject to the application and approval requirements of the Bank Holding Company Act. Because, however, the merger is part of a virtually simultaneous transaction in which NBA and Stockmen's Bank are merging, and because the merger of the banks requires the prior approval of the Comptroller of the Currency under the Bank Merger Act and certain other requirements set forth in regulations of the Board of Governors of the Federal Reserve System are met, the application and approval requirements of the Bank Holding Company Act are subject to waiver by the Board of Governors. Zions intends to request such a waiver.

NBA and Stockmen's Bank have filed an application with the Comptroller of the Currency requesting approval of the bank merger. Copies of this application have been provided to the U.S. Department of Justice and other governmental agencies. The application describes the terms of the merger, the parties involved, the activities to be conducted by the combined bank as a result of the merger, and provides other financial and managerial information. In evaluating the application, the Comptroller of the Currency will consider the financial and managerial resources and prospects of the existing and combined institutions and the benefits that may be expected from the bank merger. Among other things, the Comptroller of the Currency will evaluate the capital adequacy of the combined bank after completion of the bank merger. In addition, under the Community Reinvestment Act of 1977, the Comptroller of the Currency will take into account the record of performance of NBA and Stockmen's Bank in meeting the credit needs of their communities, including low- and moderate-income neighborhoods.

37

The Comptroller of the Currency may deny an application if he determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. The Comptroller of the Currency may also deny an application if he determines that the transaction would substantially lessen competition or would tend to create a monopoly in any section of the country, or would in any other manner result in a restraint of trade, unless the Comptroller of the Currency finds that the anticompetitive effects of the transaction are clearly outweighed by the probable effects of the transaction in providing benefits to the public.

Applicable federal law provides for the publication of notice and public comment on the application to be filed by NBA and Stockmen's Bank with the Comptroller of the Currency. Under current law, the merger may not be completed until the Comptroller of the Currency has approved the merger and a period of 30 days, or fewer if prescribed by the Comptroller of the Currency with the concurrence of the Attorney General of the United States, following the date of approval of the merger by the Comptroller of the Currency, has expired. The commencement of an antitrust action by the U.S. Department of Justice would stay the effectiveness of the approval of the Comptroller of the Currency, unless a court specifically orders otherwise.

Zions and NBA have filed an application with the Arizona Superintendent of Financial Institutions requesting her approval of Zions' acquisition of control of Stockmen's. The application describes the terms of the merger, the parties involved, and the activities to be conducted by the combined bank as a result of the merger, and provides other financial and managerial information. In evaluating the application, the Arizona Superintendent of Financial Institutions will consider the financial and managerial resources of Zions and NBA, the moral character and integrity of their management, Zions' and NBA's plans for the operation of the business of Stockmen's, and whether the proposed transaction is contrary to law.

The approval or waiver of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by Stockmen's shareholders is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger or the bank merger.

Zions has received the written confirmation of the Department of Financial Institutions of the State of Utah that the approval of that department will not be required to consummate the merger.

Zions and Stockmen's are not aware of any governmental approvals or requirements under banking laws and regulations whose receipt or satisfaction is necessary for the merger to become effective other than those described above. Zions and Stockmen's intend to seek any other approval and to take any other action that may be required to effect the merger and the bank merger.

The merger and the bank merger cannot be completed unless all necessary regulatory approvals are granted and all statutory waiting periods thereafter have expired. There can be no assurance that any required approval can be obtained either prior to or after the special meeting or, if obtained, there can be no assurance as to the date of any of those approvals or the absence of any litigation challenging those approvals. There can likewise be no assurance that the U.S. Department of Justice, the Attorney General of the State of Arizona, or private persons will not challenge the merger on antitrust grounds, or, if a challenge is made, the result of the challenge.

RIGHTS OF DISSENTING SHAREHOLDERS

    A holder of shares of Stockmen's common stock is entitled to exercise the rights of a dissenting shareholder under Chapter 13 of the Arizona Business Corporation Act (the "Act") to object to the merger agreement and demand that Zions, as the surviving corporation, pay the fair value of the shares of Stockmen's common stock held as determined in accordance with the Arizona statutory provisions. The Act defines "fair value" as the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable. The following summarizes the material provisions of Arizona law and is qualified in its entirety by reference to those statutory provisions, which we set forth in full in Appendix C to this document.

    Arizona law requires that Stockmen's shareholders must follow certain prescribed procedures in their exercise of the statutory right to dissent in connection with the merger agreement and merger. The failure to follow these procedures precisely on a timely basis, in the manner required by Chapter 13 of the Act, may result in a loss of a shareholder's dissenters' rights.

    To be entitled to payment as a dissenting shareholder to the merger agreement and merger, a shareholder must (i) deliver written notice of the shareholder's intent to demand payment, (ii) not vote in favor of the proposed merger agreement and merger, and (iii) make a payment demand, in each case as provided below.

38

   Any shareholder electing to exercise the right to dissent must deliver to Stockmen's, prior to the taking of the vote at our special meeting to be held on DATE, 2006, written notice of the shareholder's intent to demand payment for such shareholder's shares if the proposed merger agreement is effectuated. Additionally, a shareholder who wishes to assert dissenters' rights cannot vote in favor of the proposed merger agreement. If the shareholder does not comply with these two requirements, the shareholder will not be entitled to payment for the shareholder's shares of Stockmen's common stock. The mere filing of a proxy directing a vote against the merger agreement, or a purported objection to the merger submitted on a proxy, does not constitute written notice of a shareholder’s intent to demand payment for such shareholder’s shares.

    If the proposed merger agreement is authorized at our special meeting, the Act requires Zions, as the surviving corporation, to send a written dissenters' notice to all dissenting shareholders no later than ten (10) days after the merger agreement is effectuated. The dissenters' notice must: (i) state where the dissenting shareholder must send the shareholder's payment demand and where and when the dissenting shareholder shall deposit the shareholder's certificates for certificated shares; (ii) inform any dissenting shareholder who holds uncertificated shares to what extent transfer of the shares will be restricted after the dissenting shareholder's payment demand is received; (iii) supply the dissenting shareholder with a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the merger agreement, which we refer to as the "announcement date," and that requires the dissenting shareholder to certify whether or not the dissenting shareholder acquired beneficial ownership of the shares before that date; (iv) set a date by which Zions must receive the dissenting shareholder's payment demand, which date shall be at least thirty (30) but not more than sixty (60) days after the date the dissenters' notice is delivered; and (v) be accompanied by a copy of Chapter 13, Article 2 of the Act.

   Upon receipt of a dissenters' notice from Zions, the Act requires a dissenting shareholder to: (i) demand payment; (ii) certify whether the shareholder acquired beneficial ownership of the shares before the announcement date, as set forth in the dissenters' notice; and (iii) deposit the shareholder's share certificates in accordance with the terms of the dissenters' notice. A dissenting shareholder who demands payment and deposits the shareholder's share certificates retains all other rights of a shareholder until such rights are cancelled or modified by the effectuation of the merger agreement. A dissenting shareholder who does not demand payment or does not deposit the shareholder's certificates, if required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under Chapter 13, Article 2 of the Act.

   Except in the case of shares acquired by a shareholder on or after the announcement date, which we refer to as "after-acquired shares," as soon as the merger agreement is effectuated, on receipt of a payment demand, the Act provides that Zions, as the surviving corporation, must pay the dissenting shareholder who has demanded payment the amount that Zions estimates to be the fair value of the dissenting shareholder's shares plus accrued interest, as determined in accordance with the Act. Any appreciation or depreciation in the value of dissenting shareholder's shares attributable to the merger agreement shall be excluded for determining the fair value of such shares, unless such exclusion is inequitable. The payment must be accompanied by: (i) Stockmen's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholder's equity for that year and the latest available interim financial statements, if any; (ii) a statement of Zions' estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter's right to demand payment if such dissenter is dissatisfied with Zions' payment; and (v) a copy of Chapter 13, Article 2 of the Act.

    If Zions does not effectuate the merger agreement within sixty (60) days after the date set for demanding payment and depositing share certificates, the Act requires Zions to return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If Zions effectuates the merger agreement after returning the deposited certificates and releasing the transfer restrictions imposed on uncertificated shares, Zions must send a new dissenters' notice and repeat the payment demand procedure.

    The Act permits Zions to elect to withhold payment from a dissenting shareholder with respect to after-acquired shares. If Zions elects to withhold payment, the Act provides that Zions must estimate the fair value of the shares plus accrued interest and pay this amount to each dissenting shareholder who agrees to accept it in full satisfaction of the shareholder's demand for payment. The Act requires Zions to send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenting shareholder's right to demand payment under Chapter 13 of the Act.

    The Act permits a dissenting shareholder to notify Zions in writing of the dissenting shareholder's own estimate of the fair value of the dissenting shareholder's shares and amount of interest due and either demand payment for the dissenting shareholder's estimate, less any payment made by Zions, or reject Zions' offer and demand payment of the fair value of the dissenting shareholder's shares and interest due, if: (i) the dissenting shareholder believes that the amount paid by Zions or offered with respect to after-acquired shares is less than the fair value of the dissenting shareholder's shares or that the interest due is incorrectly calculated; (ii) Zions fails to make payment within sixty (60) days after the date set for demanding payment; or (iii) Zions, having failed to effectuate the merger agreement, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

39

   A dissenting shareholder waives the right to demand payment as set forth in the proceeding paragraph unless the dissenting shareholder notifies Zions of the shareholder's demand in writing within thirty (30) days after Zions made or offered payment for the dissenting shareholder's shares.

   If a dissenting shareholder's demand for payment remains unsettled, the Act requires Zions to commence a proceeding within sixty (60) days after receiving the payment demand and to petition the court to determine the fair value of the shares and accrued interest. If Zions does not commence the proceeding within the sixty (60) day period, it shall pay each dissenting shareholder whose demand remains unsettled the amount demanded by each such dissenting shareholder. Zions must commence the action in the court in Mohave County, Arizona, make all dissenting shareholders, whether or not residents of Arizona, whose demands remain unsettled, parties to the proceeding as in an action against their shares, and serve all such dissenting shareholders with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law or by the Arizona rules of civil procedure. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive and there is no right to trial by jury.

    The court in an appraisal proceeding will determine all costs of the proceeding and assess those costs against Zions, except that the court shall assess costs against all or some of the dissenting shareholders to the extent the court finds that the fair value does not materially exceed the amount offered by Zions or that the dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable to the extent set forth in Chapter 13, Article 3 of the Act. If the court determines that the services of an attorney for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, that court may award to these attorneys reasonable fees to be paid out of the amounts awarded to the dissenting shareholders who were benefited.

    Holders of Stockmen's common stock considering seeking appraisal by exercising their dissenters' rights should be aware that the fair value of their Stockmen's common stock determined under Arizona law could be more than, the same as, or less than their pro rata share of the merger consideration that they are entitled to receive under the merger agreement if they do not seek appraisal of their Stockmen's common stock.

    The foregoing discussion does not purport to be a complete statement of the procedures to be followed by holders of Stockmen's common stock desiring to exercise their dissenters' rights. Because exercise of those rights requires strict adherence to the relevant provisions of the Arizona Business Corporation Act, each shareholder who may desire to exercise his or her dissenters' rights is advised individually to consult the law (as set forth in Appendix C to this document) and comply with the provisions of the statute.

    Holders of Stockmen's common stock wishing to exercise their dissenters' rights are advised to consult their own counsel to ensure that they fully and properly comply with the requirements of Arizona law.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Zions common stock trades on the Nasdaq Global Select Market under the symbol "ZION." Stockmen's common stock is held by approximately 215 shareholders of record. No established trading market exists for Stockmen's common stock, and consequently, no information on trading prices for Stockmen's common stock is provided.

The following table reflects (1) the range of high and low sales prices of Zions common stock, and (2) the amount of cash dividends declared per share by each company:
	Zions			Stockmen's
	Sales Prices
	High	Low	Dividends	Dividends
2004
First Quarter	$61.72	$55.93	$0.30	$1.00
Second Quarter	62.04	54.08	0.32	1.00
Third Quarter	64.38	58.40	0.32	1.25
Fourth Quarter	69.29	59.53	0.32	1.25

2005
First Quarter	$70.45	$63.33	$0.36	$1.25
Second Quarter	75.17	66.25	0.36	1.25
Third Quarter	74.00	68.45	0.36	1.50
Fourth Quarter	77.67	66.67	0.36	1.50

2006
First Quarter	$85.25	$75.13	$0.36	$1.50
Second Quarter	84.18	76.28	0.36	1.50
Third Quarter	84.09	75.25	0.36	1.75
Fourth Quarter (through
October 31, 2006)	81.79	77.75	0.39

40

    The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of Zions and its subsidiaries (and, prior to completion of the merger, of Zions and its subsidiaries insofar as Zions dividends are concerned and Stockmen's and Stockmen's Bank insofar as Stockmen's dividends are concerned), applicable government regulations, and other factors deemed relevant by the Zions board (and by the respective boards of Zions and Stockmen's prior to completion of the merger). Various federal and state laws limit the ability of affiliated banks to pay dividends to their parent corporations. The merger agreement restricts the cash dividends payable on Stockmen's common stock, pending completion of the merger. See "Approval of the Merger Agreement - Conduct of Business Pending Completion of the Merger."

    On September 8, 2006, the last full trading day prior to the public announcement of the proposed merger, the highest sales price of Zions common stock was $77.60 per share, the lowest sales price of Zions common stock was $76.72 per share and the last reported sales price of Zions common stock was $77.45 per share. On October __, 2006, the most recent practicable date prior to the printing of this document, the last reported sales price of Zions common stock was $XX.xx per share. We urge shareholders to obtain current market quotations prior to making any decisions with respect to the merger.

COMPARISON OF SHAREHOLDERS' RIGHTS

Upon completion of the merger, our shareholders will become shareholders of Zions. The rights of our shareholders are presently governed by Arizona law and our articles of incorporation and bylaws. After the merger the rights of former Stockmen's shareholders will be governed by Utah law and the Zions articles of incorporation and bylaws. The following chart summarizes the material differences between the rights of holders of Stockmen's common stock prior to the merger and after completion of the merger when the former Stockmen's shareholders will be Zions shareholders. This summary does not purport to be complete and the summary is qualified in its entirety by reference to the Stockmen's articles of incorporation and bylaws, the Zions articles of incorporation and bylaws, and the relevant provisions of Arizona and Utah law. You can obtain copies of the governing corporate instruments of Zions and Stockmen's, without charge, by following the instructions listed under "Where You Can Find More Information."

	Stockmen's Shareholders' Rights	Zions Shareholders' Rights

Authorized and outstanding stock	Authorized: 1,000,000 shares of common stock, no par value per share. Outstanding: 348,713 shares of common stock as of the date of this document.
Authorized: 350,000,000 shares of common stock, no par value per share; 3,000,000 shares of preferred stock, no par value per share.

Outstanding: 106,925,913 shares of common stock as of October 31, 2006; no shares of preferred stock.

Preemptive rights	No shareholder of Stockmen's has been granted preemptive rights to acquire any shares of Stockmen's.	No shareholder of Zions has been granted preemptive rights to acquire any shares of Zions.
Special meetings of shareholders
Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Vice Chairman, the President, the Board of Directors, or by the holders of at least 50% of the outstanding shares entitled to vote at that meeting.
Special meetings may be called by the president or board of directors, or by the holders of at least 51% of all shares entitled to be cast on the issue proposed at the meeting.
Shareholder action by written consent	Shareholder action may be taken by written consent if signed by all of the shareholders entitled to vote on the action.
Shareholder action may be taken by written consent if signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize the action at a shareholders' meeting.

Inspection of voting lists of shareholders	Shareholders have a right to inspect the shareholder list beginning two business days after notice of the shareholder meeting and continuing through the meeting.
Shareholders may inspect a list of shareholders at the time and place of the meeting and during the whole time of the meeting. Utah law requires the shareholders list to be available for inspection beginning on the earlier of ten days before the meeting or two business days after notice of the meeting is given.

Vacancies on the board of directors and additional directors	Shareholders may fill vacancies at a shareholders' meeting called for that purpose. A vacancy can be filled by the remaining directors.
Shareholders may fill vacancies at a shareholders' meeting. A vacancy can be filled by the remaining directors, and that director can serve for the remaining term of the predecessor director. A director appointed by the board to fill a vacancy created by reason of an increase in the number of directors can serve only until the next election of directors by the shareholders.

Cumulative voting for directors	Shareholders are permitted to cumulate their votes in the election of directors.	No such rights exist.
Classification of the board of directors	The Stockmen's board is comprised of one class, with all directors being elected annually for a one year term.	The Zions board is divided into three classes as nearly equal in size as possible, with directors in each class being elected for staggered three-year terms.
Removal of directors
Directors may be removed with or without cause by a vote of the shareholders; a director will not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal. A director may be removed by the shareholders only at a meeting called for the purpose of removing that director.
Shareholders, by a vote of two-thirds of the outstanding shares, may remove a director. Removal may be for or without cause.
Liability of directors
Directors are not personally liable to Stockmen's or its shareholders for monetary damages, except for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on Stockmen's or its shareholder, (3) an intentional violation of 10-833 of the Arizona Business Corporation Act, or (4) an intentional violation of criminal law.

Directors are not personally liable to Zions or its shareholders for monetary damages for breaches of fiduciary duty as a director, except (1) for breach of the director's duty of loyalty, or (2) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction where the director received an improper personal benefit.

Indemnification of directors and officers
A Stockmen's director or officer is entitled to indemnification to the full extent of Arizona law, except directors will not be indemnified for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on Stockmen's or its shareholders, (3) an intentional violation of 10-833 of the Arizona Business Corporation Act, (4) an intentional violation of criminal law, or (5) as prohibited by 10-851(D) of the Arizona Business Corporation Act, and officers will not be indemnified for (1) liability in connection with a proceeding by or in the right of Stockmen's, or (2) liability for conduct that constitutes receipt of a financial benefit to which the officer is not entitled, intentional infliction of harm on Stockmen's or its shareholders, or intentional violation of criminal law.

A Zions director, officer, employee or agent is entitled to indemnification to the full extent of Utah law if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of Zions and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Shareholders' dissenters' rights
Under Arizona law, a shareholder is entitled to assert dissenters' rights in connection with a merger. The Arizona Business Corporation Act permits a shareholder to dissent to a merger and to receive cash equal to the fair value for that shareholder's shares in accordance with the procedures established by Arizona law. Stockmen's shareholders are entitled under Arizona law to exercise their dissenters' rights.

Under Utah law, a shareholder is not entitled to assert dissenters' rights if the corporation's common stock is listed on a national securities exchange or on the National Market System of Nasdaq or is held of record by more than 2,000 shareholders. Zions common stock is listed on the National Market System of Nasdaq and is held of record by more than 2,000 shareholders. Therefore, Zions' shareholders are not entitled to assert their dissenters' rights under Utah law.

Restrictions upon certain business combinations
Stockmen's is not subject to the Arizona laws that limit control share acquisitions and business combinations. The articles and bylaws of Stockmen's are silent regarding any special restrictions on business combinations.

Certain business transactions with a person who owns, directly or indirectly, over 10% of outstanding stock must be approved by a majority vote of the continuing directors or a shareholder vote of at least 80% of outstanding voting shares. Such business transactions include mergers, consolidations, sales of all or more than 20% of the corporation's assets, issuance of securities of the corporation, reclassifications that increase voting power of the interested shareholder, or liquidations, spin-offs or dissolution of the corporation. Zions is also subject to Utah's Control Shares Acquisitions Act, which limits the ability of persons acquiring more than 20% of Zions' voting stock to vote those shares absent approval of voting rights by the holders of a majority of all shares entitled to be cast, excluding all interested shares.

Shareholder Rights Plan	None.	None.
Amendments to articles of incorporation
The Articles of Stockmen's may be amended as permitted by Arizona law, which permits an amendment to the articles of incorporation by recommendation by the board of directors and a majority of the shareholder votes entitled to be cast.

Zions' Articles may be amended or repealed as permitted by Utah law, which permits an amendment of the articles of incorporation by approval by a majority of the board of directors and a majority of the outstanding common stock entitled to be cast. Zions' Articles further provide that amendment to Articles IX (regarding the classified board), X (regarding quorum requirements and management of Zions by the board), and XVI (regarding amendment of Zions' Articles) requires approval by two-thirds of the outstanding shares; and amendment of Article XVII (regarding business transactions with related persons) requires approval by 80% of the outstanding shares.

Amendments to bylaws	The board of Stockmen's may amend, repeal, suspend or adopt bylaws at any time. The bylaws may also be amended or repealed by the shareholders of Stockmen's.	Zions' board may amend, adopt or repeal bylaws at any time. Zions' shareholders may adopt additional bylaws and may amend or repeal any bylaw, whether or not adopted by them, at any time.

41

DESCRIPTION OF ZIONS CAPITAL STOCK

Authorized Capital Stock

The following statements are brief summaries of the material provisions of Zions' preferred stock and common stock and are qualified in their entirety by the provisions of Zions' articles of incorporation.

Preferred Stock. The articles of incorporation authorize the issuance of 3,000,000 shares of preferred stock with no par value per share. There are no shares of Zions preferred stock outstanding. The Zions board is authorized by the articles of incorporation to provide, without further shareholder action, for the issuance of one or more series of preferred stock. The Zions board has the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and or other special rights, qualifications, limitations, restrictions and redemption, conversion or exchangeability provisions. Holders of preferred stock have no preemptive rights.

Common Stock. Zions is authorized to issue 350,000,000 shares of common stock with no par value per share. As of October 31, 2006, there are approximately 106,925,913 shares of common stock of Zions outstanding. The holders of common stock of Zions are entitled to voting rights for the election of directors and for other purposes, subject to voting rights which may in the future be granted to subsequently created series of preferred stock. Shares of Zions common stock do not have cumulative voting rights. Holders of Zions common stock are entitled to receive dividends when and if declared by the Zions board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Zions. Holders of Zions common stock have no preemptive or conversion rights.

Registrar and Transfer Agent

Zions' registrar and transfer agent is Zions First National Bank, Salt Lake City, Utah.

42

PRINCIPAL SHAREHOLDERS OF STOCKMEN'S

The following table sets forth at [MAILING DATE] the beneficial ownership of Stockmen's common stock of (i) each person known by Stockmen's to be the beneficial owner of more than 5% of the common stock, (ii) each director of Stockmen’s, (iii) the chief executive officer of Stockmen's and each of the four next highest paid executive officers of Stockmen's or Stockmen's Bank in fiscal year 2005 and (iv) all executive officers and directors as a group. The number of shares beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentof Class
John G. Lingenfelter (3)	37,500	10.75%
Tod W. Becker (4)	11,950	3.43%
Colleen K. Kirby (5)	8,250	2.37%
William W. Becker (6)	92,613	26.56%
Farrel Holyoak (7)	12,606	3.62%
Grace Helen Neal	22,981	6.59%
James P. Walker	1,910	0.55%
Jeff Duncan	350	0.10%
William Kitchen	1450	0.42%
Vance Miller	150	0.04%
All Officers and Directors as a group (12 persons)	167,379	48.0%

(1)	Unless otherwise indicated, the address of each of the above-named shareholders is c/o The Stockmen's Bancorp, Inc., 3825 Stockton Hill Road, Kingman, Arizona 86402-3879.
(2)
Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as individually owned and joint voting and investment power with respect to shares shown as jointly owned.

(3)
Includes 25,151 shares held by the Lingenfelter Family Trust of which Mr. Lingenfelter and his spouse are co-trustees; 7,598 shares held by Mr. Lingenfelter's IRA; 751 shares held by his spouse's IRA; and 4,000 shares held by Lingenfelter Investments Ltd. Partnership of which Mr. Lingenfelter is the general partner.

(4)	Includes 500 shares held jointly by Tod and Lorilee Becker.
(5)	Shares are held jointly by Colleen and Willian Kirby.
(6)	Shares are held by The William W. Becker Living Trust.
(7)	Includes 960 shares held by Mr. Holyoak's IRA; and 11,646 shares held jointly by Mr. Holyoak and his spouse.

OTHER MATTERS

    Our board is also requesting our shareholders to consider and approve a proposal to approve an adjournment of our special meeting to permit further solicitation of proxies if a quorum is not present at our special meeting or if there are not sufficient votes at the time of our special meeting to approve the merger agreement. The affirmative vote, either in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at our special meeting and represented at our special meeting, either in person or by proxy, is required to approve the adjournment proposal.

    Our board of directors is unaware of other matters to be voted on at our special meeting. If other matters do properly come before our special meeting, we intend that the persons appointed in our proxies will vote, or not vote for those matters in their discretion the shares represented by proxies in the accompanying proxy card.

LEGAL MATTERS

    The validity of the Zions common stock to be issued in connection with the merger and the material federal income tax consequences of the merger will be passed upon by Duane Morris LLP, Washington, D.C.

EXPERTS

    Ernst & Young LLP, independent registered public accounting firm, has audited Zions' consolidated financial statements included in Zions' Annual Report on Form 10-K for the year ended December 31, 2005, and management's assessment of the effectiveness of Zions' internal control over financial reporting as of December 31, 2005, as set forth in Zions' reports, which are incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. Zions' financial statements and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

43

DOCUMENTS INCORPORATED BY REFERENCE

    Zions has filed a registration statement on Form S-4 to register with the SEC the Zions common stock to be issued to the holders of Stockmen's common stock in the merger. This document is a part of that registration statement and constitutes a prospectus of Zions in addition to being a proxy statement of Stockmen's for the Stockmen's special meeting. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows Zions to "incorporate by reference" information into this document, which means that Zions can disclose important information to you by referring you to another document filed by Zions separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference into this document the documents set forth below that Zions has previously filed with the SEC. These documents contain important information about Zions, its finances and its common stock.

Zions' SEC Filings Incorporated by Reference into This Document

•	annual report on Form 10-K for the year ended December 31, 2005;

•	quarterly reports on Form 10-Q for the calendar quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•
 current reports on Form 8-K, filed with the SEC on January 24, 2006; February 2, 2006; February 14, 2006; February 15, 2006; March 31, 2006; April 20, 2006; April 27, 2006; May 5, 2006; June 2, 2006; July 3, 2006; July 17, 2006; July 20, 2006; September 12, 2006, September 28, 2006, October 6, 2006, and October 19, 2006 (except in each case, information that was "furnished" on Form 8-K and any related exhibits);

•
 the description of Zions common stock and rights set forth in Zions' registration statement on Form 10 and Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such descriptions.

Zions hereby incorporates into this document by reference additional documents that Zions files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the effective time of the merger.

Zions has supplied all information contained or incorporated by reference in this document relating to Zions, and Stockmen's has supplied all information relating to Stockmen's.

Shareholders may obtain documents incorporated by reference in this document without charge by requesting them in writing or by telephone at the following address:

Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111
Attention: Mr. Clark B. Hinckley, Senior
Vice President - Investor Relations and
Communications
Tel: (801) 524-4787
e-mail at: clark.hinckley@zionsbancorp.com

    This proxy statement/prospectus incorporates important business and financial information about Zions that is not included in or delivered with this document. In order to ensure timely delivery of documents, you should request information as soon as possible, but no later than [DATE], 2006.

    You should rely only on the information contained or incorporated by reference in this document to vote on the Stockmen's proposal. We and Zions have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated [DATE], 2006. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to shareholders nor the issuance of shares of Zions common stock in the merger shall create any implication to the contrary.

This document contains a description of the representations and warranties that each of Zions and Stockmen's made to the other in the merger agreement. Representations and warranties made by Zions and Stockmen's are also set forth in other documents (including the merger agreement) that are attached or filed as exhibits to this document or are incorporated by reference into this document. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to between the parties in connection with negotiating the terms of the agreement, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, may be subject to exceptions set forth in disclosure schedules to the agreement, and may have been included in the agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding Stockmen's, Zions or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this document.

44

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

ZIONS BANCORPORATION,

NATIONAL BANK OF ARIZONA,

THE STOCKMEN'S BANCORP, INC.,

AND

THE STOCKMEN'S BANK

dated as of September 8, 2006, as amended as of September 25, 2006

i

Agreement and Plan of Reorganization		1
Definitions and Rules of Interpretation		2
1.01	Certain Definitions	2
1.02	Interpretation	11
Combinations		12
2.01	Merger of TS Bancorp into Zions	12
2.02	Effect of the Holding Company Merger	12
2.03	Merger of TS Bank into NBA	12
2.04	Effect of the Bank Merger	12
2.05	Notice of Exchange	12
2.06	Voting Agreements	12
2.07	Non-Competition Agreements	12
2.08	Employee Benefits	12
2.09	Environmental Investigation	13
Effective Time		13
3.01	Shareholder Approval	13
3.02	Federal Reserve Approval	13
3.03	OCC Approval	13
3.04	Utah Commissioner Approval	13
3.05	Superintendent Approval	13
3.06	Other Regulatory Approvals	13
3.07	Expiration of Stays	13
3.08	Mutual Agreement	13
Conditions Precedent to Performance of Obligations of the Parties		14
4.01	Regulatory Approvals	14
4.02	Registration Statement	14
4.03	Approval by Shareholders of TS Bancorp	14
4.04	Federal Income Taxation	14
4.05	Adverse Legislation	14
4.06	Absence of Litigation	14
Precedent to Performance of the Obligations of Zions and NBA		15
5.01	Representations and Warranties; Performance of Obligations	15
5.02	Opinion of TS Bancorp and TS Bank Counsel	15
5.03	Opinion of TS Bancorp and TS Bank Litigation Counsel	15
5.04	No Adverse Developments	15
5.05	Consolidated Net Worth	16
5.06	Loan Loss Reserve	16
5.07	CRA Rating	16
5.08	Affiliates Agreements	16
5.09	Employment Agreement	16
5.10	Excess Parachute Payments	16
5.11	Dissenters' Shares	16
5.12	Landlord Consents	16
5.13	Adverse Conditions	16
Conditions Precedent to Performance of Obligations of TS Bancorp and TS Bank		17
6.01	Representations and Warranties; Performance of Obligations	17
6.02	Opinion of Zions Counsel	17
6.03	No Adverse Developments	17

ii

Table of Contents - Appendix A

6.04	Nasdaq Listing	17
Representations and Warranties of TS Bancorp and TS Bank		17
7.01	Organization, Powers, and Qualification	17
7.02	Execution and Performance of Agreement	18
7.03	Absence of Violations	18
7.04	Compliance with Agreements	18
7.05	Binding Obligations	18
7.06	Absence of Default; Due Authorization	18
7.07	Compliance with BHC Act; Certain Bank Regulatory Matters	18
7.08	Subsidiaries	18
7.09	Capital Structure	18
7.10	Organizational Documents and Minute Books	19
7.11	Books and Records	19
7.12	Regulatory Approvals and Filings, Contracts, Commitments, etc	19
7.13	Financial Statements	19
7.14	Call Reports; Bank Holding Company Reports	19
7.15	Absence of Undisclosed Liabilities	19
7.16	Absence of Certain Developments	19
7.17	Reserve for Possible Credit Losses	19
7.18	Tax Matters	20
7.19	Consolidated Net Worth	21
7.20	Examinations	22
7.21	Reports	22
7.22	Transactions with Insiders and Section 23A Affiliates	22
7.23	SEC Registered Securities	23
7.24	Legal Proceedings	23
7.25	Absence of Governmental Proceedings	23
7.26	Federal Deposit Insurance	23
7.27	Other Insurance	23
7.28	Labor Matters	23
7.29	Employee Benefits Plans	24
7.30	Compensation	24
7.31	Fiduciary and Insurance Activities	25
7.32	Environmental Liability	25
7.33	Intangible Property	26
7.34	Real and Personal Property	26
7.35	Loans, Leases, and Discounts	27
7.36	Vender Contracts	27
7.37	Employment and Severance Arrangements	27
7.38	Material Contract Defaults	27
7.39	Capital Expenditures	27
7.40	Repurchase Agreements	27
7.41	Internal Controls	28
7.42	Dividends	28
7.43	Brokers and Advisors	28

iii

Table of Contents - Appendix A

7.44	Interest Rate Risk Management Instruments	28
7.45	COBRA Matters	29
7.46	Opinion	29
7.47	Disclosure	29
7.48	Regulatory and Other Approvals	29
7.49	Business Continuity	29
Covenants of TS Bancorp and TS Bank		30
8.01	Rights of Access	30
8.02	Shareholder Meeting	30
8.03	Monthly and Quarterly Financial Statements; Minutes of Meetings and Other Materials	30
8.04	Extraordinary Transactions	30
8.05	Preservation of Business	32
8.06	Comfort Letter	33
8.07	TS Bancorp Affiliates' Agreements	33
8.08	Dividend Coordination	33
8.09	Accruals and Reserves	33
8.10	1997 Plan	33
8.11	Landlord Consents	34
8.12	Updates to Schedules	34
8.13	Subsequent Events	34
8.14	Inconsistent Activities	34
8.15	Banker's Bank of the West	35
8.16	COBRA Obligations	35
8.17	Sale of Investment Securities and Mutual Funds	35
Representations and Warranties of Zions and NBA		35
9.01	Organization, Powers, and Qualification	35
9.02	Execution and Performance of Agreement	35
9.03	Binding Obligations; Due Authorization	36
9.04	Absence of Default	36
9.05	Brokers and Advisers	37
9.06	Books and Records	37
9.07	Capitalization	37
9.08	Financial Statements	37
9.09	SEC Reports	37
9.10	Qualification as a Reorganization	38
9.11	Absence of Material Adverse Effect	38
9.12	Disclosure	38
9.13	Regulatory and Other Approvals	38
9.14	Updates to Representations and Warranties	38
Covenants of Zions and NBA		38
10.01	Conduct of Affairs	39
10.02	Nasdaq Listing	39
10.03	Subsequent Events	39
10.04	Trust Preferred Securities	39

iv

Table of Contents - Appendix A

10.05	Indemnification	39
10.06	TS Bank Funding Needs	39
Additional Agreements		40
11.01	Proxy Statement and Registration Statement	40
11.02	Information	40
11.03	Regulatory Filings	40
Closing		41
12.01	Place and Time of Closing	41
12.02	Events to Take Place at Closing	41
Termination, Damages for Breach, Waiver, and Amendment		41
13.01	Termination by Reason of Lapse of Time	41
13.02	Grounds for Termination	42
13.03	Effect of Termination	42
13.04	Waiver of Terms or Conditions	43
13.05	Amendment	43
General Provisions		44
14.01	Allocation of Costs and Expenses	44
14.02	Mutual Cooperation	44
14.03	Form of Public Disclosures	44
14.04	Confidentiality	44
14.05	Information for Applications and Registration Statement	45
14.06	Changes to Transaction Structure	45
14.07	Adjustments for Certain Events	45
14.08	Stock Repurchases	46
14.09	Counterparts	46
14.10	Entire Agreement	46
14.11	Survival of Representations, Warranties, and Covenants	46
14.12	Notices	46
14.13	Waiver of Certain Notices	47
14.14	Choice of Law and Venue	48
14.15	No Third Party Beneficiaries	48
14.16	Severability	48
14.17	Binding Agreement	48

v

Table of Contents - Appendix A

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION made as of the eighth day of September, 2006, among ZIONS BANCORPORATION ("Zions"), a Utah corporation, THE STOCKMEN'S BANCORP, INC. ("TS Bancorp"), an Arizona corporation, NATIONAL BANK OF ARIZONA ("NBA"), a national banking association, and THE STOCKMEN'S BANK ("TS Bank"), an Arizona banking corporation

WITNESSETH THAT:

WHEREAS, Zions is a bank holding company and the sole shareholder of NBA;

WHEREAS, TS Bancorp is a bank holding company and the sole shareholder of TS Bank;

WHEREAS, Zions desires to affiliate with TS Bancorp through the merger of TS Bancorp with and into Zions, with Zions to be the surviving corporation (the "Holding Company Merger") and, in addition, to cause the merger of TS Bank with and into NBA, with NBA to be the surviving national banking association (the "Bank Merger");

WHEREAS, the Board of Directors of TS Bancorp has determined that it would be in the best interests of TS Bancorp, its shareholders, its customers and those of TS Bank and the areas served by TS Bancorp and TS Bank to become affiliated with Zions through the Holding Company Merger and to cause the Bank Merger;

WHEREAS, the respective boards of directors of NBA and TS Bank have determined that it would be in the best interests of NBA or TS Bank, as the case may be, its shareholders and customers, for NBA and TS Bank to merge with each other;

WHEREAS, the respective Boards of Directors of Zions and TS Bancorp have agreed to cause the Holding Company Merger pursuant to the provisions of section 16-10a-1107 of the UBCA and section 10-1107 of the ABCA; and to cause the Bank Merger pursuant to the provisions of section 215a of title 12, United States Code, and section 6-212 of the Arizona Revised Statutes;

Table of Contents - Appendix A

WHEREAS, the respective Boards of Directors of NBA and TS Bank have agreed to cause the Bank Merger pursuant to the provisions of section 215a of title 12, United States Code, and section 6-212 of the Arizona Revised Statutes;

WHEREAS, the Parties intend that the Holding Company Merger and the Bank Merger qualify as a tax-free reorganization under section 368(a) of the Code, and this Agreement is intended to be and is adopted as a "plan of reorganization" for purposes of sections 354 and 361 of the Code;

WHEREAS, the Parties desire to make certain representations, warranties, and agreements in connection with the Holding Company Merger and the Bank Merger (together the "Mergers") and also to prescribe certain conditions to the Mergers;

NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, intending to be legally bound, the Parties agree as follows:

Article 1.
Definitions and Rules of Interpretation

Section 1.01  Certain Definitions. The terms set forth below, when capitalized in this Agreement, are used with the following meanings:

(a)  "ABCA" shall mean the Arizona Business Corporation Act.

(b)  "ACC" shall mean Arizona Credit Corporation.

(c)  "Adverse Environmental Condition" shall mean any contamination or other condition caused by or related to a Hazardous Substance which contamination or condition, alone or in combination with other such contaminations or conditions, would be reasonably expected to result in liabilities and costs of testing, evaluating, monitoring, and remediating such contamination or condition in excess of $500,000.

(d)  "Adverse Structural Condition" shall mean a condition that Materially and adversely affects the operating condition of any TS Bancorp Real Estate, except such defects as do not Materially interfere with the continued use of such TS Bancorp Real Estate in the conduct of the normal operations of TS Bank.

(e)  "Affiliates Agreement" shall mean an agreement substantially in form and substance as Exhibit V.

(f)  "Alternative Proposal" shall mean a bona fide tender or exchange offer to acquire more than 50 percent of the voting power in TS Bancorp or TS Bank, a proposal for the merger, consolidation or other business combination or similar transaction involving TS Bancorp or TS Bank or any other proposal or offer to acquire in any manner more than 50 percent of the voting power in, or more than 50 percent of the business, assets or deposits of, TS Bancorp or TS Bank, other than the transactions contemplated by this Agreement.

Table of Contents - Appendix A

(g)  "Average Closing Price" shall mean the average of each Daily Sales Price of Zions Stock during the Pricing Period.

(h)  "Bank Merger" shall have the meaning set forth in the recitals.

(i)  "Bank Merger Agreement" shall mean a merger agreement substantially in the form of Exhibit II.

(j)  "BBW" shall mean Bankers' Bank of the West.

(k)  "BBW Obligations" shall mean any and all indebtedness and obligations owing by TS Bancorp to BBW.

(l)  "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

(m)  "Board of Governors" shall mean the Board of Governors of the Federal Reserve System or, if applicable, the Federal Reserve Bank of San Francisco acting pursuant to authority delegated to it by the Board of Governors of the Federal Reserve System.

(n)  "Business Day" shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or authorized by law to be closed in the State of Arizona.

(o)  "California Department" shall mean the California Department of Financial Institutions.

(p)  "Call Reports" shall mean FFIEC Consolidated Reports of Condition and Income.

(q)  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

(r)  "Change in Control Agreement" shall mean any agreement, plan, or arrangement entered into, adopted or granted by TS Bancorp or TS Bank with respect to any of the officers, directors, shareholders, consultants, or other management officials of either of them and any officer, director, shareholder, consultant, or management official of any affiliate of either of them providing for additional, increased or accelerated compensation in the event of a change of control with respect to TS Bancorp or TS Bank or any other event affecting the ownership, control, or management of TS Bancorp or TS Bank.

Table of Contents - Appendix A

(s)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

(t)  "Collateral Real Estate" shall mean real property held as collateral for any outstanding loan by TS Bank.

(u)  "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

(v)  "Daily Sales Price" shall mean, for any trading day, the last sale price as reported in the Wall Street Journal or, if no such sale price is so reported, the last sale price as reported by such other source upon which Zions and TS Bancorp shall mutually agree, or if no such sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Stock as reported on the Nasdaq Global Select Market, or in its absence by such other source upon which Zions and TS Bancorp shall mutually agree.

(w)  "E & Y" shall mean Ernst & Young LLP.

(x)  "Effective Time" shall mean the date and time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Utah pursuant to section 16-10a-1105 of the UBCA and with the Secretary of State of the State of Arizona pursuant to section 10-1105 of the ABCA as the effective time of the Holding Company Merger.

(y)  "Environmental Laws" shall mean the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order, or decree relating to health, safety, or the environment.

(z)  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(aa)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(bb)  "FDI Act" shall mean the Federal Deposit Insurance Act, as amended.

(cc)  "FDIC" shall mean the Federal Deposit Insurance Corporation.

Table of Contents - Appendix A

(dd)  "FFIEC" shall mean the Federal Financial Institutions Examination Council.

(ee)  "GAAP" shall mean generally accepted accounting principles in the United States.

(ff)  "Governmental Authority" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government having authority in the United States, whether federal, state, or local.

(gg)  "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. § 6903(5), any hazardous substance, as defined by 42 U.S.C. § 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. § 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Law.

(hh)  "Holding Company Merger" shall have the meaning set forth in the recitals.

(ii)  "Holding Company Merger Agreement" shall mean a merger agreement substantially in the form of Exhibit I.

(jj)  "Holyoak" shall mean Farrel Holyoak, an adult resident of the State of Arizona.

(kk)  "Insider" shall mean any TS Bancorp Affiliate, any other officer or beneficial holder of 5 percent or more of the common stock of TS Bancorp, and any Person "con-trolled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by any of them.

(ll)  "IRS" shall mean the Internal Revenue Service within the United States Department of the Treasury.

(mm)  "Knowledge," when used in reference to a Party that is not a natural person, shall mean the actual knowledge possessed by the present executive officers of such Party after appropriate inquiry.

(nn)  "Landlord Consents" shall mean such consents, in form and substance reasonably satisfactory to Zions, of landlords under any TS Bancorp Real Estate leases (except the lease with respect to the TS Real Estate at the TS Bank branch in Hanford, California) as shall be required pursuant to the terms of such leases, and customary certificates of estoppel with respect thereto, in form and substance reasonably satisfactory to Zions, to confirm the continuing validity of such leases and the absence of default thereunder.

Table of Contents - Appendix A

(oo)  "Losses" shall mean losses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses (including reasonable attorneys fees) and amounts paid in settlement.

(pp)  "Material" and its variants shall:

(i)  when used as a capitalized term in articles 5, 7, and 8 with reference to items normally expressed in dollars, be deemed to refer to amounts individually and in the aggregate in excess of $100,000;

(ii)  when used as a capitalized term in articles 6 and 9 with reference to items normally expressed in dollars, be deemed to refer to amounts individually and in the aggregate in excess of $2 million; and

(iii)  otherwise, or when not capitalized, or, notwithstanding subsections (i) and (ii) of this section 1.01(pp), when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Proxy Statement or the Registration Statement, be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

(qq)  "Material Adverse Effect" shall mean, with respect to a Person, a material adverse effect on the business, results of operations, financial condition, or prospects of such Person and its subsidiaries taken as a whole or which materially impairs or delays such Person's ability to consummate the transactions contemplated by this Agreement; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded from consideration any effect on the referenced Person the cause of which is (i) any change in applicable law, including banking laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, except to the extent that any such change has a Materially disproportionate effect on such Person, (ii) any change in GAAP that is generally applicable to the banking industry, except to the extent that any such change has a Materially disproportionate effect on such Person; (iii) any action or omission of TS Bancorp or TS Bank taken with the prior written consent of Zions, or of Zions or any of its subsidiaries taken with the prior written consent of TS Bancorp, (iv) any change affecting the banking industry generally, except to the extent that any such change has a Materially disproportionate effect on such Person, (v) any changes in general economic conditions affecting banks or their holding companies, except to the extent that any such changes have a Materially disproportionate effect on such Person; (vi) expenses and costs reasonably incurred in connection with the transactions contemplated by this Agreement; (vii) the announcement of this Agreement or the transactions contemplated by this Agreement; or (viii) any action taken or not taken by such Person if required to be taken or not taken, as applicable, by this Agreement. In addition, solely for the purpose of determining whether a Material Adverse Effect has occurred, all representations, warranties, and covenants that are qualified by the term "Material" (as a capitalized term) and its variants shall be read and interpreted as if no such qualification with respect to materiality were included therein. Without limiting the foregoing, but subject to the proviso, any such adverse changes or effects, individually or in the aggregate, in the case of the Stockmen Entities having a dollar value in excess of $5 million shall be a Material Adverse Effect.

Table of Contents - Appendix A

(rr)  "Mergers" shall have the meaning set forth in the recitals.

(ss)  "NBA" shall have the meaning set forth in the preamble.

(tt)  "1997 Plan" shall mean the 1997 Stock Option Plan of TS Bancorp.

(uu)  "OCC" shall mean the Office of the Comptroller of the Currency within the United States Department of the Treasury.

(vv)  "Ordinary Course of Business" shall mean an action taken by a Person only if:

(i)  such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(ii)  such action is not required to be authorized by the board of directors of such Person (unless the requirement for board of directors' authorization is due solely to the applicability to the action of section 18(j)(2) of the FDI Act, section 22(h)(3) of the Federal Reserve Act, or section 215.4(b) of Regulation O of the Board of Governors); and

Table of Contents - Appendix A

(iii)  such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(ww)  "Organizational Documents" shall mean:

(i)  the articles or certificate of incorporation and the bylaws of a corporation;

(ii)  the partnership agreement and any statement of partnership of a general partnership;

(iii)  the limited partnership agreement and the certificate of limited partnership of a limited partnership;

(iv)  any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and

(v)  any amendment to any of the foregoing.

(xx)  "Parties" shall mean Zions, TS Bancorp, NBA, and TS Bank.

(yy)  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

(zz)  "Person" shall mean an individual, firm, corporation, partnership, joint venture, trust, Governmental Authority, limited liability company, association, unincorporated organization, or any other entity.

(aaa)  "Pricing Period" shall mean the twenty consecutive trading days ending on and including the trading day that is the eighth Business Day preceding the Effective Time, if that day is a trading day, or, if that day is not a trading day, the subsequent calendar day that is a trading day; provided that if during the period that comprises those twenty consecutive trading days Zions shall publicly release its quarterly earnings, "Pricing Period" shall instead mean the twenty consecutive trading days most immediately prior to that release.

(bbb)  "Proxy Statement" shall mean the proxy statement that shall be a part of the Registration Statement.

(ccc)  "Qualifying Event" shall mean a qualifying event as defined in section 603 of ERISA.

(ddd)  "Registration Statement" shall mean the registration statement to be filed by Zions with the SEC pursuant to the Securities Act in connection with the registration of the shares of Zions Stock to be received by former holders of TS Bancorp Stock in the Holding Company Merger.

(eee)  "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping.

(fff)  "Riegle Act" shall mean the Riegle Community Development and Regulatory Improvement Act of 1994.

(ggg)  "SEC" shall mean the United States Securities and Exchange Commission.

Table of Contents - Appendix A

(hhh)  "Section 23A Affiliate" of a Person shall mean an entity that would be considered to be an "affiliate" of that Person under section 23A(b)(1) of the Federal Reserve Act, 12 U.S.C. § 371c(b)(1), if the Person were a member bank.

(iii)  "Securities Act" shall mean the Securities Act of 1933, as amended.

(jjj)  "Shareholder Meeting" means the meeting at which the shareholders of TS Bancorp meet to approve, ratify, and confirm the Holding Company Merger Agreement and the transactions contemplated by this Agreement.

(kkk)  "Statutory Trusts" shall mean Stockmen's Capital Trust, a Delaware statutory trust; Stockmen's Statutory Trust I, a Connecticut statutory trust; Stockmen's (AZ) Statutory Trust II, a Connecticut statutory trust; and Stockmen's (AZ) Statutory Trust III, a Connecticut statutory trust.

(lll)  "Stockmen's Entities" shall mean TS Bancorp, TS Bank, ACC, and the Statutory Trusts.

(mmm)  "Superintendent" shall mean the Arizona Superintendent of Financial Institutions.

(nnn)  "Taxes" shall mean federal, state, local, and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise tax and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

(ooo)  "TS Bancorp" shall have the meaning set forth in the preamble.

(ppp)  "TS Bancorp Affiliate" shall mean:

(i)  any executive officer of TS Bancorp,

(ii)  any director of TS Bancorp,

(iii)  any person who owns 10 percent or more of the outstanding TS Bancorp Stock, and

Table of Contents - Appendix A

(iv)  any other Person that possesses, directly or indirectly, the power to direct or cause the direction of management and policies of TS Bancorp, whether through the ownership of voting securities, by contract, or otherwise.

(qqq)  "TS Bancorp Financial Statements" shall mean the audited consolidated statement of condition of TS Bancorp, as of each of December 31, 2003, December 31, 2004, and December 31, 2005, and the related audited consolidated statement of income, consolidated statement of cash flows, and consolidated statement of changes in stockholders' equity of TS Bancorp for each of the periods then ended, and the notes thereto, and the unaudited consolidated statement of condition of TS Bancorp as of June 30, 2006 and the related unaudited consolidated statement of income, consolidated statement of cash flows, and consolidated statement of changes in stockholders equity of TS Bancorp for the period then ended, and the notes thereto.

(rrr)  "TS Bancorp Plans" shall mean all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, and profit-sharing plans, all employment, deferred compensation, fringe benefit, consulting, bonus, non-competition, and collective bargaining agreements, and group insurance contracts and other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff and vacation plans, contracts, and arrangements and employee benefit plans and agreements, whether or not subject to ERISA, whether formal or informal, whether written or oral, whether legally binding or not, under which any current or former employee of TS Bancorp or TS Bank has any present right to future benefits or payments or under which TS Bancorp or TS Bank has any present or future liability.

(sss)  "TS Bancorp Real Estate" shall mean any real property owned or leased by TS Bancorp or TS Bank as of the date of this Agreement or acquired by TS Bancorp or TS Bank subsequent to the date of this Agreement.

(ttt)  "TS Bancorp Stock" shall mean the common stock, no par value, of TS Bancorp.

(uuu)  "TS Bank" shall have the meaning set forth in the preamble.

(vvv)  "TS Bank Stock" shall mean the common stock, $5.00 par value, of TS Bank.

(www)  "UBCA" shall mean the Utah Revised Business Corporation Act.

(xxx)  "Utah Commissioner" shall mean the Commissioner of Financial Institutions of the State of Utah.

Table of Contents - Appendix A

(yyy)  "Zions" shall have the meaning set forth in the preamble.

(zzz)  "Zions Bank" shall mean Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah.

(aaaa)  "Zions Divisor" shall have the meaning set forth in section 2(l)(v) of the Holding Company Merger Agreement attached as Exhibit I.

(bbbb)  "Zions Financial Statements" shall mean the audited consolidated statement of condition of Zions as of each of December 31, 2003, December 31, 2004, and December 31, 2005, and the related audited consolidated statement of income, consolidated statement of cash flows, and consolidated statement of changes in stockholders' equity of Zions for each of the periods then ended, and the notes thereto, and the unaudited consolidated statement of condition of Zions as of June 30, 2006, and the related unaudited consolidated statement of income, consolidated statement of cash flows, and consolidated statement of changes in stockholders' equity of Zions for the period then ended, and the notes thereto, each as filed with the SEC.

(cccc)  "Zions Stock" shall mean the common stock of Zions, without par value.

Section 1.02  Interpretation. Article titles, headings to sections, and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim in this Agreement. As used in this Agreement, "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing," "written," and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a Person are also to his, her, or its successors and assigns; except as the context may otherwise require, "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section, or other subdivision of this Agreement or attachment to this Agreement; references to any gender include the other; except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "article," "section," or another subdivision or to an "Exhibit" or "Schedule" are to an article, section, or subdivision of this Agreement or an "Exhibit" or "Schedule" to this Agreement. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation, construction, and enforcement of this Agreement or any amendment, schedule or exhibit to this Agreement.

Table of Contents - Appendix A

Article 2.
Combinations

Section 2.01  Merger of TS Bancorp into Zions. Simultaneously with the execution of this Agreement, Zions and TS Bancorp will enter into the Holding Company Merger Agreement. Pursuant to the Holding Company Merger Agreement, TS Bancorp shall be merged with and into Zions at the Effective Time.

Section 2.02  Effect of the Holding Company Merger. At the Effective Time, the Holding Company Merger shall have the effect set forth in article 2 of the Holding Company Merger Agreement.

Section 2.03  Merger of TS Bank into NBA. Simultaneously with the execution of this Agreement, NBA and TS Bank will enter into the Bank Merger Agreement. Pursuant to the Bank Merger Agreement, TS Bank shall be merged with and into NBA at such time and date to be specified in documentation to be filed by NBA with the OCC pursuant to the National Bank Act and in the Articles of Merger to be filed with the Secretary of State of the State of Arizona pursuant to section 10-1105 of the ABCA.

Section 2.04  Effect of the Bank Merger. The Bank Merger shall have the effect set forth in article 2 of the Bank Merger Agreement.

Section 2.05  Notice of Exchange.  Promptly after the Effective Time, Zions Bank shall mail to each holder of one or more certificates formerly representing TS Bancorp Stock a notice specifying the Effective Time and notifying such holder to surrender his, her, or its certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of TS Bancorp.

Section 2.06  Voting Agreements. Simultaneously herewith, each shareholder of TS Bancorp who is listed on Schedule 2.06 shall each enter into an agreement with Zions, substantially in form and substance as that set forth as Exhibit III, in which he, she, or it agrees to vote all shares of TS Bancorp Stock that may be voted, or whose vote may be directed, by him, her, or it, in favor of the transactions contemplated by this Agreement at the Shareholder Meeting.

Section 2.07  Non-Competition Agreements. On or prior to the date of the Effective Time, each officer of TS Bank who is listed on Schedule 2.07 shall each enter into an agreement with NBA, substantially in form and substance as that set forth as Exhibit VII.

Section 2.08  Employee Benefits. If any employee of TS Bancorp or TS Bank becomes a participant in any employee benefit plan, practice, or policy of Zions, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Time recognized or credited under a similar or comparable employee benefit plan sponsored by TS Bancorp or TS Bank for purposes of eligibility and vesting, but not for benefit accrual purposes, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of TS Bancorp or TS Bank that continue in effect following the Effective Time.

Table of Contents - Appendix A

Section 2.09  Environmental Investigation. For a period of ninety days following the date of this Agreement, Zions and NBA shall have the right, but not the obligation, at their sole cost and expense, to cause such investigations and tests to be made as they reasonably deem necessary to determine whether there has been any soil, surface water, groundwater, or building space contamination on or under the TS Bancorp Real Estate. TS Bancorp and TS Bank shall cooperate with Zions and NBA and their agents or contractors in their evaluation and testing of the TS Bancorp Real Estate, including by providing Zions and NBA and their agents or contractors reasonable access to pertinent records and documents in TS Bancorp's or TS Bank's possession. Any investigations or tests performed by Zions or NBA shall be conducted in a manner so as not to damage in any material respect the TS Bancorp Real Estate and so as not to interfere in any material respect with the business or operations conducted at the TS Bancorp Real Estate. After concluding any environmental investigations or tests performed by or on behalf of Zions or NBA, Zions or NBA, as applicable, shall return the TS Bancorp Real Estate to substantially the condition the TS Bancorp Real Estate was in prior to such investigations and tests. Zions and NBA shall give TS Bancorp reasonable prior notice of the intention of either of them to conduct any investigation or test under this section. Zions or NBA, as applicable, shall furnish TS Bancorp with a copy of each report or investigation setting forth the results of any test performed by Zions or NBA as soon as reasonably practicable after receipt. Nothing in this section 2.09 shall be deemed to limit the rights of access of Zions and NBA to TS Bancorp Real Estate pursuant to section 8.01 or any other section of this Agreement.

Article 3.
Effective Time

The Effective Time shall be the first Friday following the latest of:

Section 3.01  Shareholder Approval.  The day upon which the shareholders of TS Bancorp approve, ratify, and confirm the Holding Company Merger Agreement and the transactions contemplated by this Agreement; or

Section 3.02  Federal Reserve Approval. As applicable, the date thirty days following the date of the order of the Board of Governors approving the Holding Company Merger; or if, pursuant to section 321(a) of the Riegle Act, in connection with such an approval order the Board of Governors shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or the date five days following the expiration of the period provided in section 225.12(d)(2)(v) of Regulation Y of the Board of Governors, 12 C.F.R. § 225.12(d)(2)(v), during which the Board of Governors may inform Zions that an application to the Board of Governors is required in connection with the Holding Company Merger, if the Board of Governors has not so informed Zions; or

Section 3.03  OCC Approval. The first to occur of (a) the date thirty days following the date of the order of the OCC approving the Bank Merger, or (b) if, pursuant to section 321(b) of the Riegle Act, the OCC shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or

Section 3.04  Utah Commissioner Approval. If the approval of the Utah Commissioner is required by law, the date five Business Days following the date of the order of the Utah Commissioner approving the transactions contemplated by this Agreement; or

Section 3.05  Superintendent Approval. If the approval of the Superintendent is required by law, the date five Business Days following the date of the order of the Superintendent approving the transactions contemplated by this Agreement; or

Section 3.06  Other Regulatory Approvals. The date upon which any other necessary order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval, or consent has run; or

Section 3.07  Expiration of Stays.  Five Business Days after any stay of the approvals of any of the Board of Governors, the OCC, the Utah Commissioner, or the Superintendent of the transactions contemplated by this Agreement or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

Section 3.08  Mutual Agreement.  A date mutually agreed by Zions Bank and TS Bancorp.

Table of Contents - Appendix A

Article 4.
Conditions Precedent to Performance of Obligations of the Parties

The obligations of the Parties to consummate the Mergers and the issuance of stock incident to the Holding Company Merger shall be subject to the conditions that at or before the Effective Time:

Section 4.01  Regulatory Approvals.  Orders, consents, and approvals required to consummate the Mergers shall have been entered by the requisite Governmental Authorities, and all statutory waiting periods in respect of those orders, consents, and approvals shall have expired.

Section 4.02  Registration Statement.

(a)  The Registration Statement shall have become effective under the Securities Act, and Zions shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the availability of exemptions from registration requirements necessary to issue Zions Stock in the Merger.

(b)  Neither the Registra-tion Statement nor any such required permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order by the SEC or any state securities authority.

Section 4.03  Approval by Shareholders of TS Bancorp. The shareholders of TS Bancorp shall have authorized, ratified, and confirmed this Agreement, the Holding Company Merger Agreement, and the Holding Company Merger by not less than the requisite percentage of the outstanding voting stock of each class of TS Bancorp, in accordance with the applicable laws of the State of Arizona.

Section 4.04  Federal Income Taxation. Zions and TS Bancorp shall have received a written opinion of Duane Morris LLP, or of another firm mutually agreeable to Zions and TS Bancorp, in form and substance as attached as Exhibit IV, applying existing law, to the effect that (a) each of the Mergers will qualify as a reorganization under section 368(a)(1) of the Code, (b) no gain or loss will be recognized by Zions as a result of the Mergers, and (c) no gain or loss will be recognized by the shareholders of TS Bancorp upon the exchange of TS Bancorp Stock for Zions Stock as a result of the Mergers, except as to those stockholders receiving cash for fractional shares or as a result of exercising dissenters' rights. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Zions, NBA, TS Bancorp, TS Bank, and others.

Section 4.05  Adverse Legislation. Subsequent to the date of this Agreement no legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that renders or will render consummation of the Mergers impossible or illegal.

Section 4.06  Absence of Litigation.  No action, suit, or proceeding shall have been instituted or shall have been threatened by any Governmental Authority, or shall have been instituted before any Governmental Authority, to restrain, enjoin, or prohibit the Mergers, or that would reasonably be expected to Materially restrict the operation of the business of TS Bancorp or that of TS Bank or the exercise of any rights with respect thereto or to subject any of the Parties or any of their subsidiaries, directors, or officers to any Material liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the Parties, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the Parties have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact that could reasonably be decided adversely to any Party or its subsidiaries, directors, or officers.

Table of Contents - Appendix A

Article 5.
Conditions Precedent to Performance of the Obligations of Zions and NBA

The obligations of Zions and NBA to consummate the Mergers and the issuance of stock incident to the Holding Company Merger are subject to the satisfaction, at or prior to the Effective Time, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Zions in writing unless not so permitted by law:

Section 5.01  Representations and Warranties; Performance of Obligations. Except for such breaches of or variances from the facts stated in the representations and warranties contained in Article 7 as have not had, and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on TS Bancorp or TS Bank, all representations and warranties of TS Bancorp and TS Bank contained in this Agreement shall be true and correct as of the Effective Time, with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of TS Bancorp and TS Bank contained in this Agreement which specifically relate to an earlier date shall be true and correct as of such earlier date. For purposes of the previous sentence, the representations and warranties contained in sections 7.27(b) and 7.32 shall not be deemed to be subject to any exceptions set forth in Schedule 7 or any of its component schedules. All covenants and obligations to be performed or met by TS Bancorp and TS Bank at or prior to the Effective Time shall have been so performed or met in all material respects, except that the covenants and obligations set forth in sections 8.04(a), 8.04(b), 8.04(c), 8.04(d), 8.04(e), 8.04(k), 8.04(l), 8.04(p), 8.05(g), 8.05(h), 8.09(a)(ii), and 8:13 to be performed or met by TS Bancorp and TS Bank at or prior to the Effective Time shall have been so performed or met without qualification as to materiality. On the date of the Effective Time, the president and chief executive officer and the chief financial officer of TS Bancorp (each in his respective capacity as such), and the president and chief executive officer and the chief financial officer of TS Bank (each in his respective capacity as such) shall deliver to Zions one or more certificates to the effect that the conditions specified in this Section 5.01 are satisfied as of the Effective Time. The delivery of such officers' certificates shall in no way diminish the warranties, representations, covenants, and obligations of TS Bancorp and TS Bank made in this Agreement.

Section 5.02  Opinion of TS Bancorp and TS Bank Counsel.  Zions shall have received a favorable opinion from Stinson Morrison Hecker LLP, dated the date of the Effective Time, substantially in form and substance as Exhibit VIII.

Section 5.03  Opinion of TS Bancorp and TS Bank Litigation Counsel. Zions shall have received a favorable opinion from legal counsel handling litigation matters for TS Bancorp and TS Bank, dated the date of the Effective Time, substantially in form and substance as Exhibit IX.

Section 5.04  No Adverse Developments.

(a)  During the period from June 30, 2006 to the Effective Time, there shall not have been any Material Adverse Effect with respect to TS Bancorp or TS Bank.

(b)  As of the Effective Time, except for the issuance of additional shares of capital stock of TS Bancorp pursuant to the exercise of stock options outstanding as of the date of this Agreement, the capital structure of TS Bancorp and the capital structure of TS Bank shall be as stated in section 7.09.

(c)  As of the Effective Time, other than liabilities incurred in the Ordinary Course of Business subsequent to June 30, 2006 and liabilities incurred under Change in Control Agreements entered into subsequent to June 30, 2006 with the approval of Zions, there shall be no liabilities of TS Bancorp or TS Bank that were not reflected on the unaudited consolidated statement of condition of TS Bancorp as of June 30, 2006 or in the related notes other than ones that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on TS Bancorp or TS Bank.

(d)  No adverse action shall have been instituted or threatened against TS Bancorp or TS Bank by any Governmental Authority, or referred by a Governmental Authority to another Governmental Authority, for the enforcement or assessment of penalties for the violation of any laws or regulations relating to equal credit opportunity, fair housing, fair lending, money laundering, or truth in lending.

(e)  Zions shall have received a certificate dated the date of the Effective Time, signed by the president and chief executive officer and the chief financial officer of TS Bancorp (each in his respective capacity as such), and the president and chief executive officer and the chief financial officer of TS Bank (each in his respective capacity as such), certifying to the matters set forth in paragraphs (a), (b), (c), and (d) of this section 5.04. The delivery of such officers' certificates and other certificate or certificates shall in no way diminish the warranties and representations of TS Bancorp and TS Bank made in this Agreement.

Table of Contents - Appendix A

Section 5.05  Consolidated Net Worth.  At and as of the Effective Time, excluding any adjustments made pursuant to section 8.09(b) of this Agreement, the consolidated net worth of TS Bancorp as determined in accordance with GAAP shall not be less than the sum of (a) $62,925,000, (b) the capital paid in upon the exercise of TS Bancorp stock options outstanding as of the date of this Agreement, and (c) the proceeds to TS Bancorp of the sale of any treasury stock since June 30, 2006, minus (d) the lesser of $4.9 million or the net after-tax losses (using an assumed effective tax rate of 33.23 percent) realized by TS Bancorp and TS Bank on the sale of held-to-maturity securities between July 1, 2006 and the Business Day before the Effective Time, and minus (e) the lesser of $1.5 million or the tax-effected excess of the value of liabilities and obligations of TS Bancorp and TS Bank at the Effective Time to make future payments in connection with TS Bank's Supplemental Executive Retirement Plan and related agreements over the expense accrual on the books of TS Bancorp and TS Bank as of June 30, 2006 for such liabilities and obligations.

Section 5.06  Loan Loss Reserve. At and as of the Effective Time, the aggregate reserve for loan losses of TS Bank as determined in accordance with GAAP, excluding any adjustments made pursuant to section 8.09(b) of this Agreement, shall not be less than $6,236,000.

Section 5.07  CRA Rating. The CRA rating of TS Bank shall be no lower than "satisfactory."

Section 5.08  Affiliates Agreements. Zions shall have received an Affiliates Agreement:

(a)  on or before the date of this Agreement, from each Person who, on the date of this Agreement, is a TS Bancorp Affiliate, and

(b)  not later than ten days after any other Person becomes a TS Bancorp Affiliate, from such Person.

Section 5.09  Employment Agreement. Holyoak shall have entered into an employment agreement with NBA substantially in form and substance as Exhibit VI and a non-competition agreement with NBA substantially in form and substance as that set forth as Exhibit VII.

Section 5.10  Excess Parachute Payments. At or before the Effective Time, Zions shall have received copies of duly executed amendments, waivers, consents, and other documents, reasonably satisfactory to Zions, from all participants in and beneficiaries of Change in Control Agreements, supplemental executive retirement plans to which TS Bancorp or TS Bank is a party, and other TS Bancorp Plans sufficient to provide Zions with reasonable assurance that no payments will be required to be made by TS Bancorp or TS Bank or the successor by merger of either of them to any such beneficiaries to the extent such payments would be deemed to constitute excess parachute payments under section 280G of the Code.

Section 5.11  Dissenters' Shares. Shares as to which their holders have properly demanded appraisal in accordance with Arizona law shall constitute not more than 6 percent of the outstanding TS Bancorp Stock.

Section 5.12  Landlord Consents. Zions shall have received all of the Landlord Consents.

Section 5.13  Adverse Conditions. There shall not have been any Adverse Environmental Condition or Adverse Structural Condition at any TS Bancorp Real Estate that has not been cured to the reasonable satisfaction of Zions.

Table of Contents - Appendix A

Article 6.
Conditions Precedent to Performance of Obligations of TS Bancorp and TS Bank

The obligations of TS Bancorp and TS Bank to consummate the Mergers are subject to the satisfaction, at or prior to the Effective Time, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by TS Bancorp in writing unless not so permitted by law:

Section 6.01  Representations and Warranties; Performance of Obligations. Except for such breaches of or variances from the facts stated in the representations and warranties contained in Article 9 as have not had, and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on Zions, all representations and warranties of Zions and NBA contained in this Agreement shall be true and correct as of the Effective Time, with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Zions and NBA contained in this Agreement that specifically relate to an earlier date shall be true and correct as of such earlier date. All covenants and obligations to be performed or met by Zions or NBA at or prior to the Effective Time shall have been so performed or met in all material respects. On the date of the Effective Time, either the president, the vice chairman, or an executive vice president of Zions (in his capacity as such) and either the chairman, the president, or an executive vice president of NBA (in his capacity as such) shall deliver to TS Bancorp a certificate to the effect that the conditions specified in this Section 6.01 are satisfied as of the Effective Time. The delivery of such officers' certificate shall in no way diminish the warranties, representations, covenants, and obligations of Zions and NBA made in this Agreement.

Section 6.02  Opinion of Zions Counsel.  TS Bancorp shall have received a favorable opinion from Duane Morris LLP, dated the date of the Effective Time, substantially in form and substance as Exhibit X.

Section 6.03  No Adverse Developments.  During the period from June 30, 2006 to the Effective Time, there shall not have been any Material Adverse Effect with respect to Zions, and TS Bancorp shall have received a certificate dated the date of the Effective Time signed by either the president, the vice chairman, or an executive vice president of Zions (in his capacity as such) to the foregoing effect. The delivery of such officer's certificate shall in no way diminish the warranties and representations of Zions made in this Agreement.

Section 6.04  Nasdaq Listing. The shares of Zions Stock to be issued in the Holding Company Merger shall be listed on the Nasdaq Global Select Market.

Article 7.
Representations and Warranties of TS Bancorp and TS Bank

Except as set forth on Schedule 7, in each case with specific reference to the section or sections and subsection or subsections of this article 7 to which such exception relates (provided that any exception disclosed in any section or subsection of Schedule 7 shall be deemed to be disclosed with regard to another section or subsection if the applicability to the other section or subsection is readily apparent from the face of such disclosure), TS Bancorp (with respect to itself and TS Bank) and TS Bank (solely with respect to itself) each represent and warrant to Zions and NBA as follows:

Section 7.01  Organization, Powers, and Qualification. Each of TS Bancorp and TS Bank is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. ACC is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of the Statutory Trusts is a statutory trust which is duly organized, validly existing, and in good standing under the laws of the state of its organization and has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted. Each of the Stockmen's Entities owns or possesses in the operation of its business all Material franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted. Each of the Stockmen's Entities is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed would be Material.

Table of Contents - Appendix A

Section 7.02  Execution and Performance of Agreement.  Each of TS Bancorp and TS Bank has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms, except that consummation of the Holding Company Merger is subject to receipt of the requisite approval of the shareholders of TS Bancorp.

Section 7.03  Absence of Violations.

(a)  None of the Stockmen's Entities is (i) in violation of its Organizational Documents, (ii) in violation of any applicable federal, state, or local law or ordinance or any order, rule, or regulation of any Governmental Authority, or (iii) in violation of or in default with respect to any order, writ, injunction, decree, license, regulation, or demand of any Governmental Authority, except, in the case of (ii) or (iii), for such violations or defaults that in the aggregate could not reasonably be expected to be Material; and neither TS Bancorp nor TS Bank has received any claim or notice of violation with respect thereto.

(b)  Neither TS Bancorp nor TS Bank nor any member of the management of either of them is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors, the FDIC, the SEC, the Superintendent, the California Department, any other banking or securities authority of the United States or the State of Arizona or California, or any other Governmental Authority that relates to the conduct of the business of TS Bancorp or TS Bank or their assets; and no such agreement, memorandum, order, condition, or decree is pending or threatened.

Section 7.04  Compliance with Agreements.  None of the Stockmen's Entities is in violation of any term of any security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate, except for such violations that in the aggregate could not reasonably be expected to be Material.

Section 7.05  Binding Obligations.  Subject to the approval of the shareholders of TS Bancorp, this Agreement constitutes the valid, legal, and binding obligations of each of TS Bancorp and TS Bank, enforceable against each of them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of TS Bancorp and TS Bank.

Section 7.06  Absence of Default; Due Authorization.

(a)  None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms of this Agreement will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the Organizational Documents of any Stockmen's Entity. Such execution, consummation, and fulfillment will not (i) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of any Stockmen's Entity pursuant to any agreement or instrument under which any Stockmen's Entity is obligated or by which any of its properties or assets may be bound, including any lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement, or other commitment or arrangement of any Stockmen's Entity in respect of which it is an obligor, except for such conflicts, breaches, violations, defaults, rights of termination, cancellation, or acceleration, or results that in the aggregate could not reasonably be expected to be Material; (ii) if the Holding Company Merger is approved by the Board of Governors under the BHC Act, or if the Board of Governors waives its jurisdiction over the Holding Company Merger, and if the Bank Merger is approved by the OCC, the Utah Commissioner, and the Superintendent, as may be required, violate any law, statute, rule, or regulation of any Governmental Authority to which any Stockmen's Entity is subject and that is Material to its operations; or (iii) violate any judgment, order, writ, injunction, decree, or ruling to which any Stockmen's Entity or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms of this Agreement will require any authorization, consent, approval, or exemption by any Person which has not been obtained, or any notice or filing that has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by, notices to, or filings with the Board of Governors, the OCC, the Utah Commissioner, the Superintendent, the SEC, state securities commissions, the Secretary of State of the State of Utah, and the Secretary of State of the State of Arizona.

(b)  Except for approval of this Agreement by the affirmative vote of not less than the requisite percentage of the outstanding voting stock of each class of TS Bancorp or TS Bank, in accordance with the applicable laws of the State of Arizona, and approvals that already have been obtained, no other corporate proceedings on the part of any Stockmen's Entity are necessary to approve or authorize this Agreement, the Mergers, or the other transactions contemplated by this Agreement or the carrying out of the transactions contemplated hereby.

(c)  TS Bancorp has made no election to be subject to any of the provisions of any federal or state anti-takeover laws. The board of directors of TS Bancorp has taken all necessary action so that any applicable provisions of the takeover laws of the United States or of any state, including any control share acquisition, fair price, moratorium, business combination, interested stockholders, or other anti-takeover laws, and any comparable provisions of the Organizational Documents of TS Bancorp do not and will not apply to this Agreement, the Mergers, or the transactions contemplated hereby.

(d)  TS Bancorp has not adopted any shareholder rights plan, "poison pill" or similar plan, or any other plan that could result in the grant of any equity, debt or hybrid security rights to any Person, or that could enable or require any such rights to be exercised, distributed or triggered, in the event of the execution, delivery, or announcement of this Agreement, or in the event of the consummation of the Mergers or any of the transactions contemplated by this Agreement.

Section 7.07  Compliance with BHC Act; Certain Bank Regulatory Matters.

(a)  TS Bancorp is registered as a bank holding company under the BHC Act. All of the activities and investments of TS Bancorp conform to the requirements applicable generally to bank holding companies under the BHC Act and the regulations of the Board of Governors adopted thereunder.

(b)  No Person, other than TS Bancorp, is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over TS Bank or over any company that directly or indirectly has control over TS Bank.

(c)  The capital ratios of each of TS Bancorp and TS Bank comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees. TS Bank is (i) "well capitalized" as that term is defined in 12 C.F.R. § 325.103(b)(i), (ii) "well managed" as that term is defined in 12 C.F.R. § 225.2(s)(1), and (iii) has at least a "satisfactory" rating under the Community Reinvestment Act.

Section 7.08  Subsidiaries.

(a)  Other than TS Bank, which is a direct, wholly-owned subsidiary of TS Bancorp, ACC, which is a direct, wholly-owned subsidiary of TS Bancorp, and the Statutory Trusts, of each of which TS Bancorp owns all of the issued and outstanding common securities, TS Bancorp does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold with the power to vote any shares of the capital stock of any company (except shares of any Federal Home Loan Bank).

(b)  Except as specified in the previous subsection, neither TS Bancorp nor TS Bank has any direct or indirect equity or ownership interest that represents 5 percent or more of the aggregate equity or ownership interest of any Person.

Section 7.09  Capital Structure.

(a)  The authorized capital stock of TS Bancorp consists of 1,000,000 shares of TS Bancorp Stock, of which, as of the date of this Agreement, 370,767 shares have been duly issued and of which 346,713 are validly outstanding, fully paid, and nonassessable, and held by approximately 215 shareholders of record. Such shares of TS Bancorp Stock are the only voting securities of TS Bancorp authorized, issued, or outstanding as of such date; and, except in the case of stock options granted under the 1997 Stock Option Plan of TS Bancorp, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of TS Bancorp, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of TS Bancorp. TS Bancorp holds 24,054 shares of TS Bancorp Stock as treasury shares. None of the TS Bancorp Stock is subject to any restrictions upon transfer under the terms of the Organizational Documents of TS Bancorp or under the terms of any agreement to which TS Bancorp is a party or under which it is bound.

(b)  The authorized capital stock of TS Bank consists of 1,000,000 shares of TS Bank Stock, of which, as of the date of this Agreement, 220,000 shares have been duly issued and are validly outstanding, fully paid, and nonassessable and all of which are held of record and beneficially by TS Bancorp directly, free and clear of any adverse claims. Such shares of TS Bank Stock are the only voting securities of TS Bank authorized, issued, or outstanding as of such date; and there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of TS Bank, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of TS Bank. No shares of TS Bank Stock are held by TS Bank as treasury shares. None of the TS Bank Stock is subject to any restrictions upon transfer under the terms of the Organizational Documents of TS Bank or under the terms of any agreement to which TS Bank is a party or under which it is bound.

(c)  None of the shares of TS Bancorp Stock has been issued in violation of the preemptive rights, if any, of any shareholder.

(d)  Except for this Agreement, TS Bancorp and TS Bank are not aware of any shareholder agreements or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of either TS Bancorp or TS Bank to vote or to dispose of his, her, or its shares of capital stock of that entity.

(e)  TS Bancorp has not granted any shareholders' rights to dissent from any merger.

Table of Contents - Appendix A

Section 7.10  Organizational Documents and Minute Books. The copies of the Organizational Documents of the Stockmen's Entities that have been provided to Zions are true, correct, and complete copies. To the Knowledge of TS Bancorp and TS Bank, the minute books of TS Bancorp and TS Bank which have been made available to Zions (a) contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee of the board of directors) and of the shareholders of TS Bancorp and TS Bank since their respective inceptions; (b) accurately reflect all transactions referred to in such minutes and consents in lieu of meetings; and (c) disclose all Material corporate actions of the shareholders and boards of directors of TS Bancorp and TS Bank and all committees thereof. Except as reflected in such minute books, to the Knowledge of TS Bancorp and TS Bank there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee of the board of directors) or of shareholders of TS Bancorp or TS Bank.

Section 7.11  Books and Records.  The books and records of each Stockmen's Entity fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all Material respects with all applicable accounting and legal requirements. Each Stockmen's Entity follows GAAP applied on a consistent basis in the preparation and maintenance of its books of account and financial statements.

Section 7.12  Regulatory Approvals and Filings, Contracts, Commitments, etc. Schedule 7.12 lists the following, all of which TS Bancorp has made available to Zions:

(a)  All regulatory approvals received since January 1, 1996, of TS Bancorp and TS Bank relating to all bank and nonbank acquisitions or the establishment of de novo operations;

(b)  All TS Bancorp Plans, and any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and similar documents, and any actuarial reports and audits relating to such TS Bancorp Plans;

(c)  All Material contracts, agreements, leases, mortgages, and commitments to which any Stockmen's Entity is a party or may be bound (other than credit agreements and related credit and security-interest documentation entered into by TS Bank as lender, financing leases entered into by TS Bank as lessor, and agreements and arrangements with vendors and service providers cancellable within thirty days without penalty to any Stockmen's Entity); or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

(d)  Any pending application, including any documents or materials related thereto, which has been filed by TS Bancorp or TS Bank with any Governmental Authority with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary; and

(e)  All federal, state, and local tax returns, including any amended returns, filed by any Stockmen's Entity for the years 2003 through 2005, the most recent audit examination of each Stockmen's Entity by the IRS, and all correspondence or other documents with respect to any examination that has not yet been resolved, the most recent examination from each state or local tax agency if any, for each Stockmen's Entity, and all correspondence or other documents with respect to any examination that has not yet been resolved, and all tax rulings, closing agreements, settlement agreements, or similar documents with respect to any Stockmen's Entity received from or entered into with the IRS or any other taxing authority since January 1, 2000 or that would have continuing effect after the Effective Time.

Section 7.13  Financial Statements.  TS Bancorp has furnished to Zions the TS Bancorp Financial Statements. All of the TS Bancorp Financial Statements, including the related notes, (a) except as indicated in the notes thereto, were prepared in accordance with GAAP consistently applied (subject, in the case of unaudited statements, to the absence of notes and recurring audit adjustments normal in nature and amount), (b) are in accordance in all Material respects with the books and records of TS Bancorp and TS Bank, (c) fairly present the consolidated financial position of TS Bancorp and its consolidated subsidiaries as of such dates, and the consolidated results of operations of TS Bancorp and its consolidated subsidiaries for the periods ended on such dates (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), and (d) reflect provision for, or reserves against, the possible consolidated loan losses of TS Bancorp as of such dates determined in accordance with GAAP consistently applied.

Section 7.14  Call Reports; Bank Holding Company Reports.

(a)  TS Bank has made available to Zions its Call Reports for the calendar quarter dated March 31, 2004 and each calendar quarter thereafter. All of such Call Reports, including the related schedules and memorandum items, were prepared in accordance with GAAP consistently applied or, to the extent different from GAAP, accounting principles mandated by the applicable instructions to such Call Reports.

(b)  No Material adjustments are required to be made to the equity capital account of TS Bank as reported on any of the Call Reports referred to in subsection (a) in order to conform such equity capital account to equity capital as would be determined in accordance with GAAP as of such date.

(c)  TS Bancorp has furnished to Zions (i) its annual report on Form FR Y-6 as filed with the Board of Governors as of December 31, 2005, and (ii) its semiannual report on Form FR Y-9LP as filed with the Board of Governors as of June 30, 2006.

Section 7.15  Absence of Undisclosed Liabilities.  At June 30, 2006, no Stockmen's Entity had any obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) required by GAAP to be set forth on the consolidated balance sheet of TS Bancorp and its consolidated subsidiaries that was Material, or that when combined with all similar obligations or liabilities would have been Material, to TS Bancorp, except (a) as disclosed in the TS Bancorp Financial Statements, or (b) for unfunded loan commitments made by TS Bancorp or TS Bank in the Ordinary Course of Business. The amounts set up as current liabilities for taxes in the TS Bancorp Financial Statements are sufficient for the payment of all Taxes accrued in accordance with GAAP and unpaid at June 30, 2006. Since June 30, 2006, neither TS Bancorp nor TS Bank has incurred or paid any Material obligation or liability except (y) for obligations incurred or paid in connection with transactions by it in the Ordinary Course of Business, or (z) as expressly contemplated herein.

Section 7.16  Absence of Certain Developments.

(a)  Since June 30, 2006, there has been (i) no Material Adverse Effect with respect to TS Bancorp, (ii) no Material deterioration in the quality of the consolidated loan portfolio of TS Bank, and no Material increase in the consolidated level of nonperforming assets or nonaccrual loans at TS Bank or in the level of its consolidated provision for credit losses or its consolidated reserve for possible credit losses; (iii) no declaration, setting aside, or payment by TS Bancorp or TS Bank of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of TS Bancorp or TS Bank, other than customary cash dividends paid by TS Bancorp or TS Bank whose amounts have not exceeded $606,748 per calendar quarter and the intervals between which dividends have not been more frequent than past practice; (iv) no repurchase by TS Bancorp of any of its capital stock; (v) no Material loss, destruction, or damage to any property of TS Bancorp or TS Bank, which loss, destruction, or damage is not covered by insurance; (vi) except in the Ordinary Course of Business or as consented to by Zions in each instance or as otherwise explicitly permitted by this Agreement, and except for extensions of credit to customers of TS Bank and sales of assets held in the securities portfolio of TS Bancorp or TS Bank, no Material acquisition or disposition of any asset, nor any Material contract entered into by TS Bancorp or TS Bank nor any Material amendment or termination of any contract to which TS Bancorp or TS Bank is a party, and (vii) no other transaction by TS Bancorp or TS Bank outside the Ordinary Course of Business involving an amount in excess of $50,000 other than for fair value.

(b)  Neither TS Bancorp nor TS Bank has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Holding Company Merger from qualifying as a reorganization within the meaning of section 368 of the Code.

(c)  Since June 30, 2006, except for the transactions contemplated by this Agreement, (i) each of TS Bancorp and TS Bank has conducted its business only in the Ordinary Course of Business; (ii) TS Bank, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at substantially the same level as existed at June 30, 2006; and (iii) TS Bank, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 2005 and the first six months of 2006, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category of that portfolio, to any Material extent.

Section 7.17  Reserve for Possible Credit Losses.  The most recent of the TS Bancorp Financial Statements reflect a consolidated reserve for possible credit losses that is adequate in accordance with GAAP to absorb reasonably anticipated losses in the consolidated loan and lease portfolios of TS Bank, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management reevaluates the adequacy of such reserve each month based on portfolio performance, current economic conditions, and other factors.

Table of Contents - Appendix A

Section 7.18  Tax Matters.

(a)  All Tax returns and reports required to be filed by or on behalf of any Stockmen's Entity have been timely filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 2005, and all returns filed are complete and accurate for the periods covered thereby. All Taxes of any Stockmen's Entity whether or not shown on any Tax return have been paid except for any Taxes not yet due and payable. None of the Stockmen Entities has engaged in a "reportable transaction," as set forth in Treas. Reg. § 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a "listed transaction," as set forth in Treas. Reg. § 1.6011-4(b)(2). As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any Taxes that might result in a determination Materially adverse to TS Bancorp or TS Bank, except as reserved against in the TS Bancorp Financial Statements. All Taxes due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

(b)  No Stockmen's Entity has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c)  To the extent any Taxes are due from, but have not yet been paid by, any Stockmen's Entity for the period or periods beginning January 1, 2006 or thereafter through and including the date of the Effective Time, adequate provision on an estimated basis has been made for the payment of such taxes by establishment of appropriate tax liability accounts on the monthly financial statements of TS Bancorp.

(d)  Deferred Taxes of TS Bancorp and TS Bank have been provided for on the TS Bancorp Financial Statements in accordance with GAAP as in effect as of the date of such statements.

Table of Contents - Appendix A

(e)  The deductions of TS Bank for bad debts taken and the reserve of TS Bank for loan losses for federal income tax purposes at December 31, 2005, were not greater than the maximum amount permitted under the provisions of section 585 of the Code.

(f)  Other than liens arising under the laws of the State of Arizona, the laws of the State of California, or any other applicable federal, state, or local law with respect to Taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of TS Bancorp or TS Bank.

(g)  TS Bancorp and TS Bank (i) have timely filed all information returns or reports required to be filed with respect to Taxes, including those required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code, (ii) have properly and timely provided to all Persons, other than taxing authorities, all information reports or other documents (for example, Form 1099s, Form W-2s, and so forth) required to be provided to such Persons under applicable law, and (iii) have exercised due diligence in obtaining certified taxpayer identification numbers as required under applicable law.

(h)  The taxable year end of TS Bancorp for federal income tax purposes is December 31.

(i)  TS Bancorp and TS Bank have in all Material respects satisfied all federal, state, local, and foreign withholding tax requirements including income, social security, and employment tax withholding.

(j)  No Stockmen's Entity (i) is, or has been, a member of a group filing a consolidated, combined, or unitary tax return, other than a group the common parent of which is or was TS Bancorp, and (ii) has any liability for the Taxes of any Person (other than a Stockmen's Entity) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(k)  At no time has TS Bancorp made an election to be taxed under Subchapter S of the Code and corresponding provisions under any applicable state and local laws.

Section 7.19  Consolidated Net Worth.  The consolidated net worth of TS Bancorp as of the date of its most recent regularly prepared balance sheet prior to the date of this Agreement, as determined in accordance with GAAP consistently applied, excluding any adjustments made pursuant to section 8.09(b) of this Agreement is not less than the sum of (a) $62,925,000, (b) the proceeds to TS Bancorp of the exercise of stock options outstanding as of June 30, 2006, and (c) the proceeds to TS Bancorp of the sale of treasury stock since June 30, 2006, minus (d) the lesser of $4.9 million or the net after-tax losses (using an assumed effective tax rate of 33.23 percent) realized by TS Bancorp and TS Bank on the sale of held-to-maturity securities since July 1, 2006, and minus (e) the lesser of $1.5 million or the tax-effected excess of the value of liabilities and obligations of TS Bancorp and TS Bank at the Effective Time to make future payments in connection with TS Bank's Supplemental Executive Retirement Plan and related agreements over the expense accrual on the books of TS Bancorp and TS Bank as of June 30, 2006 for such liabilities and obligations.

Table of Contents - Appendix A

Section 7.20  Examinations. To the extent consistent with law, TS Bancorp has heretofore disclosed to Zions the information described in the immediately following sentence contained in the most recent safety-and-soundness, compliance, CRA, and other Reports of Examination with respect to TS Bancorp issued by the Board of Governors and the most recent safety-and-soundness, compliance, CRA, and other Reports of Examination with respect to TS Bank issued by each of the Arizona Department of Financial Institutions, the California Department of Financial Institutions, and the FDIC. Such information so disclosed consists of all material information with respect to the financial, operational, regulatory, compliance, and legal condition of the entity under examination which is included in such reports, and does not omit or will not omit any information necessary to make the information disclosed not misleading.

Section 7.21  Reports.  Since January 1, 2003, each of TS Bancorp and TS Bank has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to effect or file with (a) the Board of Governors, (b) the FDIC, (c) the United States Department of the Treasury, (d) the Arizona Department of Financial Institutions, (e) the California Department of Financial Institutions, (f) the SEC, and (g) any other Governmental Authority having jurisdiction over its operations. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement that, at the time and in the light of the circumstances under which it was made and taking into account any amendment filed prior to the date of this Agreement, is false or misleading with respect to any material fact or that omits to state any material fact necessary in order to make the statements contained therein not false or misleading, except that information as of a later date will be deemed to modify information as of an earlier date.

Section 7.22  Transactions with Insiders and Section 23A Affiliates. Except as set forth on Schedule 7.22,

(a)  There are no outstanding loans or other extensions of credit made by TS Bancorp or TS Bank to any Insider;

(b)  all such outstanding extensions of credit, if any, were at the time they were made and continue to be permitted by and in compliance with the provisions of Regulation O of the Board of Governors;

(c)  all such outstanding extensions of credit have been disclosed in writing by TS Bancorp to Zions in a schedule to this Agreement;

(d)  no Insider has any ongoing Material transaction with TS Bancorp or TS Bank;

Table of Contents - Appendix A
(e)  no Insider has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with TS Bancorp or TS Bank not in the Ordinary Course of Business;

(f)  TS Bank is not a party to any agreement, arrangement, or understanding (whether oral or written) directly or indirectly, with any Section 23A Affiliate, including any purchase, sale, lease, investment, loan, service, or management agreement; and

(g)  all of TS Bank's agreements, arrangements, and understandings with Section 23A Affiliates comply with sections 23A and 23B of the Federal Reserve Act and Regulation W of the Board of Governors.

Section 7.23  SEC Registered Securities. No equity or debt securities of any Stockmen's Entity are registered or required to be registered under the Securities Act or the Exchange Act.

Section 7.24  Legal Proceedings.  Except as disclosed in the TS Bancorp Financial Statements, there is no claim, action, suit, arbitration, investigation, or other proceeding pending against TS Bancorp or TS Bank before any Governmental Authority, arbitrator, or "impartial mediator" or, to the Knowledge of TS Bancorp and TS Bank, threatened against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given.

Section 7.25  Absence of Governmental Proceedings.  Neither TS Bancorp nor TS Bank is a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any Governmental Authority and, to the Knowledge of TS Bancorp and TS Bank, no such proceeding is threatened.

Section 7.26  Federal Deposit Insurance. The deposits held by TS Bank are insured within statutory limits by the Deposit Insurance Fund of the FDIC pursuant to the provisions of the FDI Act, and TS Bank has paid all regular premiums and special assessments and filed all related reports and statements required of it under the FDI Act.

Section 7.27  Other Insurance.

(a)  Schedule 7.27 lists all Material insurance policies of the Stockmen's Entities in force as of the date of this Agreement. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. Neither TS Bancorp nor TS Bank is in default with respect to any such policy that is Material to it.

(b)  All of the bank owned life insurance (BOLI) policies of TS Bancorp permit cash surrender of such policies at each carrier for book value, and no surrender charge, penalty or similar charge and no timing constraint ("crawl-out provision") applies to any of them.

Section 7.28  Labor Matters.

(a)  Neither TS Bancorp nor TS Bank is a party to or bound by any collective bargaining contracts with respect to any employees of TS Bancorp or TS Bank. Since 2000 there has not been, nor to the Knowledge of TS Bancorp and TS Bank was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against TS Bancorp or TS Bank or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. Neither TS Bancorp nor TS Bank is aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

(b)  To the Knowledge of TS Bancorp and TS Bank, each of TS Bancorp and TS Bank is in substantial compliance with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours. To the Knowledge of TS Bancorp and TS Bank, neither TS Bancorp nor TS Bank is engaged in any unfair labor practice. No dispute exists between TS Bancorp or TS Bank and any of their respective employee groups regarding any employee organization, wages, hours, or conditions of employment which would reasonably be expected to interfere with the business or operations of TS Bancorp or TS Bank.

Table of Contents - Appendix A

Section 7.29  Employee Benefit Plans.

(a)  Schedule 7.29 contains a complete list of all the TS Bancorp Plans.

(b)  As to each of the TS Bancorp Plans, TS Bancorp has delivered or made available to Zions true, complete, current, and accurate copies of (i) the executed document or documents governing the plan, including, where applicable, the related trust agreement, insurance policy, and summary plan description (or other description in the case of an unwritten plan); (ii) the most recent and prior two years' actuarial and financial report prepared with respect to the plan if it constitutes a "qualified plan" under section 401(a) of the Code; (iii) the Forms 5500 with all schedules for the last three years; (iv) all IRS rulings, determination letters, and any open requests for such rulings and determination letters that pertain to the plan; and (v) to the extent they pertain to the plan, attorneys' responses to auditors' requests for information for the last three years.

(c)  Except for funding obligations and liabilities to the PBGC pursuant to section 4007 of ERISA, all of which have been fully paid, or any liabilities for benefits owed to plan participants in accordance with the terms of a TS Bancorp Plan, neither TS Bancorp nor TS Bank has any tax, penalty, or liability with respect to any TS Bancorp Plan under ERISA, the Code, or any other applicable law, regulation, or ruling. As to each TS Bancorp Plan with respect to which a Form 5500 has been filed, no change has occurred with respect to the matters covered by the most recent Form 5500 since the date of that form, other than regular accruals and contributions, routine changes in the number of plan participants, and similar insubstantial changes.

(d)  Each TS Bancorp Plan substantially complies and in the past substantially complied in form and operation with all applicable requirements of law and regulation. Neither TS Bancorp nor TS Bank has any liability under any TS Bancorp Plan which is not reflected on the TS Bancorp Financial Statements (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, anniversary awards and the like, provided that such liabilities are not Material in the aggregate). There have not been any non-exempt "prohibited transactions" with respect to any TS Bancorp Plan within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code, nor have there been any "reportable events" within section 4043 of ERISA for which the thirty-day notice requirement of ERISA has not been waived by the PBGC, and the transactions contemplated by this Agreement will not result in a "reportable event" within the meaning of section 4043 of ERISA with respect to any TS Bancorp Plan. There has not been any accumulated funding deficiency within section 302 of ERISA or section 402 of the Code. Neither TS Bancorp nor TS Bank nor any entity under common control under section 414(b), (c), or (m) of the Code has or had any obligation to contribute to any multiemployer plan. As to each TS Bancorp Plan that is subject to Title IV of ERISA, the value of assets of such TS Bancorp Plan is at least equal to the present value of the vested and unvested accrued benefits in such TS Bancorp Plan on a termination and ongoing basis, based upon applicable PBGC regulations and the actuarial methods and assumptions used in the most recent actuarial report. Neither TS Bancorp nor TS Bank has any obligation to provide retiree welfare benefits.

(e)  No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in subsection (a) of this section 7.29, other than routine claims for benefits in the ordinary course, where TS Bancorp or TS Bank may be either (i) liable directly on such action, claim, or demand; or (ii) obligated to indemnify any Person or group of Persons with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

Section 7.30  Compensation. Schedule 7.30 contains a true and correct statement of the names, relationships with TS Bancorp and TS Bank, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2005 of each director, officer, or other employee of each of TS Bancorp and TS Bank whose aggregate compensation for the fiscal year ended December 31, 2005 exceeded $100,000 or whose aggregate compensation at present exceeds the rate of $100,000 per annum. Except for Change in Control Agreements entered into with the consent of Zions, and except for compensation and benefits increases made in the Ordinary Course of Business or to comply with legal requirements, since June 30, 2006 neither TS Bancorp nor TS Bank has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any TS Bancorp Plan or program been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any individual that, considered together with the amendments, waivers, and consents referred to in section 5.10, could individually or collectively give rise to the payment of any amount that would not be deductible by TS Bancorp or TS Bank by reason of section 280G of the Code.

Table of Contents - Appendix A

Section 7.31  Fiduciary and Insurance Activities. Other than a custodian for individual retirement accounts the funds of which are invested in deposits of TS Bank, TS Bank conducts no fiduciary or custodial activities. Other than the sale of credit life insurance, credit accident and health insurance, credit disability insurance, and the forced placement of property and casualty insurance incident to its lending activities, TS Bank does not engage in any insurance activity and holds no insurance license.

Section 7.32  Environmental Liability.

(a)  TS Bancorp and TS Bank have no Knowledge as of the date of this Agreement, nor has any of them been notified by any Governmental Authority, that TS Bancorp or TS Bank is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Environmental Laws.

(b)  Neither TS Bancorp nor TS Bank, nor, to the Knowledge of TS Bancorp and TS Bank, any borrower of TS Bank has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has TS Bancorp or TS Bank or, to the Knowledge of TS Bancorp and TS Bank, any borrower of TS Bank received any notification that any Hazardous Substance that it has disposed of in violation of an Environmental Law has been found at any site at which a Governmental Authority is conducting a remedial investigation or other action pursuant to any Environmental Law.

(c)  No portion of the TS Bancorp Real Estate or property that formerly was TS Bancorp Real Estate has been used by TS Bancorp or TS Bank for the generation, handling, processing, storage, transportation, or disposal of Hazardous Substances in a manner that violates any Environmental Laws and, to the Knowledge of TS Bancorp and TS Bank, no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the TS Bancorp Real Estate or property that formerly was TS Bancorp Real Estate. In the course of its activities, neither TS Bancorp nor TS Bank has generated and neither of them is generating any hazardous waste on any of the TS Bancorp Real Estate or property that formerly was TS Bancorp Real Estate in a manner that violates any Environmental Laws. There has been no past or present Release of Hazardous Substances by TS Bancorp or TS Bank in violation of an Environmental Law on, upon, or into any of the TS Bancorp Real Estate or property that formerly was TS Bancorp Real Estate. In addition, to the Knowledge of TS Bancorp and TS Bank, there have been no such Releases on, upon, or into any real property in the vicinity of any of the TS Bancorp Real Estate or property that formerly was TS Bancorp Real Estate that through soil or groundwater contamination, may be located on any of such TS Bancorp Real Estate or property that formerly was TS Bancorp Real Estate.

(d)  To the Knowledge of TS Bancorp and TS Bank, there are and have been no present or past actions or conditions that could reasonably form the basis of a claim against TS Bancorp or TS Bank, or against any other Person for whose actions TS Bancorp or TS Bank may be liable, under the Environmental Laws or in connection with the generation, transportation, treatment, storage, handling, transfer, disposal, recycling, or receipt of Hazardous Substances.

(e)  To the Knowledge of TS Bancorp and TS Bank, there are no Hazardous Substances present on or in any of the properties owned or used by TS Bancorp or TS Bank in the conduct of their respective businesses or at any geologically or hydrologically adjoining property, including any Hazardous Substances contained in barrels, above-ground or underground storage tanks, landfills, land deposits, dumps, movable or fixed equipment or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of such properties or such adjoining properties, or incorporated into any structure in or on such properties or such adjoining properties.

(f)  With respect to any Collateral Real Estate, neither TS Bancorp nor TS Bank has since January 1, 1996 received notice from any TS Bank borrower or third party, and has no Knowledge that any TS Bank borrower has generated or is generating any Hazardous Substance on any of the Collateral Real Estate in a manner that violates any Environmental Laws or that could reasonably form the basis of a claim against any TS Bank borrower or that there has been any Release of Hazardous Substances by any such borrower on, upon, or into any of the Collateral Real Estate in violation of an Environmental Law, or that there has been any Release in violation of an Environmental Law or that could reasonably form the basis of a claim against any TS Bank borrower on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

(g)  TS Bank has no interest in any real estate partnership or real estate joint venture.

Table of Contents - Appendix A

Section 7.33  Intangible Property.

(a)  Each of TS Bancorp and TS Bank owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and proprietary information or materials that are used in its business as currently conducted and, to its Knowledge, all patents and registered trademarks and service marks, trade names, and copyrights owned by it are valid and subsisting.

(b)  Neither TS Bancorp nor TS Bank is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in substantial violation of any licenses, sublicenses, and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks, and copyrights.

(c)  No claims with respect to (i) the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by TS Bancorp or TS Bank, (ii) any Material trade secret owned by TS Bancorp or TS Bank, or (iii) to the Knowledge of TS Bancorp and TS Bank, any licenses, sublicenses, and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks, and copyrights licensed to it are currently pending or are threatened.

(d)  To the Knowledge of TS Bancorp and TS Bank, there are no valid grounds for any bona fide claims (i) to the effect that the sale or licensing of any product as now sold or licensed by TS Bancorp or TS Bank infringes on any copyright, patent, trademark, service mark, or trade secret of any other Person, (ii) against the use by TS Bancorp or TS Bank of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications used in the business of TS Bancorp or TS Bank as currently conducted, (iii) challenging the ownership or validity of any of the intellectual property rights owned by TS Bancorp or TS Bank, or (iv) challenging the license or right to use any third-party patents, trademarks, service marks, and copyrights used by it.

(e)  To the Knowledge of TS Bancorp and TS Bank, there is no unauthorized use, infringement, or misappropriation of any of the patents, registered and unregistered trademarks and service marks, registered copyrights, or trade names owned by TS Bancorp or TS Bank by any Person, including any employee or former employee of TS Bancorp or TS Bank.

Section 7.34  Real and Personal Property.  Except for property and assets disposed of in the Ordinary Course of Business, each of TS Bancorp and TS Bank possesses good and marketable title to and owns its real and personal property and other assets (other than leased real or personal property), including those properties and assets reflected in the TS Bancorp Financial Statements as of June 30, 2006, or acquired by TS Bancorp or TS Bank subsequent to that date, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would interfere with the business or operations of either TS Bancorp or TS Bank. The leases pursuant to which TS Bancorp and TS Bank lease real or personal property as lessee are valid and effective in accordance with their respective terms; and there is not, under any such lease, any substantial existing default by TS Bancorp and TS Bank or any event that, with the giving of notice or lapse of time or otherwise, would constitute a substantial default by TS Bancorp or TS Bank. The real and personal property leased by either TS Bancorp or TS Bank as lessee is free from any adverse claim that would interfere with its business or operation. The properties and equipment owned or leased as lessee by TS Bancorp and TS Bank (a) are in normal operating condition, free from any known defects, except such minor defects as do not interfere with the continued use of those properties and equipment in the conduct of the normal operations of TS Bancorp and TS Bank; (b) to the Knowledge of TS Bancorp and TS Bank, comply with all applicable zoning and building codes; (c) are not the subject of any pending or, to the Knowledge of TS Bancorp and TS Bank, threatened condemnation proceedings, and (d) to the Knowledge of TS Bancorp and TS Bank, are in substantial compliance with all applicable health and safety related requirements, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.

Table of Contents - Appendix A

Section 7.35  Loans, Leases, and Discounts.

(a)  In the course of its lending, loan administration, and loan collection activities, TS Bank maintains and follows procedures to provide reasonable assurance that risks inherent in the credit process are effectively managed and controlled through prudent selection and assumption of risk, portfolio diversification, and management of loan portfolio performance. These procedures address portfolio composition and distribution, credit standards, limitations on lender authority and on aggregate loans and commitments, including off-balance-sheet exposure, financial information analysis requirements, collateral and structure requirements, pricing guidelines, appraisal requirements, loan documentation, loan grading and loan tracking standards, collections and charge-offs, and internal controls including an independent loan review function and audit function.

(b)  To the Knowledge of TS Bancorp and TS Bank, each loan, lease, and discount reflected as an asset of TS Bank in the TS Bancorp Financial Statements as of June 30, 2006, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $100,000, and no outstanding letter of credit or commitment to extend credit having a notional amount in excess of $100,000, is subject to any asserted defense, offset, or counterclaim known to TS Bancorp or TS Bank.

(c)  Neither TS Bancorp nor TS Bank holds any loans or loan-participation interests purchased from, or participates in any loans originated by, any Person other than TS Bancorp or TS Bank.

Section 7.36  Vendor Contracts. Neither TS Bancorp nor TS Bank nor any of the assets, businesses, or operations of either of them is a party to, or is bound or affected by, or receives benefits under any agreement, arrangement, or commitment to purchase or acquire tangible or intangible goods or services not cancelable according to the terms of such agreement, arrangement, or commitment, by TS Bancorp or TS Bank without penalty greater than $100,000, other than the agreements set forth on Schedule 7.36. The aggregate cost of such cancellation penalties will not exceed $1 million.

Section 7.37  Employment and Severance Arrangements. Schedule 7.37 sets forth

(a)  all Change in Control Agreements; and

(b)  except for at-will employment and service arrangements, all employment and severance contracts, agreements, and arrangements between TS Bancorp or TS Bank and any officer, director, consultant, or other management official of either of them.

Section 7.38  Material Contract Defaults. All contracts, agreements, leases, mortgages, or commitments referred to in section 7.12 are valid and in full force and effect on the date of this Agreement. As of the date of this Agreement and as of the Effective Time, neither TS Bancorp nor TS Bank is or will be in Material default in any substantial respect under any of those contracts, agreements, leases, mortgages, or commitments; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

Section 7.39  Capital Expenditures.  Neither TS Bancorp nor TS Bank has any outstanding commitments to make capital expenditures which in the aggregate exceed $100,000.

Section 7.40  Repurchase Agreements. With respect to all agreements pursuant to which TS Bancorp or TS Bank has purchased securities subject to an agreement to resell, it has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

Table of Contents - Appendix A

Section 7.41  Internal Controls.

(a)  Each of TS Bancorp and TS Bank maintains internal controls to provide reasonable assurance to its board of directors and officers that its assets are safeguarded, its records and reports are prepared in compliance with all applicable legal and accounting requirements and with its internal policies and practices, and applicable federal, state, and local laws and regulations are complied with. These controls extend to the preparation of its financial statements to provide reasonable assurance that the statements are presented fairly in conformity with GAAP or, and to the extent different from GAAP, accounting principles mandated by the FDIC. The controls contain self-monitoring mechanisms, and appropriate actions are taken on significant deficiencies as they are identified.

(b)  Since December 31, 2005, (i) none of TS Bancorp, TS Bank, nor to the Knowledge of TS Bancorp and TS Bank any of the directors, officers, employees, auditors, accountants, or representatives of either of them has received or otherwise had or obtained knowledge of any complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of TS Bancorp or TS Bank or their respective internal accounting controls, including any complaint, allegation, assertion, or claim that TS Bancorp or TS Bank has engaged in questionable accounting or auditing practices, and (ii) no attorney representing TS Bancorp or TS Bank, whether or not employed by either of them, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by TS Bancorp, TS Bank, or any officer, director, employee, or agent of either of them to the board of directors of TS Bancorp or any committee of its board of directors or to any of its directors or officers.

Section 7.42  Dividends. Neither TS Bancorp nor TS Bank has paid any dividend to its shareholders that caused its regulatory capital to be less than the amount then required by applicable law, or that exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

Section 7.43  Brokers and Advisers.  Except for Hovde Financial, Inc., a copy of whose engagement agreement has been provided to Zions, (a) there are no asserted or potential claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of TS Bancorp or TS Bank, in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of TS Bancorp or TS Bank in connection with the transactions contemplated by this Agreement, and (b) neither TS Bancorp nor TS Bank has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

Section 7.44  Interest Rate Risk Management Instruments.

(a)  Schedule 7.44 contains a true, correct, and complete list of all interest-rate swaps, caps, floors, and options agreements and other interest-rate risk management arrangements to which TS Bancorp or TS Bank is a party or by which any of its properties or assets may be bound.

(b)  All interest-rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which TS Bancorp or TS Bank is a party or by which any of its properties or assets may be bound were duly authorized by TS Bancorp or TS Bank, as applicable, and were entered into in the Ordinary Course of Business and, to its Knowledge, in accordance with prudent banking practice and applicable rules, regulations, and regulatory policies and with counterparties believed to be financially responsible at the time and able to understand (either alone or in consultation with their advisors) and to bear the risks of such arrangements and are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. TS Bancorp and TS Bank have substantially performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued; and to the Knowledge of TS Bancorp and TS Bank, there are no breaches, violations, or defaults or allegations or assertions of such by any party thereunder. No such arrangement, were it a loan held by TS Bank, would be classified by TS Bank as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import.

Table of Contents - Appendix A

Section 7.45  COBRA Matters. Schedule 7.45 sets forth the name, address, telephone number, social security number, and date of Qualifying Event of each individual covered under a group health plan that is subject to section 601 of ERISA and sponsored by TS Bancorp or TS Bank or any of their subsidiaries who have experienced a Qualifying Event since March 8, 2005, together with documentation of compliance by TS Bancorp or TS Bank, as the case may be, with applicable notice requirements.

Section 7.46  Opinion. Prior to the execution of this Agreement, TS Bancorp has received an opinion from Hovde Financial, Inc. to the effect that as of the date of the opinion and based upon and subject to the matters set forth in the opinion, the merger consideration to be received by shareholders of TS Bancorp is fair to them from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. TS Bancorp has provided Zions with a true, correct, and complete copy of such opinion.

Section 7.47  Disclosure.  No representation or warranty hereunder and no certificate, written statement, or other document delivered by TS Bancorp or TS Bank hereunder or in connection with this Agreement or any of the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There are no facts known to TS Bancorp or TS Bank which, alone or in the aggregate, reasonably should be expected to have a Material Adverse Effect on TS Bancorp. All copies of documents delivered to Zions by TS Bancorp or TS Bank under this Agreement are true, correct, and complete copies of those documents and include all amendments, supplements, and modifications thereto and all waivers thereunder.

Section 7.48  Regulatory and Other Approvals.

(a)  As of the date of this Agreement, neither TS Bancorp nor TS Bank is aware of any reason why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, and (ii) the continuation after the Effective Time of the business of TS Bancorp and TS Bank as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements that, in the aggregate, would be Material.

(b)  As of the date of this Agreement, neither TS Bancorp nor TS Bank is aware of any reason why all consents and approvals shall not be procured from all other Persons and entities whose consent or approval shall be necessary for (i) consummation of the transactions contemplated by this Agreement, or (ii) the continuation after the Effective Time of the business of TS Bancorp and TS Bank as such business is carried on immediately prior to the Effective Time.

Section 7.49  Business Continuity. Neither TS Bancorp and TS Bank is aware of any reason why the historical businesses of TS Bank may not be conducted following the Bank Merger substantially as they will have been conducted prior to the Bank Merger. Neither TS Bancorp and TS Bank is aware of any reasons why the historical business relationships of TS Bank, including its historical relationships with its customers, may not be maintained following the Bank Merger substantially as they existed prior to the Bank Merger.

Table of Contents - Appendix A

Article 8.
Covenants of TS Bancorp and TS Bank

TS Bancorp (with respect to itself and TS Bank) and TS Bank (solely with respect to itself) each hereby covenants and agrees as follows:

Section 8.01  Rights of Access.  In addition to any other rights of access provided to Zions and NBA herein, until the Effective Time TS Bancorp and TS Bank will give to Zions and NBA and to their representatives, including their certified public accountants, E & Y, full access upon reasonable prior notice during normal business hours to all of the property, documents, contracts, books, and records of TS Bancorp and TS Bank, and such information with respect to their business affairs and properties as Zions or NBA from time to time may reasonably request, it being agreed that inspection of TS Bancorp Real Estate for Adverse Environmental Conditions or Adverse Structural Conditions and inspection for purposes of ascertaining good title to owned TS Bancorp Real Estate are reasonable in all instances, provided such investigation will not unreasonably interfere with the business or operations of TS Bank.

Section 8.02  Shareholder Meeting. TS Bancorp shall hold the Shareholder Meeting in accordance with section 10-1103 of the ABCA and section 215a(a)(2) of title 12, United States Code, as promptly as reasonably possible after the effectiveness of the Registration Statement, after at least ten days' prior written notice thereof to the shareholders of TS Bancorp, to consider nd vote upon the adoption of this Agreement, the Merger, and the other transactions contem-plated hereby. Subject to its fiduciary duty to shareholders, TS Bancorp will use its reasonable best efforts to solicit from stockholders of TS Bancorp proxies in favor of the Holding Company Merger and will take all other action necessary or advisable to secure the vote or consent of stockholders required by the ABCA to approve the Holding Company Merger.

Section 8.03  Monthly and Quarterly Financial Statements; Minutes of Meetings and Other Materials.

(a)  TS Bancorp and TS Bank will continue to prepare all of the monthly and quarterly financial statements and financial reports to regulatory authorities for the months and quarterly periods ending between June 30, 2006 and the date of the Effective Time which they customarily prepared during the period between January 1, 2005 and June 30, 2006 and shall promptly provide Zions with copies of all such financial statements and reports. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with GAAP consistently applied (except that Call Reports may be prepared in accordance with the official instructions applicable thereto at the time of filing).

(b)  TS Bancorp and TS Bank shall promptly provide Zions with (i) copies of all of their periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the Effective Time, and (ii) complete copies of all minutes of meetings of their respective boards of directors and shareholders which meetings take place between the date of this Agreement and the Effective Time, certified by the secretary or cashier or an assistant secretary or assistant cashier of TS Bancorp or TS Bank, as the case may be.

Section 8.04  Extraordinary Transactions. Without the prior written consent of Zions, which in the case of the matters addressed in paragraph (k) of this section 8.04 will not unreasonably be withheld, neither TS Bancorp nor TS Bank will, on or after the date of this Agreement:

(a)  subject to section 8.08, declare or pay any cash dividends or property dividends with respect to any class of its capital stock, with the exception of customary periodic cash dividends paid by TS Bancorp or TS Bank to holders of its common stock in amounts not exceeding the rate paid during the fiscal quarter immediately preceding the date of this Agreement and at intervals that are not more frequent than past practice of that payer;

Table of Contents - Appendix A

(b)  declare or distribute any stock dividend, authorize a stock split, or authorize, issue, or make any distribution of its capital stock or any other securities, or grant any options to acquire such additional securities;

(c)  either (i) merge into, consolidate with, or sell or otherwise dispose of all or substantially all of its assets to any other Person, or enter into any other similar transaction or agree to effect any other similar transaction not in the Ordinary Course of Business except as explicitly contemplated herein, or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated herein;

(d)  convert the charter or form of entity of TS Bank from that in existence on the date of this Agreement to any other charter or form of entity;

(e)  make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock;

(f)  except in the Ordinary Course of Business, as otherwise explicitly permitted by this Agreement, or to accomplish the transactions contemplated by this Agreement, voluntarily incur or agree to incur any Material liability or obligation, make any Material commitment or disbursement, acquire or dispose of any Material property or asset, make any Material contract or agreement, pay or voluntarily become obligated to pay any Material legal, accounting, or miscellaneous other expense, or engage in any Material transaction, provided that TS Bank may sell assets held in its securities portfolio;

(g)  other than in the Ordinary Course of Business, and excluding statutory liens, voluntarily subject or agree to subject any of its properties or assets to any lien, claim, charge, option, or encumbrance;

(h)  enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $100,000 or that in the aggregate exceed $250,000;

(i)  price any of its deposit account categories other than consistently with its historical deposit pricing methods and practices;

(j)  solicit or accept any deposit that, under 12 C.F.R. § 337.6(a)(2), would constitute a "brokered deposit";

(k)  except for increases in the Ordinary Course of Business, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of June 30, 2006, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee;

Table of Contents - Appendix A

(l)  pay or obligate itself to pay any bonus to any officer, director, consultant, other management official, or employee which, when combined with other bonuses paid or obligated to be paid by TS Bancorp and TS Bank on or after January 1, 2006, would exceed 220 percent of the amount accrued on the books of TS Bancorp and TS Bank as of June 30, 2006 for the payment of 2006 bonuses;

(m)  except as otherwise required by law, create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit;

(n)  other than to employ non-officer employees in the Ordinary Course of Business for the purpose of filling vacancies or of staffing de novo branches, or directly to facilitate the transactions contemplated by this Agreement, enter into any employment or personal services contract with any Person;

(o)  purchase any loans or loan-participation interests from, or participate in any loans originated by, any Person other than TS Bancorp or TS Bank; nor

(p)  acquire or establish any subsidiary.

Section 8.05  Preservation of Business.  Each of TS Bancorp and TS Bank will:

(a)  carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore;

(b)  use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel;

(c)  use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with customers and others having business dealings with it;

(d)  comply with each contract, agreement, commitment, or obligation to which it is a party or by which it may be bound;

(e)  conduct its affairs so that at the Effective Time (i) none of its representations and warranties will be inaccurate (A) due to its deliberate act or (B) if such inaccuracy has, or can reasonably be expected to have, together with all other such inaccuracies, a Material Adverse Effect on TS Bancorp or TS Bank, (ii) none of its covenants and agreements will be breached, and (iii) no condition in this Agreement will remain unfulfilled by reason of its actions or omissions;

(f)  not take any action reasonably likely to cause the Holding Company Merger to fail to qualify as a reorganization within the meaning of section 368 of the Code;

(g)  not amend its Organizational Documents; and

(h)  not grant or expand any shareholders' rights to dissent from any merger.

Table of Contents - Appendix A

Section 8.06  Comfort Letter. At the time of the effectiveness of the Registration Statement, but prior to the mailing of the Proxy Statement, and on the date of the Effective Time, TS Bancorp shall furnish Zions with a letter from McGladrey & Pullen, LLP, its independent auditors, in form and substance acceptable to Zions, stating that (a) they are independent accountants with respect to TS Bancorp within the meaning of the Securities Act and the published rules and regulations thereunder and (b) a reading of the latest available unaudited financial statements of TS Bancorp and TS Bank and inquiries of certain officials of TS Bancorp and TS Bank responsible for financial and accounting matters as to transactions and events since the date of the most recent statement of condition included in their most recent report with respect to TS Bancorp and TS Bank did not cause them to believe that (i) such latest available unaudited financial statements are not stated on a basis consistent with that followed in TS Bancorp's and TS Bank's financial statements; or (ii) except as disclosed in the letter, at a specified date not more than five Business Days prior to the date of such letter, there was any change in TS Bancorp's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of TS Bancorp or the consolidated allowance for loan and lease losses of TS Bancorp as compared with the respective amounts shown in the most recent TS Bancorp and TS Bank financial statements. The letter shall also cover such other matters pertaining to TS Bancorp's and TS Bank's financial data and statistical information as may reasonably be requested by Zions.

Section 8.07  TS Bancorp Affiliates' Agreements. Schedule 8.07 lists each individual known to TS Bancorp who as of the date of execution of this Agreement is reasonably likely to be deemed to be a TS Bancorp Affiliate. TS Bancorp will furnish to Zions a list of each individual known to TS Bancorp who is not listed on Schedule 8.07 and who at the date of the special meeting of the TS Bancorp share-holders to vote upon the transactions contemplated by this Agreement is reasonably likely to be deemed to be a TS Bancorp Affiliate.

Section 8.08  Dividend Coordination.

(a)  The board of directors of TS Bancorp shall cause its regular quarterly dividend record dates and payment dates for TS Bancorp Stock to be the same as the regular quarterly dividend record dates and payment dates for Zions Stock (in particular, by deferring the record date for TS Bancorp Stock by up to thirty days beginning in the second quarter following the quarter in which this Agreement is executed), and TS Bancorp shall not thereafter change its regular dividend payment dates and record dates, provided that TS Bancorp may pay its scheduled November 1, 2006 regular dividend.

(b)  If the Effective Time is after March 1, 2007, then any covenant or agreement of TS Bancorp or TS Bank contained in this Agreement to the contrary notwithstanding, TS Bancorp may declare for payment to its stockholders on the day of the Effective Time a special cash dividend in the aggregate amount of (i) the actual consolidated undistributed after-tax earnings of TS Bancorp, determined in accordance with GAAP, for each whole calendar month between March 1, 2007 and the Business Day before the Effective Time, using an assumed effective tax rate of 33.23 percent, and (ii) for the period between the last whole calendar month before the Effective Time and the Business Day before the Effective Time, the product of the number of days in such period and 1/365th of the consolidated after-tax earnings of TS Bancorp in 2006, determined in accordance with GAAP; provided that if the failure of the Merger to occur on or before March 1, 2007 is due to delay on the part of TS Bancorp or any subsidiary of TS Bancorp, then no dividend may be paid under this section 8.08(b).

Section 8.09  Accruals and Reserves.

(a)  From the date of this Agreement until the Effective Time, TS Bank shall:

(i)  make periodic provisions to its allowance for possible loan and lease losses at intervals and in amounts substantially the same as it made during the first six months of 2006, and

(ii)  maintain its allowance for possible loan and lease losses at a dollar level no lower than that which existed at June 30, 2006.

(b)  To the extent permitted by law, TS Bank shall establish such additional accruals and reserves as NBA shall determine are reasonably necessary to conform the accounting and credit loss reserve practices and methods of TS Bank to those of NBA, provided that no such action need be effected until all approvals and consents of Governmental Authorities necessary to consum-mate the Mergers have been received. Except to the extent required by GAAP, in making the calculations in sections 5.05, 5.06, and 7.19 of this Agreement and in determining the existence of a Material Adverse Effect the accruals and reserves made in compliance with this section shall be disregarded.

Section 8.10  1997 Plan. Within sixty days of the date of this Agreement, the Compensation Committee of the board of directors of TS Bancorp shall (a) cancel, as of the day before the Effective Time, all of the stock options that are then outstanding pursuant to the 1997 Plan, (b) give reasonable advance notice of the cancellation to each holder of stock options granted under the 1997 Plan, and (c) permit each holder of stock options granted under the 1997 Plan to exercise the stock options he or she holds for a reasonable period prior to the effective date of the cancellation.

Table of Contents - Appendix A

Section 8.11  Landlord Consents. TS Bancorp and TS Bank shall use commercially reasonable efforts to obtain all Landlord Consents as soon as reasonably practicable after the execution of this Agreement.

Section 8.12  Updates to Schedules. Upon the later of (a) two Business Days after the Effective Time is determined or (b) fifteen Business Days prior to the Effective Time and as of the Effective Time, TS Bancorp and TS Bank will deliver to Zions any updates to the schedules to their representations which may be required to disclose events or circumstances arising after the date of this Agreement, provided that any failure to comply with this requirement will not constitute the failure of any condition set forth in section 5.01 unless the underlying event not disclosed would independently result in a failure of a condition set forth in section 5.01. Such schedules shall be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the update to a schedule shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such update to a schedule. For purposes of determining whether the condition set forth in section 5.01 to obligations of Zions have been met, any such updates to schedules delivered to Zions shall be disregarded unless Zions shall have agreed to accept any changes reflected in such updates to schedules.

Section 8.13  Subsequent Events. Until the Effective Time, TS Bancorp and TS Bank will immediately advise Zions in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains Knowledge and that (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed by TS Bancorp or TS Bank in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by TS Bancorp or TS Bank of a covenant contained in this Agreement impossible or make such performance substantially more difficult than in the absence of such fact or occurrence, or that (if existing and known at the time of the Effective Time) would cause a condition to any Party's obligations under this Agreement not to be fully satisfied.

Section 8.14  Inconsistent Activities. TS Bancorp will immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of this Agreement with any persons other than Zions with respect to any proposal for the merger, consolidation or other business combination or similar transaction involving TS Bancorp or TS Bank or any other proposal or offer to acquire in any manner more than 1 percent of the voting power in, or more than 1 percent of the business, assets, or deposits of, TS Bancorp or TS Bank, other than the transactions contemplated by this Agreement. TS Bancorp will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any such proposal. Unless and until the Holding Company Merger has been consummated or this Agreement has been terminated in accordance with its terms, neither TS Bancorp or TS Bank will (a) solicit or encourage, directly or indirectly, any inquiries or proposals to acquire more than 1 percent of the TS Bancorp Stock or more than 1 percent of the TS Bank stock or any significant portion of the assets of either of them (whether by tender offer, merger, purchase of assets, or other transactions of any type); (b) afford any third party that may be considering any such transaction access to its properties, books, or records; (c) enter into any discussions or negotiations for, or enter into any agreement or understanding that provides for, any such transaction, or (d) authorize or permit any of its directors, officers, employees, or agents to do or permit any of the foregoing; provided that in the event TS Bancorp receives an unsolicited bona fide Alternative Proposal after the execution of this Agreement and prior to (but not after) the approval of this Agreement by the shareholders of TS Bancorp at the Shareholder Meeting, and the TS Bancorp board of directors concludes in good faith that such Alternative Proposal constitutes a superior proposal, TS Bancorp may, and may permit its subsidiaries and its and its subsidiaries' representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the board of directors of TS Bancorp concludes reasonably and in good faith (and after receiving the written advice of Stinson Morrison Hecker LLP and taking into account the written advice of its financial advisors (which shall be a nationally recognized investment banking firm) that failure to take such actions would result in a violation of its fiduciary duties under applicable law; provided that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement entered into with Zions; provided further that TS Bancorp and the board of directors of TS Bancorp shall keep Zions informed of the status and terms of any such proposals, offers, discussions, or negotiations on a prompt basis, including by providing a copy of all material documentation or correspondence relating thereto. If TS Bancorp or TS Bank becomes aware of any offer or proposed offer to acquire any shares of capital stock of TS Bancorp or TS Bank or any significant portion of the assets of TS Bancorp or TS Bank (regardless of the form of the proposed transaction) or of any other matter that could adversely affect this Agreement, the Holding Company Merger, or the Bank Merger, TS Bancorp or TS Bank, as applicable, shall immediately give notice thereof to Zions. Nothing contained in this Agreement shall prevent TS Bancorp or the Board of Directors of TS Bancorp from complying with mandatory provisions of Rule 14e-2 under the Exchange Act with respect to an Alternative Proposal to the extent such rule applies to TS Bancorp.

Table of Contents - Appendix A

Section 8.15  Banker's Bank of the West. At least thirty days prior to the Effective Time, TS Bancorp shall (a) take all necessary actions to pay, satisfy, and terminate, without default, the BBW Obligations; (b) cause BBW to terminate, cancel, and return to TS Bancorp marked "satisfied" all documents related to the BBW Obligations including (1) the Loan Agreement dated November 7, 1998 by and between TS Bancorp and BBW, as amended or modified, (2) the Promissory Note dated March 25, 1999, by TS Bancorp in favor of BBW in the original principal amount of $5,000,000, as amended or modified, and (3) the Stock Pledge Agreement dated March 25, 1999, between TS Bancorp and BBW; (4) any and all Uniform Commercial Code filings by BBW against TS Bancorp; (c) cause BBW to transfer and deliver to TS Bancorp all capital stock of TS Bank including all stock certificates and stock powers, free and clear of any and all liens, claims and encumbrances thereon; and (d) take any and all other actions as may be necessary to cause such TS Bank stock to be owned by TS Bancorp free and clear of any and all liens, claims and encumbrances thereon.

Section 8.16  COBRA Obligations. For all individuals covered under a group health plan that is subject to section 601 of ERISA and sponsored by TS Bancorp or TS Bank, and who experience a "qualifying event" (as defined in section 603 of ERISA) within thirty days of the date of this Agreement, TS Bancorp or TS Bank, as the case may be, shall remain responsible for providing all notices and election forms necessary to comply with ERISA and the Code and will take all steps necessary to implement elections pursuant to such notices.

Section 8.17  Sale of Investment Securities and Mutual Funds. On or before October 3, 2006 TS Bancorp and TS Bank shall sell securities held in the consolidated investment securities and mutual funds portfolios of TS Bancorp having an aggregate book value as of June 30, 2006 of not less than $250 million and reinvest the cash proceeds of such sales in short-term liquid investments whose interest-rate sensitivity characteristics shall be reasonably acceptable to Zions and NBA.

Article 9.
Representations and Warranties of Zions and NBA

Zions (with respect to itself and NBA), and NBA (solely with respect to itself) each represent and warrant to TS Bancorp and TS Bank as follows:

Section 9.01  Organization, Powers, and Qualification. Each of Zions and NBA is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of Zions and NBA owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not be Material. Each of Zions and NBA is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could be Material.

Section 9.02  Execution and Performance of Agreement. Each of Zions and NBA has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms.

Table of Contents - Appendix A

Section 9.03  Binding Obligations; Due Authorization. This Agreement constitutes the valid, legal, and binding obligations of each of Zions and NBA enforceable against each of them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of Zions and NBA. No other corporate proceedings on the part of either of them are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

Section 9.04  Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms of this Agreement will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the Organizational Documents of Zions or NBA. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of Zions or NBA pursuant to any agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including any lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, except for such conflicts, breaches, violations, defaults, rights of termination, cancellation, or acceleration, or results that in the aggregate could not reasonably be expected to be Material, or (b) if the Holding Company Merger is approved by the Board of Governors under the BHC Act, or if the Board of Governors waives its jurisdiction over the Holding Company Merger, and if the Bank Merger is approved by the OCC, the Utah Commissioner, and the Superintendent, violate any law, statute, rule, or regulation of any Governmental Authority to which Zions or NBA is subject and that is Material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms of this Agreement will require any authorization, consent, approval, or exemption by any Person which has not been obtained, or any notice or filing that has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by, notices to, or filings with the Board of Governors, the OCC, the Utah Commissioner, the Superintendent, the SEC, state securities commissions, the Secretary of State of the State of Utah, and the Secretary of State of the State of Arizona.

Table of Contents - Appendix A

Section 9.05  Brokers and Advisers.

(a)  There are no asserted or potential claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Zions or NBA in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of either of them.

(b)  Neither Zions nor NBA has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

Section 9.06  Books and Records.  The books and records of each of Zions and NBA fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in substantial compliance with all applicable legal and accounting requirements. Each of Zions and NBA follows GAAP applied on a consistent basis in the preparation and maintenance of its books of account and financial statements.

Section 9.07  Capitalization.

(a)  The authorized capital stock of Zions consists of 3,000,000 shares of preferred stock, no par value, and 350,000,000 shares of Zions Stock. As of June 30, 2006, (i) 106,611,731 shares of Zions Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Zions stockholder, (ii) no shares of Zions common stock were held in the treasury of Zions, and (iii) 7,235,439 shares of Zions Stock were subject to outstanding stock options issued pursuant to Zions' stock option plans. Except as set forth in clause (a)(iii) of this section 9.07, and except in connection with the Zions Shareholder Rights Protection Plan, there are no outstanding options, warrants or other rights, agreements, arrangements or commitments of any character, including, without limitation, voting agreements or arrangements, relating to the issued or unissued capital stock or other equity interests of Zions or obligating Zions to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, Zions.

                               (b)  The Zions Stock to be issued pursuant to the Holding Company Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

Section 9.08  Financial Statements.  Zions has furnished to TS Bancorp the Zions Financial Statements. All of the Zions Financial Statements, including the related notes, (a) except as indicated in the notes thereto, were prepared in accordance with GAAP consistently applied (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), and (b) are in accordance with the books and records of Zions, (c) fairly reflect the consolidated financial position of Zions as of such dates, and the consolidated results of operations of Zions for the periods ended on such dates, and do not fail to disclose any extraordinary or out-of-period items, and (d) reflect, in accordance with GAAP, consistently applied, adequate provision for, or reserves against, the possible consolidated loan losses of Zions as of such dates. Zions has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date requiring disclosure pursuant to Item 304 of Regulation S-K promulgated by the SEC.

Section 9.09  SEC Reports. Zions has filed all forms, reports, and documents required to be filed with the SEC since December 31, 2003, and as of the date of this Agreement has delivered or made available to TS Bancorp (a) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2003, December 31, 2004, and December 31, 2005, (b) all proxy statements relating to Zions' meetings of shareholders (whether annual or special) held since December 31, 2003, (c) all Reports on Form 8-K filed by Zions with the SEC since December 31, 2003, (d) all other reports or registration statements filed by Zions with the SEC since December 31, 2003, and (e) all amendments and supplements to all such reports and registration statements filed by Zions with the SEC since December 31, 2003. Such forms, reports, and documents were prepared Materially in accordance with the requirements of applicable law and did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

Table of Contents - Appendix A

Section 9.10  Qualification as a Reorganization. Neither Zions nor NBA has taken or agreed to take any action, or is aware of any fact or circumstance, that would or would be reasonably likely to adversely affect the Holding Company Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code.

Section 9.11  Absence of Material Adverse Effect.  Since June 30, 2006, there has been no Material Adverse Effect with respect to Zions.

Section 9.12  Disclosure.  No representation or warranty hereunder and no certificate, statement, or other document delivered by Zions or NBA hereunder or in connection with this Agreement or any of the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to Zions or NBA that might have a Material Adverse Effect on Zions that has not been disclosed in the Zions Financial Statements or a certificate or other document delivered by Zions to TS Bancorp. All copies of all documents delivered to TS Bancorp or TS Bank by Zions under this Agreement are true, correct, and complete copies of those documents and include all amendments, supplements, and modifications thereto and all waivers thereunder.

Section 9.13  Regulatory and Other Approvals.

(a)  As of the date of this Agreement, Zions and NBA are not aware of any reason why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, and (ii) the continuation after the Effective Time of the business of Zions as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements that, in the aggregate, would be Material.

(b)  As of the date of this Agreement, Zions and NBA are not aware of any reason why all consents and approvals shall not be procured from all other Persons and entities whose consent or approval shall be necessary for (i) consummation of the transactions contemplated by this Agreement, or (ii) the continuation after the Effective Time of the business of Zions as such business is carried on immediately prior to the Effective Time.

Section 9.14  Updates to Representations and Warranties. Upon the later of (a) two Business Days after the Effective Time is determined or (b) fifteen Business Days prior to the Effective Time and as of the Effective Time, Zions will deliver to TS Bancorp any updates to its representations which may be required to disclose events or circumstances arising after the date of this Agreement, provided that any failure to comply with this requirement will not constitute the failure of any condition set forth in section 6.01 unless the underlying event not disclosed would independently result in a failure of a condition set forth in section 6.01. Such representations shall be updated only for the purpose of making the representations and warranties contained in this Agreement true and correct in all material respects as of the date such representation is updated, and the update to a representation shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such update. For purposes of determining whether the condition set forth in section 6.01 to obligations of Zions have been met, any such updates to representations delivered to TS Bancorp shall be disregarded unless TS Bancorp shall have agreed to accept any changes reflected in such updates.

Article 10.
Covenants of Zions and NBA

Zions (with respect to itself and NBA) and NBA (solely with respect to itself) each hereby covenant and agree as follows:

Section 10.01  Conduct of Affairs. Each of Zions and NBA will:

(a)  conduct its affairs so that at the Effective Time none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions; and

Table of Contents - Appendix A

(b)  use commercially reasonable efforts to cause the Holding Company Merger to qualify as a reorganization within the meaning of section 368 of the Code and not take any action reasonably likely to cause the Holding Company Merger not to so qualify.

Section 10.02  Nasdaq Listing. Zions will use commercially reasonable efforts to cause the shares of Zions Stock to be issued in the Holding Company Merger to be listed or authorized for listing on the Nasdaq Global Select Market as of the time of the effectiveness of the Registration Statement, subject to official notice of issuance.

Section 10.03  Subsequent Events. Until the Effective Time, Zions and NBA will immediately advise TS Bancorp in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains Knowledge and that (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed by Zions or NBA in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by Zions or NBA of a covenant contained in this Agreement impossible or make such performance Materially more difficult than in the absence of such fact or occurrence, or that (if existing and known at the time of the Effective Time) would cause a condition to any Party's obligations under this Agreement not to be fully satisfied.

Section 10.04  Trust Preferred Securities. At the Effective Time, Zions shall expressly assume all of TS Bancorp's obligations under the indentures related to the subordinated debentures issued by TS Bancorp in connection with the issuances by the Statutory Trusts of preferred securities intended to be "qualified trust preferred securities" as defined in regulatory capital guidelines of the Board of Governors or to qualify as grandfathered trust preferred securities and shall execute any documents, instruments, and agreements, including any supplemental indentures, guarantees, or declarations of trust required by such indentures, the subordinated debentures, or the trust preferred securities issued by the Statutory Trusts, or as may reasonably be requested by the applicable trustees, and thereafter shall perform all of TS Bancorp's obligations with respect to the subordinated debentures and the trust preferred securities issued by the Statutory Trusts.

Section 10.05  Indemnification. Following the Effective Time, Zions will indemnify, defend and hold harmless the present and former directors and officers of TS Bancorp and TS Bank against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities as incurred, in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of actions or omissions occurring at or before the Effective Time (including the transactions contemplated by this Agreement), to the same extent as such persons are indemnified or have the right to advancement of expenses pursuant to the Organizational Documents and indemnification agreements, if any, in effect on the date of this Agreement with TS Bancorp and TS Bank.

Section 10.06  TS Bank Funding Needs. At any time from September 25, 2006 until October 10, 2006, Zions shall cause one or more of its bank subsidiaries (whose identity or identities are mutually and reasonably acceptable to Zions and TS Bank) to issue to TS Bank (against proper payment therefor by TS Bank in immediately available funds) one or more certificates of deposit in an aggregate amount not to exceed the aggregate proceeds of the sale of the investment securities and mutual fund shares sold by TS Bancorp and TS Bank pursuant to section 8.17. The terms of such certificate or certificates of deposit will include a maturity date of May 1, 2007, an annual percentage yield of 5.37 percent payable at maturity, and such other terms as are customary for large-denomination certificates of deposit of the issuing bank.

Table of Contents - Appendix A

Article 11.
Additional Agreements

Section 11.01  Proxy Statement and Registration Statement. As promptly as practicable after the execution of this Agreement, TS Bancorp and Zions will prepare and file with the SEC the Proxy Statement and Registration Statement relating to the approval of this Agreement and the transactions contemplated hereby, including the Holding Company Merger, by the stockholders of TS Bancorp and will use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Each of TS Bancorp and Zions will furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the other filings, or that is customarily included in Proxy Statement or other filings prepared in connection with transactions of the type contemplated by this Agreement. Each of TS Bancorp and Zions will use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the other filings and to cause the definitive Proxy Statement to be mailed to TS Bancorp's stockholders as promptly as reasonably practicable after the date of this Agreement. Each party will promptly notify the other party upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the other filings and will provide the other party with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement or the other filings, provided that Zions need not provide to TS Bancorp and TS Bank copies of those portions of correspondence, if any, between it and its representatives, on the one hand, and the SEC and its staff, on the other hand that do not relate to TS Bancorp or TS Bank or to the transactions contemplated by this Agreement. If at any time prior to the Shareholder Meeting, any information relating to TS Bancorp, Zions or any of their respective affiliates, officers or directors should be discovered by TS Bancorp or Zions which should be set forth in an amendment or supplement to the Proxy Statement or the other filings, so that the Proxy Statement or the other filings do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information will promptly notify the other party, and an appropriate amendment or supplement describing such information will be filed with the SEC and, to the extent required by applicable law, disseminated to the stockholders of TS Bancorp. Except with respect to correspondence, if any, between Zions and its representatives, on the one hand, and the SEC and its staff, on the other hand that do not relate to TS Bancorp or TS Bank or to the transactions contemplated by this Agreement, prior to filing or mailing the Proxy Statement or filing the other filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document will provide the other party an opportunity to review and comment on that document or response.

Section 11.02  Information. Each of Zions and TS Bancorp agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of Zions and TS Bancorp further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Proxy Statement or the Registration Statement.

Section 11.03  Regulatory Filings.

(a)  Subject to the other provisions of this Agreement, the parties hereto shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals, and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement; and any initial filings with Governmental Authorities shall be made by Zions (and TS Bancorp, if applicable) as soon as reasonably practicable after the execution of this Agreement. Each of Zions and TS Bancorp shall have the right to review in advance, subject to applicable laws relating to the exchange of information, all of the information relating to such party and any of its subsidiaries that appears in any filing made by the other party with, or written information submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement.

(b)  Each party agrees, upon request, to furnish the other parties with all information concerning itself, its subsidiaries (if applicable), directors, officers, and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice, or application made by or on behalf of such other parties or any of their respective subsidiaries to any third party or Governmental Authority.

Table of Contents - Appendix A

Article 12.
Closing

Section 12.01  Place and Time of Closing.  Closing shall take place at a mutually agreeable location within the State of Arizona, or such other place as the Parties choose, or (if the Parties shall be unable to agree on such a location or place) at the office of NBA located at 6001 North Twenty-Fourth Street, Phoenix, Arizona, commencing at 10:00 a.m., local time, on the date of the Effective Time, provided that all conditions precedent to the obligations of the Parties to close have then been met or waived.

Section 12.02  Events To Take Place at Closing.  At the Closing, the following actions will be taken:

(a)  Such certificates and other documents as are required by this Agreement to be executed and delivered at or prior to the Effective Time and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by the Parties to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

(b)  the Holding Company Merger and the issuance of shares incident thereto and the Bank Merger shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Holding Company Merger will be settled as soon thereafter as shall be reasonable under the circumstances.

Article 13.
Termination, Damages for Breach, Waiver, and Amendment

Section 13.01  Termination by Reason of Lapse of Time.  Notwithstanding the provisions of section 13.02, this Agreement may be terminated by any Party on or after May 31, 2007, by instrument duly authorized and executed and delivered to the other Parties, unless (a) the Effective Time shall have occurred on or before such date or (b) the failure of the Effective Time to have occurred on or before such date has been due to the failure of the Party seeking to terminate this Agreement, or to the failure of its affiliated Party, to perform or observe its covenants and agreements as set forth herein.

Table of Contents - Appendix A

Section 13.02  Grounds for Termination.  This Agreement may be terminated by written notice of termination at any time before the Effective Time (whether before or after action by shareholders of TS Bancorp):

(a)  by mutual written consent of the Parties;

(b)  by Zions, upon written notice to TS Bancorp given at any time (i) if any of the representations and warranties of TS Bancorp or TS Bank contained in article 7 was incorrect when made, or (ii) in the event of a breach or failure by TS Bancorp or TS Bank of any covenant or agreement of TS Bancorp or TS Bank contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to TS Bancorp or TS Bank and which inaccuracy, breach, or failure, if continued to the Effective Time, would result in any condition set forth in article 4 or article 5 not being satisfied;

(c)  by TS Bancorp, upon written notice to Zions given at any time (i) if any of the representations and warranties of Zions or NBA contained in article 9 was incorrect when made, or (ii) in the event of a breach or failure by Zions or NBA of any covenant or agreement of Zions or NBA contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Zions or NBA, as the case may be, and which inaccuracy, breach, or failure, if continued to the Effective Time, would result in any condition set forth in article 4 or article 6 not being satisfied;

(d)  by either Zions or TS Bancorp upon written notice given to the other if the board of directors of either Zions or TS Bancorp shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Holding Company Merger has become inadvisable or impracticable by reason of the institution of litigation by a Governmental Authority to restrain or invalidate the transactions contemplated by this Agreement;

(e)  by either Zions or TS Bancorp upon written notice given to the other if any of the approvals referred to in section 3.02, 3.03, 3.04, 3.05, or 3.06 are denied and such denial has become final and nonappealable;

(f)  by either Zions or TS Bancorp upon written notice given to the other if the shareholders of TS Bancorp shall have voted on and failed to adopt this Agreement at the Shareholder Meeting;

(g)  By Zions, at any time during the three-Business-Day period beginning on the seventh Business Day preceding the Effective Time, if the Average Closing Price is more than $93.24; provided that Zions will have no right to terminate this Agreement under this section 13.02(g) if Zions is acquired by any other Person not affiliated with it or has announced an acquisition by any other Person not affiliated with it after the date of this Agreement and prior to the Effective Date, whether that acquisition is through merger, stock purchase, consolidation or other business combination; and provided further that if Zions chooses to exercise its -right pursuant to this section 13.02(g), it shall give immediate written notice thereof to TS Bancorp. During the three-Business-Day period commencing with receipt of such notice, TS Bancorp shall have the option to agree that the "Zions Divisor" for purposes of the Holding Company Merger Agreement shall be the Average Closing Price divided by 1.15. If TS Bancorp so elects within such three-Business-Day period, it shall give immediate written notice thereof to Zions, whereupon no termination shall have occurred pursuant to this section 13.02(g) and this Agreement shall remain in effect in accordance with its terms (except that the Parties will promptly amend the Holding Company Merger Agreement to provide that the "Zions Divisor" shall be the Average Closing Price divided by 1.15);

(h)  by TS Bancorp, at any time during the three-Business-Day period beginning on the seventh Business Day preceding the Effective Time, if the Average Closing Price is less than $68.92; provided that if TS Bancorp chooses to exercise its -right pursuant to this section 13.02(h), it shall give immediate written notice thereof to Zions. During the three-Business-Day period commencing with receipt of such notice, Zions shall have the option to agree that the "Zions Divisor" for purposes of the Holding Company Merger Agreement shall be the Average Closing Price divided by 0.85. If Zions so elects within such three-Business-Day period, it shall give immediate written notice thereof to TS Bancorp, whereupon no termination shall have occurred pursuant to this section 13.02(h) and this Agreement shall remain in effect in accordance with its terms (except that the Parties will promptly amend the Holding Company Merger Agreement to provide that the "Zions Divisor" shall be the Average Closing Price divided by 0.85); or

(i)  by TS Bancorp, upon written notice to Zions given at any time, if the board of directors of TS Bancorp, based upon the written advice of Stinson Morrison Hecker LLP and taking into account the written advice of its financial advisors (which shall be a nationally recognized investment banking firm), determines in good faith that such termination is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law by reason of an Alternative Proposal being made; provided that TS Bancorp shall have paid the amount of liquidated damages set forth in section 13.03(c).

Section 13.03  Effect of Termination.  In the event of the termination and abandonment of this Agreement pursuant to the provisions of section 13.01 or section 13.02, this Agreement shall become void and have no force or effect, without any liability on the part of Zions, NBA, TS Bancorp, TS Bank, or their respective directors or officers or shareholders, in respect of this Agreement. Notwithstanding the foregoing:

Table of Contents - Appendix A

(a)  the provisions of sections 13.03, 14.01, 14.04, and 14.05 shall survive such termination;

(b)  if such termination is a result of any of the representations and warranties of a Party being incorrect when made or a result of the breach or failure by a Party of a covenant or agreement hereunder, such Party whose representations and warranties were incorrect or who breached or failed to perform its covenant or agreement shall be liable in the amount of $2,250,000 to the other Party or Parties that are not affiliated with it (it being understood and agreed for the purposes of the preceding clause that Zions and NBA are Parties that are affiliated with each other and that TS Bancorp and TS Bank are Parties that are affiliated with each other. Only one payment in the amount set forth in the previous sentence must be made, but the Parties entitled to that payment may decide how the payment is to be allocated among them and if they cannot decide, the payment may be made to either Party entitled to payment;

(c)  if such termination is pursuant to section 13.02(i) of this Agreement, or if this Agreement is terminated for any reason specified in section 13.02(b) of this Agreement and a definitive agreement with respect to an Alternative Proposal is executed by TS Bancorp or TS Bank within one year after such termination, then in either case, and in addition to any amount payable or paid under subsection (b) of this section 13.03, TS Bancorp shall be liable to Zions for liquidated damages in the further amount of $7,500,000. TS Bancorp acknowledges that the agreements contained in subsection (c) of this section 13.03 are an integral part of the transactions contemplated in this Agreement and that, without these agreements, Zions would not enter into this Agreement; and

(d)  unless such termination is pursuant to section 13.02(i), and in the event that the Three-Year Swap Rate (as defined in the next sentence) shall be less than 5.37 percent, then Zions shall be liable to TS Bancorp in the amount of the present value for the period beginning on May 1, 2007 and ending on April 30, 2010 (discounted at the Three-Year Swap Rate) of the product of the aggregate face amount of the certificate or certificates of deposit issued to TS Bank pursuant to section 10.06 and the difference between 5.37 percent per annum and the Three-Year Swap Rate. The "Three-Year Swap Rate" shall be the annual percentage rate imputed from the average of the bid and asked prices as of the close of business (London time) on May 1, 2007 as displayed on page 32 of the Forward Curve Analysis (FWCV) section of the screen service of Bloomberg L.P. (or such other page as may replace page 32 on that service for the purpose of displaying actual or implied London interbank offered rates) with respect to deposits in U.S. dollars with a maturity of three years.

Section 13.04  Waiver of Terms or Conditions.  Any of the terms or conditions of this Agreement, to the extent legally permitted, may be waived at any time prior to the Effective Time by the Party that is, or whose shareholders are, entitled to the benefit thereof, and the other Parties may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

Section 13.05  Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Time by written instrument duly authorized and executed by each of the Parties; provided, however, that (except as specifically provided herein or as may be approved by such shareholders) this Agreement may not be amended after the action by shareholders of TS Bancorp in any respect that would prejudice the economic interests of such TS Bancorp shareholders, or any of them.

Table of Contents - Appendix A

Article 14.
General Provisions

Section 14.01  Allocation of Costs and Expenses.  Except as provided in this section, each Party shall pay its own fees and expenses, including the fees and expenses of its own counsel and its own accountants and tax advisors, incurred in connection with this Agreement and the transactions contemplated thereby. For purposes of this section, the cost of printing and delivering the Proxy Statement shall be deemed to be incurred on behalf of TS Bancorp and the cost of registering under federal and state securities laws the stock of Zions to be received by the shareholders of TS Bancorp shall be deemed to be incurred on behalf of Zions.

Section 14.02  Mutual Cooperation.

(a)  Subject to the terms and conditions herein provided, each Party shall use commercially reasonable efforts, and shall cooperate fully with the other Parties, in expeditiously carrying out the provisions of this Agreement, in expeditiously making all filings, and in obtaining all necessary governmental approvals, and as soon as practicable shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective on the earliest practicable date the transactions contemplated hereby.

(b)  Zions shall promptly prepare and file with the SEC the Registration Statement. Zions and TS Bancorp shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each party will supply in a timely fashion such information concerning such party as shall be necessary or appropriate for inclusion in the Registration Statement.

(c)  Prior to the Effective Time, the Parties shall cooperate, and shall make all reasonable efforts to cause their respective data processing service providers to cooperate, to complete all reasonable steps for an orderly transfer of all applicable data tapes and processing information, and to facilitate an electronic and systematic conversion of all applicable data regarding TS Bancorp and TS Bank to Zions' own system of electronic data processing by the next Business Day following the Effective Time. Each Party shall bear its own costs associated with the transfer of tapes and information and the conversion of data. TS Bancorp will provide, in an industry standard format, all test tapes and reports necessary to complete the transfer and will provide a test conversion tape (including detailed information on all TS Bancorp and TS Bank systems) and set of deconversion reports on or before October 1, 2006, a preliminary tape and set of deconversion reports six weeks prior to the Effective Time, and an updated preliminary tape and set of deconversion reports no more than two weeks prior to the Effective Time. TS Bancorp shall also arrange the delivery to Zions at the main office of Zions (or at such other location as has been designated in writing by Zions no later than five business days before the Effective Time) no later than 6:00 a.m. Mountain time on the day immediately following the Effective Time, two duplicate final data processing conversion file packages and deconversion reports in an industry standard format.

Section 14.03  Form of Public Disclosures.  Zions and TS Bancorp shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

Section 14.04  Confidentiality.  Zions, NBA, TS Bancorp, TS Bank, and their respective subsidiaries shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither Zions, NBA, TS Bancorp, TS Bank, nor their respective subsidiaries shall use any of such information for any other purpose, including the competitive detriment of any other Party. Zions and NBA, on the one hand, and TS Bancorp and TS Bank, on the other hand, shall maintain as strictly confidential all information each of them learns from the other and shall, at any time after termination of this Agreement in accordance with its terms, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the Parties may disclose such information to its respective affiliates, counsel, accountants, tax advisors, and consultants, provided that such parties are advised of the confidential nature of such information and agree to be bound by the terms of this section 14.04. The confidentiality agreement contained in this section 14.04 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

Table of Contents - Appendix A

Section 14.05  Information for Applications and Registration Statement.

(a)  Each Party represents and warrants that all information concerning it that is included in any statement and application (including the Registration Statement) made to any Governmental Authority in connection with the transactions contemplated by this Agreement shall not, with respect to such Party, contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each Person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting Party expressly for use therein. Each Party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, information statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this section 14.05 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the other Parties, and shall survive the termination of this Agreement.

(b)  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in section 14.05(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to any or every Party, then the Parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which any Party may be subject in such proportion as the court of law determines based on the relative fault of the Parties.

Section 14.06  Changes to Transaction Structure. Zions may at any time change the method of effecting the Holding Company Merger (including by providing for the merger of TS Bancorp and a wholly owned subsidiary of Zions) or the method of effecting the Bank Merger (including by providing for the conversion of TS Bank into a national banking association and the merger of such converted association and NBA) if requested by Zions and consented to by TS Bancorp (which consent shall not unreasonably be withheld); provided, however, that no such change shall (a) change the amount or kind of merger consideration provided in this Agreement, (b) adversely affect the tax treatment of the Merger with respect to the stockholders of TS Bancorp, or (c) substantially impede or delay consummation of the transactions contemplated by this Agreement.

Section 14.07  Adjustments for Certain Events. Anything in this Agreement to the contrary notwithstanding, all prices per share, share amounts, per-share amounts, and exchange ratios referred to in this Agreement shall be appropriately adjusted to account for stock dividends, for split-ups, and for reclassifications that are caused by mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for issuances of stock other than in connection with the foregoing and not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer or for the dividend addressed in section 8.08(b).

Table of Contents - Appendix A

Section 14.08  Stock Repurchases. TS Bancorp and TS Bank acknowledge that from time to time Zions repurchases shares of its common stock in the open market in accordance with market conditions. Nothing in this Agreement shall be construed to abridge the right of Zions to continue to do so in compliance with Exchange Act rules and regulations and pursuant to advice of independent securities counsel for Zions.

Section 14.09  Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the Parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart or counterparts.

Section 14.10  Entire Agreement.  This Agreement sets forth the entire understanding of the Parties with respect to their commitments to one another and their undertakings vis-à-vis one another on the subject matter of this Agreement. Any previous agreements or understandings among the Parties regarding the subject matter of this Agreement are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any Person, other than Zions, NBA, TS Bancorp, TS Bank, and their respective shareholders any rights or remedies under or by reason of this Agreement.

Section 14.11  Survival of Representations, Warranties, and Covenants. The respective representations, warranties, covenants, and agreements contained in this Agreement will not survive the Effective Time other than sections 2.05, 10.05, and this article 14 which shall survive the Effective Time. Each Party shall be deemed to have relied upon each and every representation and warranty of the other Parties regardless of any investigation heretofore or hereafter made by or on behalf of such Party.

Section 14.12  Notices.  All notices, consents, waivers, or other communications that are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each Party as follows:

Table of Contents - Appendix A

If to Zions or NBA:

Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111

Attention:
Mr. Doyle L. Arnold
Vice Chairman and Chief Financial Officer

With a required copy to:

Brian D. Alprin, Esq.
Duane Morris LLP
1667 K Street, N.W., Suite 700
Washington, D.C. 20006-1608

If to TS Bancorp or TS Bank:

The Stockmen's Bancorp, Inc.
3825 Stockton Hill Road
Kingman, Arizona 86402-3879

Attention:
Mr. Farrel Holyoak
President and Chief Executive Officer

With a required copy to:

C. Robert Monroe, Esq.
Stinson Morrison Hecker LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

Section 14.13  Waiver of Certain Notices. TS Bancorp in its capacity as shareholder of TS Bank hereby expressly and irrevocably waives:

(a)  the requirement of a meeting of the shareholders of TS Bank to consider and vote upon the Bank Merger, and

(b)  notice of any such meeting, including the publication of notice of the time, place, and object of the meeting in any newspaper, the dispatch of notice by certified or registered mail, and any other form of notice as may be afforded to it by the Arizona Revised Statutes, the National Bank Act, the articles of incorporation and bylaws of TS Bank, or otherwise.

Table of Contents - Appendix A

Section 14.14  Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The Parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the Parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Utah. Each of the Parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

Section 14.15  No Third Party Beneficiaries. No representation, warranty, inducement, promise, understanding, or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Except for Section 10.05, which is intended to benefit the Indemnified Parties to the extent stated, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations, or liabilities upon any person other than the parties hereto.

Section 14.16  Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 14.17  Binding Agreement. This Agreement shall be binding upon the Parties and their respective successors and assigns.

[the remainder of this page is left blank intentionally]

Table of Contents - Appendix A

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ZIONS BANCORPORATION

By:	Doyle L. Arnold
Doyle L. Arnold
Title: Vice Chairman and Chief Financial Officer

THE STOCKMEN'S BANCORP, INC.

By:	Farrel Holyoak
Farrel Holyoak
Title: President and Chief Executive Officer

NATIONAL BANK OF ARIZONA

By:	Keith D. Maio
Keith D. Maio
Title: President and Chief Executive Officer

THE STOCKMEN'S BANK

By:	Farrel Holyoak
Farrel Holyoak
Title: President

Table of Contents - Appendix A

SCHEDULE 2.06

Tod W. Becker
Tod W. Becker and Lorilee M. Becker
William W. Becker
The William W. Becker Living Trust
Farrel Holyoak
Charles Schwab & Co., Inc. Custodian Farrel Holyoak IRA
Colleen K. Kirby
Lingenfelter Family Trust
Edward D. Jones & Co. Custodian FBO John G. Lingenfelter
Edward D. Jones & Co. Custodian FBO Diana Lingenfelter
Lingenfelter Investments Ltd Partnership

Table of Contents - Appendix A

EXHIBIT I

HOLDING COMPANY MERGER AGREEMENT

PLAN OF MERGER

This Plan of Merger is made and entered into as of September 8, 2006, between THE STOCKMEN'S BANCORP, INC. ("TS Bancorp"), a corporation organized under the laws of the State of Arizona, and ZIONS BANCORPORATION ("Zions"), a corporation organized under the laws of the State of Utah. TS Bancorp and Zions are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

RECITALS

TS Bancorp is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. As of June 30, 2006 the authorized capital stock of TS Bancorp consisted of 1,000,000 shares of Common Stock, no par value, of which 336,835 shares were issued and outstanding.

Zions is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah. As of June 30, 2006, the authorized capital stock of Zions consisted of 3,000,000 shares of Preferred Stock, without par value, of which no shares were issued and outstanding, and 350,000,000 shares of Common Stock, without par value, of which 106,611,731 shares were issued and outstanding.

Zions, TS Bancorp, National Bank of Arizona, and The Stockmen's Bank have entered into an Agreement and Plan of Reorganization, dated September 8, 2006 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of TS Bancorp with and into Zions (the "Merger") in accordance with this Plan of Merger (the "Plan").

The Boards of Directors of each of TS Bancorp and Zions deem the Merger advisable and in the best interests of each corporation and its shareholders. The Boards of Directors of each of TS Bancorp and Zions, by resolutions duly adopted, have approved the Plan of Reorganization and this Plan. The Board of Directors of TS Bancorp, by resolutions duly adopted, has directed that this Plan, and authorization for the transactions contemplated hereby, be submitted to shareholders of TS Bancorp for approval. Pursuant to the Utah Revised Business Corporation Act, action by the shareholders of Zions is not required.

At the Effective Time (as defined in article 1) shares of TS Bancorp common stock shall be converted into the right to receive shares of the common stock of Zions, without par value (the "Zions Stock"), as provided herein.

In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of this Plan, the parties hereto hereby covenant and agree as follows:

Table of Contents - Appendix A

 Article 1.
Merger.

TS Bancorp shall be merged with and into Zions on the date and at the time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Utah pursuant to section 16-10a-1105 of the Utah Revised Business Corporation Act and with the Secretary of State of the State of Arizona pursuant to section 10-1105 of the Arizona Business Corporation Act (the "Effective Time").

Article 2.
Effect of the Merger.

(a)  TS Bancorp and Zions shall be a single corporation, which shall be Zions. Zions is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

(b)  The separate existence of TS Bancorp shall cease.

(c)  Zions shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Utah Revised Business Corporation Act.

(d)  The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

(e)  The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of TS Bancorp's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

(f)  Any taxes, penalties, and public accounts of the State of Utah and the State of Arizona, claimed against either of the Constituent Corporations but not settled, assessed, or determined prior to the Merger shall be settled, assessed, or determined against the Surviving Corporation and, together with interest thereon, shall be a lien against the franchises and property, both real and personal, of the Surviving Corporation.

(g)  The articles of incorporation of Zions as they exist immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until later amended pursuant to Utah law.

(h)  The bylaws of Zions as they exist immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until later amended pursuant to Utah law.

(i)  The authorized shares of capital stock of Zions as of the Effective Time shall be 3,000,000 shares of Preferred Stock, without par value, and 350,000,000 shares of Common Stock, without par value.

(j)  Subject to the terms, conditions, and limitations set forth herein, at the Effective Time and until surrendered for exchange and payment, each outstanding stock certificate that, prior to the Effective Time, represented shares of TS Bancorp Stock, other than any shares of TS Bancorp Stock held by Zions (other than in a fiduciary, representative, or custodial capacity), which shall be canceled without any payment therefor, shall, by virtue of this Agreement and without any action on the part of the holder or holders, cease to represent an issued and existing share and shall be converted into a right to receive from Zions, and shall for all purposes represent the right to receive, upon surrender of the certificate formerly representing such shares, a certificate representing the number of shares of Zions Stock equal to the product of the number of TS Bancorp Shares formerly represented by that certificate and the Exchange Ratio.

(k)  With respect to any matters relating to stock certificates representing Zions Shares, Zions may rely conclusively upon the record of shareholders maintained by TS Bancorp containing the names and addresses of the holders of record of TS Bancorp Shares at the Effective Time.

(l)  The terms set forth below are used in this Plan with the following meanings:

(i)  "Business Day" shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or authorized by law to be closed in the State of Arizona.

(ii)  "Exchange Ratio" shall mean the fraction, rounded to the nearest ten-thousandths of an integer, obtained by dividing the Issuable Zions Shares by the number of shares of the Common Stock of TS Bancorp that shall be issued and outstanding at the Effective Time.

(iii)  "Issuable Zions Shares" shall mean the Purchase Price divided by the Zions Divisor.

Table of Contents - Appendix A

(iv)  "Purchase Price" shall mean $210 million as increased or reduced in accordance with the subsections (A) and (B) of this section 2(l)(iv).

(A)  The Purchase Price shall be increased by $2,325,198.

(B)  The tax-effected excess of the value of liabilities and obligations of TS Bancorp and TS Bank at the Effective Time to make future payments in connection with TS Bank's Supplemental Executive Retirement Plan and related agreements over the expense accrual on the books of TS Bancorp and TS Bank as of June 30, 2006 for such liabilities and obligations shall be a reduction of the $210 million purchase price. The Constituent Corporations stipulate and agree that the tax-effected amount of such excess for purposes of this section 2(l)(iv)(B) is $1,498,000.

(v)  "Zions Divisor" shall mean $81.08.

(vi)  "Zions Stock" shall mean the common stock of Zions, without par value.

(m)  Notwithstanding anything to the contrary herein, no shares of Zions Stock shall be issued in respect of any shares of TS Bancorp Stock the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to article 13 of title 10 of the Arizona Business Corporation Act, and as a result payment therefor is made, such holders to have only the rights provided by article 13 of title 10 of the Arizona Business Corporation Act.

(n)  Zions will, promptly after the Effective Time, issue and deliver to Zions Bank, in its capacity as the Exchange Agent designated as such pursuant to section 6(a), the share certificates representing shares of Zions Stock (each a "New Certificate") to be remitted to holders of TS Bancorp Shares in accordance with this Plan.

(o)  At the Effective Time, each stock option to purchase TS Bancorp Stock not exercised prior to the Effective Time, whether vested or unvested, shall automatically be cancelled and shall cease to represent a purchase right of any nature. Zions hereby expressly declines to assume any TS Bancorp stock options, to substitute options to purchase Zions Stock in place of any TS Bancorp stock options, or to assume any obligations under any stock plans under which TS Bancorp stock options have been or may be issued.

Table of Contents - Appendix A
Article 3.
Acts to Carry Out Plan.

(a)  TS Bancorp and its officers and directors shall do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in Zions and otherwise to carry out the purposes of this Plan.

(b)  If, at any time after the Effective Time, Zions shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Zions its right, title, or interest in or under any of the rights, properties, or assets of TS Bancorp acquired or to be acquired by Zions as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Plan, TS Bancorp and its officers and directors shall be deemed to have granted to Zions an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Zions and otherwise to carry out the purposes of this Plan; and the officers and directors of Zions are fully authorized in the name of TS Bancorp or otherwise to take any and all such action.

Article 4.
Fractional Shares.

Zions will not issue fractional shares of its stock. In lieu of fractional shares of Zions Stock, if any, each shareholder of TS Bancorp who is entitled to a fractional share of Zions Stock shall receive an amount of cash equal to the product of such fraction times the average of the last sale price of Zions Stock as reported in the Wall Street Journal or, if no such sale price is so reported, the last sale price as reported by such other source upon which Zions and TS Bancorp shall mutually agree, or if no such sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Stock as reported on the Nasdaq Global Select Market, or in its absence by such other source upon which Zions and TS Bancorp shall mutually agree, during the twenty consecutive trading days ending on and including the trading day that is the eighth Business Day preceding the Effective Time, if that day is a trading day, or, if that day is not a trading day, the subsequent calendar day that is a trading day; provided that if during the period that comprises those twenty consecutive trading days Zions shall publicly release its quarterly earnings, the twenty consecutive trading days most immediately prior to that release shall instead be used. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

Article 5.
Dividends; Interest.

No shareholder of TS Bancorp entitled to receive Zions Stock in the Merger will be entitled to receive dividends on his or her Zions Stock until he or she exchanges his or her certificates representing TS Bancorp Shares for Zions Stock. Any dividends declared on Zions Stock to holders of record on or after the Effective Time shall, with respect to stock to be delivered pursuant to this Plan to such shareholders of TS Bancorp who are entitled to exchange and have not exchanged their certificates representing TS Bancorp Shares for Zions Stock, be paid to the Exchange Agent as designated in article 6 of this Plan and, upon receipt from such a former TS Bancorp shareholder of certificates representing TS Bancorp Shares, the Exchange Agent shall forward to such former TS Bancorp shareholder (a) certificates representing his or her shares of Zions Stock, (b) dividends declared thereon subsequent to the Effective Time (without interest), (c) the cash value of any fractional shares determined in accordance with article 4 of this Plan, and (d) the cash portion of the consideration to which such shareholder is entitled.

Table of Contents - Appendix A

Article 6.
Designation of Exchange Agent.

(a)  The parties hereto hereby designate Zions First National Bank, a national banking association with its head office in Salt Lake City, Utah ("Zions Bank"), as Exchange Agent to effect the exchanges contemplated by this Plan.

(b)  If any share certificate representing shares of Zions Stock is to be issued in a name other than that in which the corresponding certificate which, immediately prior to the effectiveness of the Merger, had represented Zions Shares (an "Old Certificate") surrendered for exchange was issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to Zions Bank any transfer or other taxes required by reason of the issuance of the share certificate representing shares of Zions Stock in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of Zions Bank that such tax has been paid or is not payable.

(c)  If Old Certificates are not surrendered and exchanged for New Certificates prior to two years after the Effective Time (or, in any particular case, prior to the date before the second anniversary of the Effective Time on which the whole shares of TS Bancorp Stock, the dividends and other distributions, if any, and cash in lieu of fractional shares described below would otherwise escheat to or become the property of any Governmental Authority), (i) the number of whole shares of Zions Stock into and for which the shares of TS Bancorp Stock theretofore represented by such Old Certificates shall have been converted, (ii) the amount of dividends and other distributions, if any, which theretofore have become payable to holders of record at or after the Effective Time with respect to such number of whole shares of Zions Stock, (iii) the amount of dividends and other distributions, if any, declared by TS Bancorp payable to holders of record of shares of TS Bancorp Stock at a time prior to the Effective Time but payable subsequent to the Effective Time, (iv) the amount of dividends and other distributions, if any, which subsequently become payable with respect to such number of whole shares of Zions Stock, and (v) the amount of cash in lieu of fractional shares which would have been payable with respect to the shares of TS Bancorp Stock theretofore represented by such Old Certificates, shall become the property of Zions (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any other Person previously entitled thereto. Notwithstanding the foregoing, neither Zions nor its agents or any other Person shall be liable to any former holder of TS Bancorp Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

Article 7.
Counterparts.

This Plan may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Plan or any counterpart of this Plan to produce or account for the other counterpart or counterparts.

Table of Contents - Appendix A

Article 8.
Interpretation.

Article titles, headings to articles, and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan. Exhibits referred to in this Plan shall be construed with and as an integral part of this Plan to the same extent as if they were set forth verbatim in this Plan. As used in this Plan, "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing," "written," and comparable terms refer to printing, typing, lithography, and other means of reproducing words in a visible form; references to a person are also to his, her, or its successors and assigns; except as the context may otherwise require, "hereof," "herein," "hereunder," and comparable terms refer to the entirety of this Plan and not to any particular article, section, or other subdivision of this Plan or attachment to this Plan; references to any gender include the other; except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "article," "section," or another subdivision or to an "Exhibit" or "Schedule" are to an article, section, or subdivision of this Plan or an "Exhibit" or "Schedule" to this Plan. The parties hereto acknowledge that each party and its counsel have reviewed and revised this Plan and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction, and enforcement of this Plan or any amendment, schedule, or exhibit to this Plan.

Article 9.
Choice of Law and Venue.

This Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Plan. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Plan or the transactions contemplated by this Plan by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Plan or the transactions contemplated thereby brought in the courts aforesaid.

Article 10.
Adjustments for Certain Events.

Anything in this Plan to the contrary notwithstanding, all prices per share and exchange ratios referred to in this Plan shall be appropriately adjusted to account for stock dividends, for split-ups, and for reclassifications that are caused by mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for issuances of stock other than in connection with the foregoing and not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer or for the dividend addressed in section 8.08(b) of the Plan of Reorganization.

Article 11.
Binding Agreement.

This Plan shall be binding upon the parties and their respective successors and assigns.

Article 12.
Amendment.

To the extent permitted by law, this Plan may be amended, supplemented, or interpreted at any time prior to the Effective Time by written instrument duly authorized and executed by each of the parties, provided that this Plan may not be amended after the action by shareholders of TS Bancorp in any respect that would prejudice the economic interests of such TS Bancorp shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

Article 13.
Termination.

This Plan shall terminate and be abandoned upon (i) termination of the Plan of Reorganization or (ii) the mutual consent of TS Bancorp and Zions at any time prior to the Effective Time, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

Table of Contents - Appendix A

IN WITNESS WHEREOF, the parties have executed this Plan as of the date first above written.

ZIONS BANCORPORATION

By:	Doyle L. Arnold
Doyle L. Arnold
Title: Vice Chairman and Chief Financial Officer

THE STOCKMEN'S BANCORP, INC.

By:	Farrel Holyoak
Farrel Holyoak
Title: President and Chief Executive Officer

Table of Contents - Appendix A

EXHIBIT II

BANK MERGER AGREEMENT

PLAN OF MERGER

This Plan of Merger is made and entered into as of September 8, 2006, among THE STOCKMEN'S BANK ("TS Bank"), a banking corporation organized under the laws of the State of Arizona, and NATIONAL BANK OF ARIZONA ("NBA"), a national banking association organized under the laws of the United States. TS Bank and NBA are hereinafter sometimes individually called a "Constituent Bank" and collectively called the "Constituent Banks."

RECITALS

TS Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. As of June 30, 2006, the authorized capital stock of TS Bank consisted of 1,000,000 shares of Common Stock, par value $5.00, of which 220,000 shares were issued and outstanding.

NBA is a national banking association duly organized, validly existing, and in good standing under the laws of the United States. As of June 30, 2006, the authorized capital stock of NBA consisted of 200,000 shares of Common Stock, $30.00 par value, of which 150,000 shares were issued and outstanding.

NBA, TS Bank, Zions Bancorporation, and The Stockmen's Bancorp, Inc. have entered into an Agreement and Plan of Reorganization, dated September 8, 2006 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of TS Bank with and into NBA (the "Merger") in accordance with this Plan of Merger (the "Plan").

The Boards of Directors of each of TS Bank and NBA deem the Merger advisable and in the best interests of each bank and its shareholders. The Boards of Directors of each of TS Bank and NBA, by resolutions duly adopted, have approved the Plan of Reorganization and this Plan. The Boards of Directors of each of TS Bank and NBA, by resolutions duly adopted, have directed that this Plan, and authorization for the transactions contemplated hereby, be submitted to shareholders of TS Bank and NBA, respectively, for approval.

In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of this Plan, the parties hereto hereby covenant and agree as follows:

 Article 1.
Merger.

TS Bank shall be merged with and into NBA on the date and at the time to be specified in documentation to be filed by NBA with the Office of the Comptroller of the Currency pursuant to the National Bank Act and in the Articles of Merger to be filed with the Secretary of State of the State of Arizona pursuant to section 10-1105 of the Arizona Business Corporation Act (the "Effective Time").

Table of Contents - Appendix A

Article 2.
Effect of the Merger.

(a)  TS Bank and NBA shall be a single association, which shall be NBA. NBA is hereby designated as the surviving association in the Merger and is hereinafter sometimes called the "Surviving Bank."

(b)  The separate existence of TS Bank shall cease.

(c)  NBA shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a national banking association organized under the National Bank Act.

(d)  The Surviving Bank shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger.

(e)  The Surviving Bank shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Banks; and any claim existing or action or proceeding pending by or against either of the Constituent Banks may be prosecuted as if the Merger had not taken place, or the Surviving Bank may be substituted in its place. The Surviving Bank expressly assumes and agrees to perform all of TS Bank's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Bank shall be impaired by the Merger.

(f)  Any taxes, penalties, and public accounts of the State of Arizona or the State of California, claimed against either of the Constituent Banks but not settled, assessed, or determined prior to the Merger shall be settled, assessed, or determined against the Surviving Bank and, together with interest thereon, shall be a lien against the franchises and property, both real and personal, of the Surviving Bank.

(g)  The articles of association of NBA as they exist immediately prior to the Effective Time shall be the articles of association of the Surviving Bank until later amended pursuant to federal law.

(h)  The bylaws of NBA as they exist immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until amended pursuant to federal law.

(i)  The authorized shares of capital stock of NBA as of the Effective Time shall be 200,000 shares of common stock, par value $30.00 per share.

(j)  The currently outstanding 150,000 shares of common stock of NBA, each of $30.00 par value, will remain outstanding as shares of the $30.00 par value common stock of NBA, and the holders of such stock shall retain their present rights.

(k)  The shares of TS Bank Stock shall be cancelled.

Table of Contents - Appendix A
Article 3.
Acts to Carry Out Plan.

(a)  TS Bank and its officers and directors shall do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in NBA and otherwise to carry out the purposes of this Plan.

(b)  If, at any time after the Effective Time, NBA shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in NBA its right, title, or interest in or under any of the rights, properties, or assets of TS Bank acquired or to be acquired by NBA as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Plan, TS Bank and its officers and directors shall be deemed to have granted to NBA an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in NBA and otherwise to carry out the purposes of this Plan; and the officers and directors of NBA are fully authorized in the name of TS Bank or otherwise to take any and all such action.

Article 4.
Counterparts.

This Plan may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Plan or any counterpart of this Plan to produce or account for the other counterpart or counterparts.

Article 5.
Interpretation.

Article titles, headings to articles, and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan. Exhibits referred to in this Plan shall be construed with and as an integral part of this Plan to the same extent as if they were set forth verbatim in this Plan. As used in this Plan, "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing," "written," and comparable terms refer to printing, typing, lithography, and other means of reproducing words in a visible form; references to a person are also to his, her, or its successors and assigns; except as the context may otherwise require, "hereof," "herein," "hereunder," and comparable terms refer to the entirety of this Plan and not to any particular article, section, or other subdivision of this Plan or attachment to this Plan; references to any gender include the other; except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "article," "section," or another subdivision or to an "Exhibit" or "Schedule" are to an article, section, or subdivision of this Plan or an "Exhibit" or "Schedule" to this Plan. The parties hereto acknowledge that each party and its counsel have reviewed and revised this Plan and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction, and enforcement of this Plan or any amendment, schedule, or exhibit to this Plan.

Table of Contents - Appendix A
Article 6.
Choice of Law and Venue.

This Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Plan. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Plan or the transactions contemplated by this Plan by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Plan or the transactions contemplated thereby brought in the courts aforesaid.

Article 7.
Binding Agreement.

This Plan shall be binding upon the parties and their respective successors and assigns.

Article 8.
Amendment.

To the extent permitted by law, this Plan may be amended, supplemented, or interpreted at any time prior to the Effective Time by written instrument duly authorized and executed by each of the parties.

Article 9.
Termination.

This Plan shall terminate and be abandoned upon (i) termination of the Plan of Reorganization or (ii) the mutual consent of TS Bank and NBA at any time prior to the Effective Time, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

IN WITNESS WHEREOF, the parties have executed this Plan as of the date first above written.

NATIONAL BANK OF ARIZONA

By:	Keith D. Maio
Keith D. Maio
Title: President and Chief Executive Officer

THE STOCKMEN'S BANK

By:	Farrel Holyoak
Farrel Holyoak
Title: President

Table of Contents - Appendix A

EXHIBIT III

VOTING AGREEMENT

September 8, 2006

Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111

Mesdames and Gentlemen:

The undersigned understands that Zions Bancorporation and its affiliate, National Bank of Arizona, are about to enter into an Agreement and Plan of Reorganization (the "Plan") with The Stockmen's Bancorp, Inc. ("TS Bancorp") and The Stockmen's Bank. The Plan provides for the merger of TS Bancorp with and into Zions (the "Merger") and the conversion of outstanding shares of TS Bancorp Stock into Zions Stock in accordance with the formula set forth in the Plan.

Capitalized terms used in this agreement and not defined in this agreement are used with the meaning given to them in the Plan.

In order to induce Zions to enter into the Plan, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants, and agrees that at the meeting of the shareholders of TS Bancorp contemplated by section 8.02 of the Plan (the "Meeting"), and any adjournment thereof, the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Plan and the Merger the shares of the capital stock of TS Bancorp beneficially owned by the undersigned individually, to the extent the undersigned has power to vote such shares, or, to the extent of the undersigned's proportionate voting interest, jointly with other Persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares of TS Bancorp Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the penultimate paragraph of this agreement, the undersigned further agrees to use reasonable efforts to cause any other shares of TS Bancorp Stock over which the undersigned has or shares voting power to be voted in favor of the Plan and the Merger.

The undersigned further represents, warrants, and agrees that beginning upon the authorization and execution of the Plan by TS Bancorp until the earlier of (i) the consummation of the Merger or (ii) the termination of the Plan in accordance with its terms, the undersigned will not, directly or indirectly:

Table of Contents - Appendix A

(a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification, or other transaction involving TS Bancorp which would have the effect of assisting or facilitating the acquisition of control by any Person other than Zions or an affiliate of Zions over TS Bancorp or any substantial portion of its assets or assisting or facilitating the acquisition of control by any Person other than Zions or an affiliate of Zions or TS Bancorp or a wholly-owned subsidiary of TS Bancorp, of any subsidiary of TS Bancorp or any substantial portion of its assets. As used herein, the term "control" means (i) the ability to direct the voting of 25 percent or more of the outstanding voting securities of a Person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (ii) the ability to direct the management and policies of a Person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

(b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer, or similar proposal made by any Person other than Zions or an affiliate of Zions, (ii) to any Person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of TS Bancorp, any of its subsidiaries or any substantial portion of the assets of TS Bancorp or any subsidiary thereof or to any other Person (other than Zions or an affiliate of Zions) under circumstances where such sale or transfer may reasonably be expected to assist a Person seeking to obtain such control, (iii) for the purpose of avoiding the obligations of the undersigned under this agreement, or (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

The undersigned further agrees, until the Effective Time or termination of the Agreement, to refrain from soliciting or, subject to any fiduciary duty owed by the undersigned to shareholders, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of TS Bancorp or The Stockmen's Bank.

This agreement does not prohibit the undersigned, if a member of the Board of Directors of TS Bancorp, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director, and nothing in this agreement shall restrict the right of a shareholder who is also a director from fulfilling his or her fiduciary duty to TS Bancorp, as a director, or to its shareholders, as a director, including without limitation any obligation to consider or recommend to the shareholders of TS Bancorp an offer from a competing purchaser, if such an offer should be made and if the fiduciary duty of the director should require him or her to do so. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary for another (unless such other Person is affiliated with the undersigned or is bound by an agreement with Zions substantially similar to this agreement), and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The undersigned and Zions hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the undersigned and Zions consents to personal jurisdiction in such venue for such a proceeding and agrees that he, she, or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Utah. Each of the undersigned and Zions irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that he, she, or it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

Very truly yours,

Accepted and Agreed to:
ZIONS BANCORPORATION

By: _________________________________

Title:

Table of Contents - Appendix A

Name of Shareholder: __________________________

Shares of Common Stock of TS Bancorp
Beneficially Owned
As of September 8, 2006

Name(s) of Record Owner(s)	Beneficial Ownership *	Number of Shares

__________________

(*) For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity if the shareholder named above has the power (alone or, in the case of shares held jointly with his or her spouse, together with his or her spouse) to direct the voting of such shares or if issuable upon exercise of options or warrants that are exercisable within sixty days of the date of this agreement.

Table of Contents - Appendix A

EXHIBIT IV

FORM OF TAX OPINION OF DUANE MORRIS LLP

[____________], 2006

Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111

The Stockmen's Bancorp, Inc.
3825 Stockton Hill Road
Kingman, Arizona 86402-3879

Re:	Merger of The Stockmen's Bancorp, Inc. with Zions Bancorporation in Exchange for Stock of Zions Bancorporation; Merger of The Stockmen's Bank With National Bank of Arizona

Mesdames and Gentlemen:

We have acted as counsel to Zions Bancorporation, a Utah corporation ("Zions") in connection with the merger (the "Merger") of The Stockmen's Bancorp, Inc., an Arizona corporation ("TS Bancorp") with Zions, in exchange for which shareholders of TS Bancorp will receive shares of the common stock of Zions, and the merger (the "Bank Merger") of The Stockmen's Bank, an Arizona banking corporation ("TS Bank") with National Bank of Arizona, a national banking association ("NBA"), pursuant to an Agreement and Plan of Reorganization dated September 8, 2006 (the "Agreement") (the "Merger" and the "Bank Merger" collectively referred to as the "Mergers"). Unless otherwise stated herein, all capitalized terms in this opinion shall have the same meaning as in the Agreement.

This opinion is provided to you pursuant to section 4.04 of the Agreement.

For the purpose of rendering our opinion herein, we have conducted an examination of the Internal Revenue Code of 1986, as amended (the "Code"), and such other applicable laws, regulations, rulings, decisions, documents and records as we have deemed necessary. With respect to factual matters, we have relied upon the Agreement, including, without limitation, the representations of the parties set forth therein, the Form S-4 Registration Statement (as thereafter amended from time to time with all exhibits thereto), which has been filed with the Securities and Exchange Commission in connection with the transactions described herein (the "Form S-4"), and upon certain statements and representations made to us in certificates by officers of Zions, NBA, TS Bancorp and TS Bank (the "Representation Letters"), in each case without independent verification thereof. With the consent of Zions, we have relied on the accuracy and completeness of the statements and representations contained in the Representation Letters, the Agreement and the Form S-4 and have assumed that each will be complete and accurate as of the Effective Time. Our opinion is conditioned on the initial and continuing accuracy of such facts, information, covenants, representations, statements and assumptions. In addition, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies.

For purposes of this opinion, we have assumed that the Mergers will be consummated according to the Agreement.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that under the Code:

(1) The Merger will constitute a reorganization under Code Section 368(a), and Zions and TS Bancorp will each be a party to the reorganization within the meaning of Code Section 368(b).

(2) The Bank Merger will constitute a reorganization under Code Section 368(a), and NBA and TS Bank will each be a party to the reorganization within the meaning of Code Section 368(b).

(3) Neither Zions nor NBA will recognize any gain or loss upon the receipt of the assets and liabilities of TS Bancorp and TS Bank, respectively, as a result of the Mergers.

(4) No gain or loss will be recognized by a holder of TS Bancorp Stock upon the receipt of Zions Stock solely in exchange for his or her TS Bancorp Stock.

Table of Contents - Appendix A

       (5) Where cash is received by a holder of TS Bancorp Stock in lieu of a fractional share interest in Zions Stock, the cash payment will be treated as received by such shareholder as a distribution in redemption of the fractional share interest subject to the provisions and limitations of Code Section 302(a).

(6) Where cash is received by a holder of TS Bancorp Stock as a result of the exercise of dissenters rights, the cash payment will be treated as received by such shareholder as a distribution in redemption of the TS Bancorp Stock held by the holder, subject to the provisions and limitations of Code Section 302(a).

    In addition, although the discussion set forth in the Form S-4 under the heading "Material Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences applicable to the Stockmen’s shareholders as a result of the transactions provided for in the Agreement, such discussion constitutes our opinion concerning the material federal income tax consequences applicable to the Stockmen’s shareholders as a result of the transactions provided for in the Agreement.

    In addition, although the discussion set forth in the Form S-4 under the heading "Material Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences applicable to the Stockmen’s shareholders as a result of the transactions provided for in the Agreement, such discussion constitutes our opinion concerning the material federal income tax consequences applicable to the Stockmen’s shareholders as a result of the transactions provided for in the Agreement.
    The opinion expressed herein is based upon our interpretation of existing legal authorities, and no assurance can be given that such interpretations would be followed if the exchanges contemplated by the Mergers became the subject of administrative or judicial proceedings. Statements of opinion herein are opinions only and should not be interpreted as guarantees of the current status of the law, nor should they be accepted as a guarantee that a court of law or administrative agency would concur in any such statement. In addition, we have rendered the foregoing opinion as of the date hereof, and we do not undertake to supplement our opinion as to factual matters or changes in law which may hereinafter occur.

    Except as set forth above, we express no opinion with respect to the tax consequences of the Mergers, including without limitation the state, local or foreign tax consequences of any aspect of the Mergers.

    The opinion set forth herein may be relied upon only in connection with the transactions described in the Form S-4, and is not to be used or relied upon in connection with any other transactions, except with our prior written consent.

Very truly yours,

Table of Contents - Appendix A

EXHIBIT V

AFFILIATES AGREEMENT

THIS AGREEMENT (the "Agreement") dated as of September 8, 2006 between Zions Bancorporation, a Utah corporation ("Zions"), and the undersigned shareholder (the "Shareholder") of The Stockmen's Bancorp, Inc., an Arizona corporation ("TS Bancorp")

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement and Plan of Reorganization, dated as of September 8, 2006, by and among Zions, National Bank of Arizona, TS Bancorp, and The Stockmen's Bank (the "Plan"), each share of the common stock of TS Bancorp ("TS Bancorp Common Stock") held by the Shareholder will be canceled and converted into the right to receive shares of common stock of Zions ("Zions Stock") upon consummation and as a result of the merger of TS Bancorp into Zions as contemplated by the Plan (the "Merger"); and

WHEREAS, the Shareholder understands that the shares of Zions Stock into which his shares of TS Bancorp Common Stock will be converted in the Merger are being issued in a transaction registered pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") and subject to Rule 145 ("Rule 145") of the General Rules and Regulations promulgated under the Securities Act; and whereas the Shareholder further understands that, pursuant to the provisions of section 1.01(ppp) of the Plan, he or she has been designated as a holder of TS Bancorp Common Stock who may be deemed to be an "affiliate" of TS Bancorp as that term is defined in paragraph (c) of Rule 145 and, in view of such designation, may be subject to certain restrictions under the Securities Act and the General Rules and Regulations thereunder with respect to the sale, transfer, assignment, pledge, or other disposition of any shares of Zions Stock issued to him or her in the Merger, including the requirement that such shares may not be offered for sale or sold except (1) pursuant to an effective Registration Statement under the Securities Act or (2) in accordance with the requirements of paragraph (d) of Rule 145 or another applicable exemption from registration under the Securities Act.

NOW, THEREFORE, Zions and the Shareholder, intending to be legally bound hereby, agree as follows:

1. The Shareholder hereby represents and warrants to Zions that set forth below the Shareholder's signature hereto are the exact number of outstanding shares of TS Bancorp Common Stock which the Shareholder owns of record only, beneficially only, and of record and beneficially on the date of this agreement.

Table of Contents - Appendix A

2. The Shareholder hereby agrees that he or she will not, directly or indirectly, offer for sale, sell, transfer or otherwise dispose of, or cause to be offered for sale, sold, transferred or otherwise disposed of, any shares of Zions Stock to be acquired in the Merger except (1) pursuant to an effective Registration Statement under the Securities Act or (2) in accordance with the requirements of paragraph (d) of Rule 145 or another applicable exemption from registration under the Securities Act.

3. Execution of this Agreement shall not be considered an admission on the part of the Shareholder that he or she is an "affiliate" of TS Bancorp or as a waiver of any rights that the Shareholder may have to object to any claim that the Shareholder is such an "affiliate" of TS Bancorp on or after the date of this Agreement.

4. Zions shall use its reasonable best efforts to file, on a timely basis, all reports and data required to be filed with the Securities and Exchange Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

5. The Shareholder agrees to and does hereby indemnify and hold harmless Zions, the officers and directors of Zions, and each other person who controls Zions within the meaning of the Securities Act against any and all losses, claims, damages, liabilities, and expenses which Zions or any such officers, directors, or other persons may incur arising out of any offer or disposition of shares of Zions Stock by or on behalf of the Shareholder in violation of section 2 above.

6. This Agreement shall terminate and be of no further force and effect in the event of the termination of the Plan in accordance with its terms.

7. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time delivered personally or mailed, first class, postage prepaid, addressed:

(a) if to Zions:

Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111

Attention:
Mr. Doyle L. Arnold
Vice Chairman and Chief Financial Officer

With a required copy to:

Brian D. Alprin, Esq.
Duane, Morris LLP
1667 K Street, N.W., Suite 700
Washington, D.C. 20006-1608

(b) if to the Shareholder, at the address set forth after the Shareholder's signature below or to such other address as either party may from time to time designate to the other in writing.

Table of Contents - Appendix A

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ZIONS BANCORPORATION	SHAREHOLDER

By:
Address:

JOINT OWNER (if any)

Address:

Table of Contents - Appendix A

COMPANY COMMON STOCK

Record Owner	Number of Shares*	Type of Ownership**

*	Present separately the number of shares owned of record only, beneficially only, or of record and beneficially.

**	Indicate whether ownership of shares is of record only, beneficially only, or of record and beneficially.

Table of Contents - Appendix A

EXHIBIT VI

HOLYOAK EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this [_____] day of [________], 2006, by and between FARREL HOLYOAK ("Executive") and NATIONAL BANK OF ARIZONA, a national banking association with head office in Tucson, Arizona and its principal executive offices in Phoenix, Arizona ("NBA")

W I T N E S S E T H  T H A T:

WHEREAS, NBA is a wholly-owned subsidiary of Zions Bancorporation, a Utah corporation having its principal office in Salt Lake City, Utah ("Zions");

WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of September 8, 2006 by and among Zions, The Stockmen's Bancorp, Inc., an Arizona corporation having its principal office in Kingman, Arizona, NBA, and The Stockmen's Bank ("TS Bank"), an Arizona banking corporation having its principal office in Kingman, Arizona, provides that TS Bank will merge into NBA;

WHEREAS, Executive is President and Chief Executive Officer of TS Bank;

WHEREAS, NBA desires to secure the employment of Executive upon consummation of the transactions contemplated in the Plan;

WHEREAS, NBA desires to provide Executive with a compensation package that will provide him with incentive and reward for contributions to the success of NBA following the acquisition of TS Bank by NBA through his ability, industry, and loyalty, and thereby induce him to continue to make such contributions following that acquisition;

WHEREAS, Executive desires to enter into the Agreement for such periods and upon the terms and conditions set forth herein; and

WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 5.09 of the Plan contemplates that Executive and NBA will enter into an employment agreement as a condition of the consummation of the transactions described therein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.  Employment; Responsibilities and Duties.

(a)  During the term of this Agreement, NBA agrees to employ Executive as a Regional President of NBA, and Executive hereby agrees to serve in such capacity. Executive shall be assigned such duties and responsibilities and shall have such authority as shall be set forth in the bylaws of NBA on the date of this Agreement or as may otherwise be determined by NBA.

(b)  Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder and to the retention of the customer relationships to which TS Bank or NBA has been a party or to which it is or has been actively pursuing prior to the date of Termination Date (as defined below), including those relationships developed before and after the date of this Agreement. During the Term of Employment, Executive shall not, without the prior written consent of the president or chief executive officer of NBA, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than NBA or its affiliates; provided that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties, or violate the provisions of section 4 of this Agreement, (i) render services to charitable organizations, (ii) manage his personal investments, and (iii) with the prior permission of the president or chief executive officer of NBA, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

Table of Contents - Appendix A

2.  Term of Employment.

(a)  The term of this Agreement ("Term of Employment") shall be the period commencing on the Effective Time (as defined in the Plan), which is hereinafter referred to as the "Commencement Date," and continuing until the Termination Date, which shall mean the earliest to occur of:

(i)  the first anniversary of the Commencement Date, unless prior to that anniversary date (or, as applicable, prior to such subsequent anniversary date to which the Term of Employment shall have been extended) the Term of Employment shall be extended for an additional year by mutual written agreement of Executive and NBA;

(ii)  the death of Executive;

(iii)  the disability of Executive, which shall mean that Executive is unable to perform substantially all his duties under this Agreement as a result of physical or mental disability for a period of at least ninety consecutive days or for at least 120 days during any period of twelve consecutive months during the Term of Employment; whether Executive is disabled shall be determined by NBA upon its reasonable determination (the substance of which determination shall also have been certified by a physician selected by the insurance carrier that provides long-term disability coverage for NBA's personnel); or

(iv)  the discharge of Executive by NBA "for cause," which shall mean one or more of the following:

(A)  any willful misconduct or negligence constituting a material breach of Executive's duties with respect to the business and affairs of NBA, or with respect to any of its affiliates for which Executive is assigned material responsibilities or duties;

(B)  Executive being charged with a felony whether or not committed in the course of his employment with NBA;

(C)  Executive's willful neglect, failure, or refusal to carry out his duties hereunder in a reasonable manner, including without limitation NBA's policies and procedures and applicable law; or

(D)  the breach by Executive of any representation or warranty in section 6(a) or of any agreement contained in section 1, 4, 5, or 6(b), or of the Non-Competition Agreement between Executive and NBA of even date, any of which breaches is material and adverse to NBA or any of its affiliates for which Executive is assigned material responsibilities or duties; or

(v)  Executive's resignation (including by way of retirement) from his position as Regional President of NBA; or

(vi)  the termination of Executive's employment by NBA "without cause," which shall be for any reason other than those set forth in subsections (i), (ii), (iii), (iv), or (v) of this section 2(a), at any time, upon the thirtieth day following notice to Executive.

(b)  In the event that the Term of Employment shall be terminated for any reason other than that set forth in section 2(a)(vi) of this Agreement, Executive shall be entitled to receive, upon the occurrence of any such event:

(i)  any salary (as hereinafter defined) payable pursuant to section 3(a) of this Agreement which shall have accrued as of the Termination Date; and

(ii)  such rights as Executive shall have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) of this Agreement, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(f) of this Agreement, and the right to receive the cash equivalent of paid annual leave accrued as of the Termination Date pursuant to section 3(c) of this Agreement.

(c)  In the event that the Term of Employment shall be terminated for the reason set forth in section 2(a)(vi) of this Agreement, and provided Executive signs a release of liability against NBA and all of its affiliates and their related directors, officers, employees and agents, in form and substance satisfactory to NBA and its counsel, Executive shall be entitled to receive:

(i)  for the period commencing on the date immediately following the Termination Date and ending upon and including the first anniversary of the Commencement Date (or such other anniversary date to which the Term of Employment shall have been extended pursuant to section 2(a)(1)), salary payable at the rate established pursuant to section 3(a) of this Agreement, in a manner consistent with the normal payroll practices of NBA with respect to executive personnel as presently in effect or as they may be modified by NBA from time to time; and

(ii)  such rights as Executive may have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) of this Agreement, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(f) of this Agreement, and the right to receive the cash equivalent of paid annual leave accrued as of the Termination Date pursuant to section 3(c) of this Agreement.

Table of Contents - Appendix A

3.  Compensation. For the services to be performed by Executive for NBA under this Agreement, Executive shall be compensated in the following manner:

(a)  Salary. During the Term of Employment NBA shall cause NBA to pay Executive a salary at the annual rate of $250,000. Salary shall be payable in accordance with the normal payroll practices of NBA with respect to executive personnel at that level as presently in effect or as they may be modified by NBA from time to time.

(b)  Employee Benefit Plans or Arrangements. During the Term of Employment, Executive shall be entitled to participate in all employee benefit plans of NBA, as presently in effect or as they may be modified by NBA from time to time, under such terms as may be applicable to officers of Executive's rank employed by NBA or its affiliates, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, provided that notwithstanding the foregoing Executive shall not be entitled to participate in the Zions Senior Management Value-Sharing Plan or any substantially similar long-term bonus plan for members of senior management.

(c)  Vacation and Sick Leave. During the Term of Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of NBA as in effect as of the Commencement Date or as may be modified by NBA from time to time as may be applicable to employees of NBA.

(d)  Bonus. After the first anniversary of the Commencement Date, if Executive shall have continued in the employ of NBA through that date, Executive shall be entitled to a one-time bonus equal to $50,000 which will be payable on or before the first March 15 following the first anniversary of the Commencement Date. Bonuses after that, if any, shall be at the discretion of NBA, which shall endeavor to discuss the terms of any such plan with Executive before or in conjunction with its implementation.

(e)  Withholding. All compensation to be paid to Executive under this section 3 shall be subject to required withholding and other taxes.

(f)  Expenses. During the Term of Employment, Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of NBA as are in effect as of the Commencement Date and as may be modified by NBA from time to time, under such terms as may be applicable to officers of Executive's rank employed by NBA or its affiliates.

4.  Confidential Business Information.

(a)  Executive acknowledges that certain business methods, creative techniques, and technical data of Zions and NBA and their affiliates and the like are deemed by NBA to be and are in fact confidential business information either of Zions or NBA or their affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of NBA or its affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions or NBA or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions or NBA or their affiliates. In this regard, NBA asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by NBA, nor shall he use to the detriment of NBA or its affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions or NBA or their affiliates, any confidential business information obtained during the course of his employment by NBA. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of Zions or NBA or their affiliates.

(b)  Executive acknowledges and agrees that irreparable injury will result to NBA in the event of a breach of any of the provisions of this section 4 and that NBA will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any provision of this section 4, and in addition to any other legal or equitable remedy NBA may have, NBA shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Salt Lake County, Utah, Maricopa County, Arizona, or elsewhere, to restrain the violation or breach of this section 4 by Executive or any affiliates, agents, or any other persons acting for or with Executive in any capacity whatsoever, and Executive submits to the jurisdiction of such court in any such action.

Table of Contents - Appendix A

5.  Life Insurance. In light of the unusual abilities and experience of Executive, NBA in its discretion may apply for and procure as owner and for its own benefit other insurance on the life of Executive, in such amount and in such form as NBA may choose. NBA shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of NBA, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which NBA has applied for insurance.

6.  Representations and Warranties.

(a)  Executive represents and warrants to NBA that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

(b)  Executive shall indemnify, defend, and hold harmless Zions and NBA for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, that Zions or NBA has incurred or to which Zions or NBA may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 6(a) to be true and correct when made.

7.  Notices. All notices, consents, waivers, or other communications that are required or permitted under this Agreement shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to NBA:

National Bank of Arizona
6001 North Twenty-Fourth Street
Phoenix, Arizona 85016

Attention:
    Mr. Keith D. Maio
    President and Chief Executive Officer

With a required copy to:

Brian D. Alprin, Esq.
Duane Morris LLP
1667 K Street, N.W., Suite 700
Washington, D.C. 20006

If to Executive:

Mr. Farrel Holyoak
3901 Zuni Avenue
Kingman, Arizona 86401

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

Table of Contents - Appendix A

8.  Assignment. Executive may not assign this Agreement or any rights or obligations hereunder without the consent of NBA. NBA may assign its rights and obligations under this Agreement, provided that the assignee agree that, after such assignment, there be no material change to the duties of Executive or to the general geographic area within which they are to be discharged as compared to the duties and general geographic area prior to such assignment.

9.  Entire Agreement; General Release. This Agreement constitutes the entire understanding between NBA and Executive relating to the subject matter of this Agreement. Any previous agreements or understandings between the parties hereto or between Executive and Zions or any of its affiliates or TS Bank or any of its affiliates regarding the subject matter of this Agreement, including without limitation the terms and conditions of employment, compensation, benefits, retirement, and the like, are merged into and superseded by this Agreement. Executive does hereby remise, release, and forever discharge NBA and its successors and assigns of and from any and all actions, causes of action, suits, proceedings, claims, debts, judgments, and demands whatsoever in law or in equity, which Executive, his successors, assigns, transferees, heirs, devisees, or personal representatives shall or may hereafter have against TS Bank or against NBA and successors and assigns arising out of any matter or state of fact between Executive and TS Bank or NBA, including without limitation Executive's employment or the termination of his employment with TS Bank, the change-in-control of TS Bank by NBA (except as may be expressly provided in a separate effective written agreement) or any other right or cause of action, whether based on contract, tort or statute, that occurred on or prior to the date of this Agreement, whether known or unknown, fixed or contingent or otherwise. Neither this Agreement nor any provisions of this Agreement can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

10.  Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

(a)  the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, the remaining portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

(b)  to the fullest extent possible, the provisions of this Agreement (including, without limitation, the remaining portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

11.  Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach of this Agreement, such dispute shall be referred to arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Model Rules for Employment Mediation between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach of this Agreement shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving employment disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Arizona. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

Table of Contents - Appendix A

12.  Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Arizona, without giving effect to the principles of conflict of law thereof. Except as provided in section 4(b), the parties hereby designate Maricopa County, Arizona to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated by this Agreement by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Arizona. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that he or it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated by this Agreement brought in the courts aforesaid.

13.  Costs of Litigation. In the event litigation, arbitration or mediation is commenced to enforce any of the provisions of this Agreement, including to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's and expert's fees and disbursements. In the event this Agreement is asserted in any litigation, arbitration or mediation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's and expert's fees and disbursements.

14.  Payments Contrary to Law. Anything in this Agreement to the contrary notwithstanding, this Agreement is not intended and shall not be construed to require any payment to Executive which would violate any federal or state statute or regulation, including without limitation the "golden parachute payment regulations" of the Federal Deposit Insurance Corporation codified to Part 359 of title 12, Code of Federal Regulations.

15.  Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

NATIONAL BANK OF ARIZONA

By:	Keith D. Maio
Keith D. Maio
Title: President and Chief Executive Officer

FARRELL HOLYOAK

Table of Contents - Appendix A

EXHIBIT VII

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (the "Agreement") made and entered into this [_____] day of [________], 2006, by and between [________________] ("Executive") and NATIONAL BANK OF ARIZONA, a national banking association with head office in Tucson, Arizona and its principal executive offices in Phoenix, Arizona ("NBA")

W I T N E S S E T H  T H A T:

WHEREAS, NBA is a wholly-owned subsidiary of Zions Bancorporation, a Utah corporation having its principal office in Salt Lake City, Utah ("Zions");

WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of September 8, 2006 by and among Zions, The Stockmen's Bancorp, Inc., an Arizona corporation having its principal office in Kingman, Arizona, NBA, and The Stockmen's Bank ("TS Bank"), an Arizona banking corporation having its principal office in Kingman, Arizona, provides that TS Bank will merge into NBA;

WHEREAS, Executive is [____________] of TS Bank;

WHEREAS, NBA desires to secure the employment of Executive upon consummation of the transactions contemplated in the Plan, but seeks to assure that Executive will not compete with NBA during the term of the Executive's employment with NBA and for an agreed upon period following that employment;

WHEREAS, Executive desires to enter into this Agreement for such periods and upon the terms and conditions set forth herein; and

WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 2.07 of the Plan contemplates that Executive and NBA will enter into this Non-Competition Agreement as a condition of the consummation of the transactions described therein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.  Confidential Business Information; Non-Competition.

(a)  Executive acknowledges that certain business methods, creative techniques, and technical data of Zions and NBA and their affiliates and the like are deemed by NBA to be and are in fact confidential business information either of Zions or NBA or their affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of NBA or its affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions or NBA or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions or NBA or their affiliates. In this regard, NBA asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by NBA, nor shall he use to the detriment of NBA or its affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions or NBA or their affiliates, any confidential business information obtained during the course of his employment by NBA. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of Zions or NBA or their affiliates.

(b)  Executive acknowledges and agrees that irreparable injury will result to NBA in the event of a breach of any of the provisions of this section 1 and that NBA will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any provision of this section 1, and in addition to any other legal or equitable remedy NBA may have, NBA shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Salt Lake County, Utah, Maricopa County, Arizona, or elsewhere, to restrain the violation or breach of this section 1 by Executive or any affiliates, agents, or any other persons acting for or with Executive in any capacity whatsoever, and Executive submits to the jurisdiction of such court in any such action.

Table of Contents - Appendix A

(c)   Executive hereby agrees that from the date of the effective time of the merger transactions contemplated by the Plan (the "Commencement Date") until the Covenant Expiration Date (as hereinafter defined), except as provided in section 1(g) of this Agreement, Executive will not (i) engage in the banking, lending or financing business other than on behalf of Zions or NBA or their affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Zions or NBA or their affiliates) engaged in the banking, lending or financing business in the Market Area, (iii) directly or indirectly solicit or hire or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of NBA or any of its affiliates to engage in any action prohibited to Executive under clause (i) or (ii) of this section 1(c), or (iv) directly or indirectly solicit or seek to do banking, lending or financing business, or related activities performed by NBA with any existing customers of NBA or TS Bank or of any customers whom NBA or TS Bank were actively seeking to do business with on or before the Covenant Expiration Date.

(d)  NBA and Executive agree that the scope of the Market Area, as set forth in section 1(f), is reasonable, and NBA and Executive further agree that the duration of the restricted period set forth in section 1(c) is reasonable.

(e)  It is the desire and intent of the parties that the provisions of this section 1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 1 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this section 1 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to omit the unenforceable provisions so as to provide to NBA, to the fullest extent permitted by applicable law, the benefits intended by this section 1.

(f)  As used herein, "Market Area" shall mean anywhere within ten (10) miles of any existing office or branch of TS Bank or NBA in the State of Arizona, and "Covenant Expiration Date" shall mean the later of the third anniversary of the Commencement Date or the first anniversary of the date on which the employment of Executive with NBA shall terminate.

(g)  Neither the performance of Executive's duties on behalf of NBA or Zions in conformity with their respective policies, procedures and any applicable contractual restrictions, nor the ownership by Executive as an investor of not more than 5 percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of NASDAQ, or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall in itself constitute a violation of Executive's obligations under section 1(a) of this Agreement.

(h)  For Executive's having performed his obligation under section 1(a) of this Agreement, within 20 business days following each of the first [_________] anniversaries of the Commencement Date NBA shall pay to Executive the sum of $[________], provided that if Executive's employment by NBA is terminated by reason of his being convicted of a felony whether or not committed in the course of his employment with NBA, no compensation not already paid to Executive will be payable under this section 1(h). All compensation to be paid to Executive under this section 1(h) shall be subject to required withholding and other taxes.

Table of Contents - Appendix A

2.  Representations and Warranties.

(a)  Executive represents and warrants to NBA that the execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

(b)  Executive shall indemnify, defend, and hold harmless Zions and NBA for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, that Zions or NBA has incurred or to which Zions or NBA may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 2(a) to be true and correct when made.

3.  Notices. All notices, consents, waivers, or other communications that are required or permitted under this Agreement shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to NBA:

National Bank of Arizona
6001 North Twenty-Fourth Street
Phoenix, Arizona 85016

Attention:
    Mr. Keith D. Maio
    President and Chief Executive Officer

With a required copy to:

Brian D. Alprin, Esq.
Duane Morris LLP
1667 K Street, N.W., Suite 700
Washington, D.C. 20006

If to Executive:

[________________]
[________________]
[________________]

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

Table of Contents - Appendix A

4.  Assignment. Executive may not assign this Agreement or any rights or obligations hereunder without the consent of NBA. NBA may assign its rights and obligations under this Agreement.

5.  Entire Agreement; General Release. This Agreement constitutes the entire understanding between NBA and Executive relating to the subject matter of this Agreement. Any previous agreements or understandings between the parties hereto or between Executive and Zions or any of its affiliates or TS Bank or any of its affiliates regarding the subject matter of this Agreement are merged into and superseded by this Agreement. Neither this Agreement nor any provisions of this Agreement can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

6.  Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then subject to section 1(e) of this Agreement:

(a)  the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, the remaining portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

(b)  to the fullest extent possible, the provisions of this Agreement (including, without limitation, the remaining portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

7.  Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach of this Agreement, such dispute shall be referred to arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Model Rules for Employment Mediation between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach of this Agreement shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving employment disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Arizona. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

8.  Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Arizona, without giving effect to the principles of conflict of law thereof. Except as provided in Section 1(b), the parties hereby designate Maricopa County, Arizona to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated by this Agreement by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Arizona. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that he or it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated by this Agreement brought in the courts aforesaid.

9.  Costs of Litigation. In the event litigation, arbitration or mediation is commenced to enforce any of the provisions of this Agreement, including to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's and expert's fees and disbursements. In the event this Agreement is asserted in any litigation, arbitration or mediation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's and expert's fees and disbursements.

10.  Payments Contrary to Law. Anything in this Agreement to the contrary notwithstanding, this Agreement is not intended and shall not be construed to require any payment to Executive which would violate any federal or state statute or regulation, including without limitation the "golden parachute payment regulations" of the Federal Deposit Insurance Corporation codified to Part 359 of title 12, Code of Federal Regulations.

11.  Affiliation. A company will be deemed to be "affiliated" with Zions or NBA according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

12.  Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

NATIONAL BANK OF ARIZONA

By:
Keith D. Maio President and Chief Executive Officer

[EXECUTIVE]

APPENDIX B

H   Hovde
      FINANCIAL

September 7, 2006

Board of Directors
The Stockmen's Bancorp, Inc.
3825 Stockton Hill Road
Kingman, Arizona 86402-3879

Dear Members of the Board:

We understand that The Stockmen's Bancorp, Inc., an Arizona corporation ("Stockmen's Bancorp"), and its wholly owned subsidiary, The Stockmen's Bank, an Arizona banking corporation ("Stockmen's Bank"), on the one hand, and Zions Bancorporation, a Utah corporation ("Zions"), and its wholly owned subsidiary, National Bank of Arizona, a national banking association ("National Bank"), on the other hand, are about to enter into an Agreement and Plan of Reorganization (the "Plan"), to be dated on or about September 6, 2006, and certain other agreements as provided for in the Plan, including the Holding Company Merger Agreement (such other agreements are collectively, the "Transaction Agreements"; together with the Plan, the "Agreement"), pursuant to which Stockmen's Bancorp will merge with and into Zions Bancorporation (the "Merger"). In connection with the Merger, subject to certain adjustments and except as provided for in the Agreement, the shares of the authorized capital stock of Stockmen's Bancorp ("Capital Stock"), shall, in the aggregate, be converted into the right to receive a number of shares of common stock, without par value, of Zions ("Zions Common Stock") with a value (established in accordance with the Agreement) of Two Hundred Ten Million Dollars ($210,000,000) (collectively, the "Merger Consideration"). In connection with the Merger and the Agreement, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Capital Stock of Stockmen's Bancorp.

Hovde Financial, Inc. ("Hovde"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

We were retained by Stockmen's Bancorp to act as its financial advisor in connection with the Agreement and the Merger. We will receive compensation from Stockmen's Bancorp in connection with our services, a significant portion of which is contingent upon the consummation of the Merger. Additionally, Stockmen's Bancorp has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i) reviewed the Agreement and all attachments thereto;

(ii) reviewed certain historical publicly available business and financial information concerning Stockmen's Bancorp and Zions;

(iii) reviewed certain internal financial statements and other financial and operating data concerning Stockmen's Bancorp;

1

(iv) held discussions with representatives of Stockmen's Bancorp and Zions for the purpose of reviewing the future prospects of Stockmen's Bancorp and Zions;

(v) reviewed historical market prices and trading volumes of Zions Common Stock;

(vi) reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that we considered relevant;

(vii) evaluated the pro forma ownership of Zions Common Stock by the holders of Capital Stock of Stockmen's Bancorp relative to the pro forma contribution of Stockmen’s Bancorp's assets, liabilities, equity and earnings to the combined company;

(viii) analyzed the pro forma impact of the Merger on the combined company’s earnings per share, consolidated capitalization and financial ratios; and

(ix) performed such other analyses and considered such other factors as we have deemed appropriate.

We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in securities valuations.

In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by Stockmen's Bancorp and Zions and in the discussions with the managements of Stockmen's Bancorp and Zions. In that regard, we have assumed that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of Stockmen's Bancorp and Zions and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances made by the subsidiaries Stockmen's Bancorp and Zions are in the aggregate adequate to cover such losses. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of Stockmen's Bancorp or Zions or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of Stockmen's Bancorp, Zions or any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. We have further assumed that the Merger will be accounted for as tax free reorganization under generally accepted accounting principles. We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to Stockmen's Bancorp, Zions and their subsidiaries. In rendering this opinion, we have assumed that there are no factors that would impede any necessary regulatory or governmental approval of the Merger and we have further assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on Zions or the surviving corporations that would have a material adverse effect on the surviving corporations or the contemplated benefits of the Merger. We have also assumed that no change in applicable law or regulation would occur that would cause a material adverse change in the prospects or operations of Zions or any of the surviving corporations after the Merger.

Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

We are not expressing any opinion herein as to the prices at which Zions Common Stock issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of Capital Stock of Stockmen's Bancorp as to how such holder should vote with respect to the Agreement at any meeting of holders of the Capital Stock of Stockmen's Bancorp.

This letter is solely for the information of the Board of Directors of Stockmen's Bancorp and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of Capital Stock of Stockmen's Bancorp in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be paid to the holders of Capital Stock of Stockmen's Bancorp pursuant to the Agreement is fair, from a financial point of view.

                                                        Sincerely,

/s/ Hovde Financial, Inc.

Title: HOVDE FINANCIAL, INC.

2

APPENDIX C

ARIZONA BUSINESS CORPORATION ACT

CHAPTER 13: DISSENTERS’ RIGHTS

ARTICLE 1: DISSENT AND PAYMENT FOR SHARES

10-1301. Definitions

In this article, unless the context otherwise requires:

1. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.
3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 10-1302 and who exercises that right when and in the manner required by article 2 of this chapter.

4. "Fair value" with respect to a dissenter's shares means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable.

5. "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances.

6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

7. "Shareholder" means the record shareholder or the beneficial shareholder.

10-1302. Right to dissent

A. A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

1. Consummation of a plan of merger to which the corporation is a party if either:

(a) Shareholder approval is required for the merger by section 10-1103 or the articles of incorporation and if the shareholder is entitled to vote on the merger.

(b) The corporation is a subsidiary that is merged with its parent under section 10-1104.

2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

1

3. Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it either:

(a) Alters or abolishes a preferential right of the shares.

(b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

(d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 10-604.

5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B. A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C. This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 United States Code section 80a-1 through 80a-64).

D. Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

10-1303. Dissent by nominees and beneficial owners

A. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the record shareholder dissents and the record shareholder's other shares were registered in the names of different shareholders.

B. A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if both:

1. The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

2. The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

2

ARTICLE 2: PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

10-1320. Notice of dissenters' rights

A. If proposed corporate action creating dissenters' rights under section 10-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article.

B. If corporate action creating dissenters' rights under section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in section 10-1322.

10-1321. Notice of intent to demand payment

A. If proposed corporate action creating dissenters' rights under section 10-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall both:

1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

2. Not vote the shares in favor of the proposed action.

B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

10-1322. Dissenters' notice

A. If proposed corporate action creating dissenters' rights under section 10-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 10-1321.

B. The dissenters' notice shall be sent no later than ten days after the corporate action is taken and shall:

1. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

4. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

5. Be accompanied by a copy of this article.

10-1323. Duty to demand payment

A. A shareholder sent a dissenters' notice described in section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 10-1322, subsection B, paragraph 3 and deposit the shareholder's certificates in accordance with the terms of the notice.

B. A shareholder who demands payment and deposits the shareholder's certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment or does not deposit the shareholder's certificates if required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this article.

3

10-1324. Share restrictions

A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 10-1326.

B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

10-1325. Payment

A. Except as provided in section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with section 10-1323 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.

B. The payment shall be accompanied by all of the following:

1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

2. A statement of the corporation's estimate of the fair value of the shares.

3. An explanation of how the interest was calculated.

4. A statement of the dissenter's right to demand payment under section 10-1328.

5. A copy of this article.

10-1326. Failure to take action

A. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under section 10-1322 and shall repeat the payment demand procedure.

10-1327. After-acquired shares

A. A corporation may elect to withhold payment required by section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under section 10-1328.

10-1328. Procedure if shareholder dissatisfied with payment or offer

A. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and either demand payment of the dissenter's estimate, less any payment under section 10-1325, or reject the corporation's offer under section 10-1327 and demand payment of the fair value of the dissenter's shares and interest due, if either:

1. The dissenter believes that the amount paid under section 10-1325 or offered under section 10-1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

2. The corporation fails to make payment under section 10-1325 within sixty days after the date set for demanding payment.

3. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

B. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

4

ARTICLE 3: JUDICIAL APPRAISAL OF SHARES

10-1330. Court action

A. If a demand for payment under section 10-1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B. The corporation shall commence the proceeding in the court in the county where a corporation's principal office or, if none in this state, its known place of business is located. If the corporation is a foreign corporation without a known place of business in this state, it shall commence the proceeding in the county in this state where the known place of business of the domestic corporation was located.

C. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law or by the Arizona rules of civil procedure.

D. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. There is no right to trial by jury in any proceeding brought under this section. The court may appoint a master to have the powers and authorities as are conferred on masters by law, by the Arizona rules of civil procedure or by the order of appointment. The master's report is subject to exceptions to be heard before the court, both on the law and the facts. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

E. Each dissenter made a party to the proceeding is entitled to judgment either:

1. For the amount, if any, by which the court finds the fair value of his shares plus interest exceeds the amount paid by the corporation.

2. For the fair value plus accrued interest of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 10-1327.

10-1331. Court costs and attorney fees

A. The court in an appraisal proceeding commenced under section 10-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of any master appointed by the court. The court shall assess the costs against the corporation, except that the court shall assess costs against all or some of the dissenters to the extent the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327 or that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 10-1328.

B. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable either:

1. Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of article 2 of this chapter.

2. Against the dissenter and in favor of the corporation if the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327.

3. Against either the corporation or a dissenter in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

C. If the court finds that the services of an attorney for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

5

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Utah Revised Business Corporation Act provides for indemnification of directors and officers as follows:

Section 16-10a-902 Authority to indemnify directors. (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b). (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section. (4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 16-10a-903 Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

Section 16-10a-907 Indemnification of officers, employees, fiduciaries, and agents. Unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 16-10a-908 Insurance. A corporation may purchase and maintain liability insurance on behalf of person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 16-10a-909 Limitations on indemnification of directors. (1) A provision treating a corporation’s indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation. (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

ARTICLE VI of Zions' bylaws provides as follows:

INDEMNIFICATION

Section 6.01 Indemnification of Directors. (a) Permitted Indemnification. Pursuant to Section 16-10a-902 of the Act, unless otherwise provided in the Articles of Incorporation as permitted by Section 16-10a-909 of the Act, the Corporation may indemnify any individual, made a party to a proceeding because such individual is or was a director of the Corporation, against liability incurred in the proceeding if the Corporation has authorized the payment in accordance with Section 16-10a-906 of the Act and a determination has been made in accordance with the procedures set forth in Section 16-10a-906(2) of the Act that the director has met the applicable standards of conduct as set forth below and in Section 16-10a-902 of the Act: (i) the individual's conduct was in good faith; (ii) the individual reasonably believed that his or her conduct was in, or not opposed to, the Corporation's best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

(b) Limitation on Permitted Indemnification. As provided in Section 16-10a-902(4) of the Act, the Corporation shall not indemnify a director under Section 6.01(a) above: (i) in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in the director's official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

(c) Indemnification in Derivative Actions Limited. Indemnification permitted under Section 6.01(a) and Section 16-10a-902 of the Act in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

(d) Mandatory Indemnification. As set forth in Section 16-10a-903 of the Act, unless limited by the Articles of Incorporation, the Corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which the director was a party because the director is or was a director of the Corporation, against reasonable expenses incurred by the director in connection with the proceeding or claim with respect to which the director has been successful.

Section 6.02 Advance Expenses for Directors. Pursuant to the provisions of Section 16-10a-904 of the Act, if a determination is made, following the procedures of Section 16-10a-906(b) of the Act, that a director has met the following requirements, and if an authorization of payment is made, following the procedures and standards set forth in Section 16-10a-906 of the Act, then unless otherwise provided in the Articles of Incorporation, the Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if: (i) the director furnishes the Corporation a written affirmation of the director's good faith belief that the director has met the applicable standard of conduct described in Section 16-10a-902 of the Act; (ii) the director furnishes to the Corporation a written undertaking, executed personally or on such director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Sections 16-10a-901 through 909 of the Act.

Section 6.03 Indemnification of Officers, Employees, Fiduciaries, and Agents. Unless otherwise provided in the Articles of Incorporation, and pursuant to Section 16-10a-907 of the Act: (i) an officer of the Corporation is entitled to mandatory indemnification under Section 16-10a-903 of the Act, and is entitled to apply for court-ordered indemnification under Section 16-10a-905 of the Act, in each case to the same extent as a director; (ii) the Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and (iii) the Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by the Articles of Incorporation, these Bylaws, action of the Board of Directors, or contract.

Section 6.04 Insurance. As provided in Section 16-10a-908 of the Act, the Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify such person against the same liability under Article VII of these Bylaws or Sections 16-10a-902, 903 or 907 of the Act. Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of this state or any other jurisdiction, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

Section 6.05 Scope of Indemnification. The indemnification and advancement of expenses authorized by this Article is intended to permit the Corporation to indemnify to the fullest extent permitted by the laws of the State of Utah any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, disabilities, or other matters referred to in or covered by such laws. Any indemnification or advancement of expenses hereunder, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, is intended to be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that such party served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of such person. Any repeal or modification of this Article or of any Section or provision hereof shall not affect any right or obligation then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and each party covered hereby.

Section 6.06 Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights which a party may have or hereafter acquire under any applicable law, contract, order, or otherwise.

Section 6.07 Severability. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason, the remaining provisions of this Article shall not be affected or impaired thereby, but shall, to the fullest extent possible, be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.

Article XVIII of Zions Bancorporation's Articles of Incorporation provides as follows:

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

Item 21. Exhibits and Financial Statements.

(a) The following exhibits are filed as part of this Registration Statement or incorporated herein by reference:

Exhibit No.	Description

2.1
Agreement and Plan of Reorganization by and among Zions Bancorporation, National Bank of Arizona, The Stockmen's Bancorp, Inc. and The Stockmen's Bank dated as of September 8, 2006, as amended as of September 25, 2006 (included as Appendix A in the Proxy Statement/Prospectus included in this Registration Statement)

3.1	Zions' Restated Articles of Incorporation, dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Form S-4, filed on November 22, 1993, File No. 33-51145

3.2
Articles of Amendment to Restated Articles of Incorporation of Zions Bancorporation, dated April 30, 1997, incorporated by reference to Exhibit 3.2 of Form 10-K for the year ended December 31, 2002, File No. 0-2610

3.3
Articles of Amendment to Restated Articles of Incorporation of Zions Bancorporation, dated April 24, 1998, incorporated by reference to Exhibit 3.3 of Form 10-K for the year ended December 31, 2003, File No. 0-2610

3.4
Articles of Amendment to Restated Articles of Incorporation of Zions Bancorporation, dated April 25, 2001, incorporated by reference to Exhibit 3.6 of Form S-4, filed on July 13, 2001, File No. 333-65156

3.5	Restated Bylaws of Zions Bancorporation, dated November 5, 2004, incorporated by reference to Exhibit 3.5 of Form 10-K for the year ended December 31, 2004, File No. 0-2610

5	Opinion of Duane Morris LLP as to the validity of Zions' securities being registered

8	Opinion of Duane Morris LLP as to material federal income tax matters

10.1	Agreement of Merger by and between Zions Bancorporation and The Stockmen's Bancorp, Inc., dated as of September 8, 2006, as amended as of September 25, 2006 (included in Exhibit 2.1 above)

10.2	Agreement of Merger by and between National Bank of Arizona and The Stockmen's Bank, dated as of September 8, 2006 (included in Exhibit 2.1 above)

10.3	Voting Agreement, dated as of September 8, 2006, by and between Zions Bancorporation and various shareholders of The Stockmen's Bancorp, Inc. (included in Exhibit 2.1 above)

10.4	Form of Employment Agreement between National Bank of Arizona and Farrel Holyoak (included in Exhibit 2.1 above)

10.5	Form of Non-Competition Agreement between National Bank of Arizona and various officers of The Stockmen's Bank (included in Exhibit 2.1 above)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hovde Financial, Inc.

23.3	Consents of Duane Morris LLP (included in Exhibits 5 and 8 above)

24.1	Power of Attorney (contained on signature pages to this Registration Statement)

99.1	Form of Proxy for The Stockmen's Bancorp, Inc. Special Meeting of Shareholders

99.2
Opinion of Hovde Financial, Inc. as to the fairness of the merger consideration to the shareholders of The Stockmen's Bancorp, Inc. (attached as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement)

(b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

Item 22. Undertakings.
The undersigned registrant hereby undertakes as follows:

       (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Date of the registration statement through the date of responding to the request.

(2) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(3) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4) that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(9) that every prospectus (i) that is filed pursuant to paragraph (8) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on this 7th day of November, 2006.

ZIONS BANCORPORATION

By:	/s/ Harris H. Simmons
Chairman of the Board, President and
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Harris H. Simmons, Doyle L. Arnold, and Thomas E. Laursen, and each of them individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each of such said attorneys-in-fact and agents, or any of them, or any substitute of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Harris H. Simmons Harris H. Simmons	President, Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2006

/s/ Doyle L. Arnold Doyle L. Arnold	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	November 7, 2006

/s/ Nolan X. Bellon Nolan X. Bellon	Controller (Chief Accounting Officer)	November 7, 2006

/s/ Jerry C. Atkin Jerry C. Atkin	Director	November 7, 2006

/s/ R. D. Cash R. D. Cash	Director	November 7, 2006

/s/ Patricia Frobes Patricia Frobes	Director	November 7, 2006

/s/ J. David Heaney J. David Heaney	Director	November 7, 2006

/s/ Roger B. Porter Roger B. Porter	Director	November 7, 2006

/s/ Stephen D. Quinn Stephen D. Quinn	Director	November 7, 2006

/s/ L. E. Simmons L. E. Simmons	Director	November 7, 2006

/s/ Steven C. Wheelwright Steven C. Wheelwright	Director	November 7, 2006

/s/ Shelley Thomas Williams Shelley Thomas Williams	Director	November 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Reorganization by and among Zions Bancorporation, National Bank of Arizona, The Stockmen's Bancorp, Inc. and The Stockmen's Bank dated as of September 8, 2006, as amended as of September 25, 2006 (included as Appendix A in the Proxy Statement/Prospectus included in this Registration Statement)

3.1	Zions' Restated Articles of Incorporation, dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Form S-4, filed on November 22, 1993, File No. 33-51145

3.2
Articles of Amendment to Restated Articles of Incorporation of Zions Bancorporation, dated April 30, 1997, incorporated by reference to Exhibit 3.2 of Form 10-K for the year ended December 31, 2002, File No. 0-2610

3.3
Articles of Amendment to Restated Articles of Incorporation of Zions Bancorporation, dated April 24, 1998, incorporated by reference to Exhibit 3.3 of Form 10-K for the year ended December 31, 2003, File No. 0-2610

3.4
Articles of Amendment to Restated Articles of Incorporation of Zions Bancorporation, dated April 25, 2001, incorporated by reference to Exhibit 3.6 of Form S-4, filed on July 13, 2001, File No. 333-65156

3.5	Restated Bylaws of Zions Bancorporation, dated November 5, 2004, incorporated by reference to Exhibit 3.5 of Form 10-K for the year ended December 31, 2005, File No. 0-2610

5	Opinion of Duane Morris LLP as to the validity of Zions' securities being registered

8	Opinion of Duane Morris LLP as to material federal income tax matters

10.1	Agreement of Merger by and between Zions Bancorporation and The Stockmen's Bancorp, Inc., dated as of September 8, 2006, as amended as of September 25, 2006 (included in Exhibit 2.1 above)

10.2	Agreement of Merger by and between National Bank of Arizona and The Stockmen's Bank, dated as of September 8, 2006 (included in Exhibit 2.1 above)

10.3	Voting Agreement, dated as of September 8, 2006, by and between Zions Bancorporation and various shareholders of The Stockmen's Bancorp, Inc. (included in Exhibit 2.1 above)

10.4	Form of Employment Agreement between National Bank of Arizona and Farrel Holyoak (included in Exhibit 2.1 above)

10.5	Form of Non-Competition Agreement between National Bank of Arizona and various officers of The Stockmen's Bank (included in Exhibit 2.1 above)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hovde Financial, Inc.

23.3	Consents of Duane Morris LLP (included in Exhibits 5 and 8)

24.1	Power of Attorney (contained on signature pages to this Registration Statement)

99.1	Form of Proxy for The Stockmen's Bancorp, Inc. Special Meeting of Shareholders

99.2
Opinion of Hovde Financial, Inc. as to the fairness of the merger consideration to the shareholders of The Stockmen's Bancorp, Inc. (attached as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement)

EXHIBIT 5

DUANE MORRIS LLP

November 7, 2006

Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111

Gentlemen:

We have acted as counsel to Zions Bancorporation, a Utah corporation ("Zions"), in connection with the Agreement and Plan of Reorganization dated as of September 8, 2006 (the "Plan of Merger") among Zions, National Bank of Arizona, The Stockmen's Bancorp, Inc. ("Stockmen's"), an Arizona corporation, and The Stockmen's Bank, whereby Stockmen's will be merged with and into Zions, with Zions being the surviving corporation (the "Merger"). At the effective time of the Merger, the outstanding shares of Stockmen's common stock, no par value per share ("Stockmen's Common Stock"), will be canceled and immediately converted into the right of holders of Stockmen's Common Stock to receive, in exchange for each share of Stockmen's Common Stock, their pro rata portion of the merger consideration consisting of shares of Zions common stock, no par value per share (the "Zions Common Stock"). Zions will issue an aggregate of approximately 2,600,237 shares (the "Shares") of Zions Common Stock in the Merger for all of the outstanding shares of Stockmen's Common Stock.

We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the Shares into which outstanding shares of Stockmen's Common Stock will be converted upon effectiveness of the Merger. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

In connection with this opinion, we have examined, among other things:

(1) an executed copy of the Plan of Merger;

(2) a copy certified to our satisfaction of the Articles of Incorporation of Zions as in effect on the date hereof;

(3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on July 22, 2006, including resolutions approving the Plan of Merger, the registration with the SEC and issuance of the Shares under the Registration Statement; and

(4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

We have assumed for the purpose of this opinion that:

(1) the Plan of Merger has been duly and validly authorized, executed, and delivered by Stockmen's, and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion;

(2) the Merger will be consummated in accordance with the terms of the Plan of Merger; and

(3) Zions will file with the Secretary of State of Utah and the Secretary of State of Arizona on a timely basis its Certificate of Merger.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

Based upon the foregoing, we are of the opinion that the Shares to be issued by Zions as described in the Registration Statement, when and to the extent issued in accordance with the Plan of Merger, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

          Sincerely,

DUANE MORRIS LLP

By:	/s/ Duane Morris LLP

EXHIBIT 8

DUANE MORRIS LLP

[TEXT OF TAX OPINION]

[November ___], 2006

Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111

The Stockmen's Bancorp, Inc.
3825 Stockton Hill Road
Kingman, Arizona 86402-3879

Re:	Merger of The Stockmen's Bancorp, Inc. with Zions Bancorporation in Exchange for Stock of Zions Bancorporation; Merger of The Stockmen's Bank With National Bank of Arizona

Mesdames and Gentlemen:

We have acted as counsel to Zions Bancorporation, a Utah corporation ("Zions") in connection with the merger (the "Merger") of The Stockmen's Bancorp, Inc., an Arizona corporation ("TS Bancorp") with Zions, in exchange for which shareholders of TS Bancorp will receive shares of the common stock of Zions, and the merger (the "Bank Merger") of The Stockmen's Bank, an Arizona banking corporation ("TS Bank") with National Bank of Arizona, a national banking association ("NBA"), pursuant to an Agreement and Plan of Reorganization dated September 8, 2006 (the "Agreement") (the "Merger" and the "Bank Merger" collectively referred to as the "Mergers"). Unless otherwise stated herein, all capitalized terms in this opinion shall have the same meaning as in the Agreement.
This opinion is provided to you pursuant to section 4.04 of the Agreement.

For the purpose of rendering our opinion herein, we have conducted an examination of the Internal Revenue Code of 1986, as amended (the "Code"), and such other applicable laws, regulations, rulings, decisions, documents and records as we have deemed necessary. With respect to factual matters, we have relied upon the Agreement, including, without limitation, the representations of the parties set forth therein, the Form S-4 Registration Statement (as thereafter amended from time to time with all exhibits thereto), which has been filed with the Securities and Exchange Commission in connection with the transactions described herein (the "Form S-4"), and upon certain statements and representations made to us in certificates by officers of Zions, NBA, TS Bancorp and TS Bank (the "Representation Letters"), in each case without independent verification thereof. With the consent of Zions, we have relied on the accuracy and completeness of the statements and representations contained in the Representation Letters, the Agreement and the Form S-4 and have assumed that each will be complete and accurate as of the Effective Time. Our opinion is conditioned on the initial and continuing accuracy of such facts, information, covenants, representations, statements and assumptions. In addition, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies.

For purposes of this opinion, we have assumed that the Mergers will be consummated according to the Agreement.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that under the Code:

(1) The Merger will constitute a reorganization under Code Section 368(a), and Zions and TS Bancorp will each be a party to the reorganization within the meaning of Code Section 368(b).

(2) The Bank Merger will constitute a reorganization under Code Section 368(a), and NBA and TS Bank will each be a party to the reorganization within the meaning of Code Section 368(b).

(3) Neither Zions nor NBA will recognize any gain or loss upon the receipt of the assets and liabilities of TS Bancorp and TS Bank, respectively, as a result of the Mergers.

(4) No gain or loss will be recognized by a holder of TS Bancorp Stock upon the receipt of Zions Stock solely in exchange for his or her TS Bancorp Stock.

(5) Where cash is received by a holder of TS Bancorp Stock in lieu of a fractional share interest in Zions Stock, the cash payment will be treated as received by such shareholder as a distribution in redemption of the fractional share interest subject to the provisions and limitations of Code Section 302(a).

(6) Where cash is received by a holder of TS Bancorp Stock as a result of the exercise of dissenters rights, the cash payment will be treated as received by such shareholder as a distribution in redemption of the TS Bancorp Stock held by the holder, subject to the provisions and limitations of Code Section 302(a).

The opinion expressed herein is based upon our interpretation of existing legal authorities, and no assurance can be given that such interpretations would be followed if the exchanges contemplated by the Mergers became the subject of administrative or judicial proceedings. Statements of opinion herein are opinions only and should not be interpreted as guarantees of the current status of the law, nor should they be accepted as a guarantee that a court of law or administrative agency would concur in any such statement. In addition, we have rendered the foregoing opinion as of the date hereof, and we do not undertake to supplement our opinion as to factual matters or changes in law which may hereinafter occur.

Except as set forth above, we express no opinion with respect to the tax consequences of the Mergers, including without limitation the state, local or foreign tax consequences of any aspect of the Mergers.

The opinion set forth herein may be relied upon only in connection with the transactions described in the Form S-4, and is not to be used or relied upon in connection with any other transactions, except with our prior written consent.
            Sincerely,

DUANE MORRIS LLP

By:

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, related to the acquisition of The Stockmen's Bancorp, Inc.) and related Proxy Statement/Prospectus of Zions Bancorporation for the registration of approximately 3,050,000 shares of its common stock and to the incorporation by reference therein of our reports dated March 10, 2006, with respect to the consolidated financial statements of Zions Bancorporation and subsidiaries, Zions Bancorporation's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Zions Bancorporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Salt Lake City, Utah
November 7, 2006

EXHIBIT 23.2

CONSENT OF HOVDE FINANCIAL, INC.

We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of Stockmen's Bancorp, Inc., dated September 7, 2006, as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Zions Bancorporation relating to the proposed merger of Stockmen's Bancorp, Inc. and Zions Bancorporation and (ii) to the references to our name and to the description of such opinion letter contained in such Proxy Statement/Prospectus.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

HOVDE FINANCIAL, INC.

Date: November 8, 2006	By:	/s/ Hovde Financial, Inc.

EXHIBIT 99.1

THE STOCKMEN'S BANCORP, INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints [_________] and [__________], and either of them, with full power of substitution, proxies to vote all of the stock of The Stockmen's Bancorp, Inc. ("Stockmen's") which the undersigned is entitled to vote at the special meeting of shareholders of Stockmen's to be held at the Main Office of The Stockmen's Bank, 3825 Stockton Hill Road, Kingman, Arizona on [DATE], 2006 at 10:00 a.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, upon the following proposal described in the accompanying document, in accordance with the following instructions. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED ON AN OTHERWISE PROPERLY EXECUTED PROXY, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING PROPOSALS.

1. To approve the Agreement and Plan of Reorganization, dated as of September 8, 2006, as amended as of September 25, 2006, by and among Zions Bancorporation ("Zions"), National Bank of Arizona ("NBA"), Stockmen's, and The Stockmen's Bank (the "merger agreement"), whereby Stockmen's will merge with and into Zions, with Zions being the surviving corporation, and whereby The Stockmen's Bank will merge with and into NBA, with NBA being the surviving bank.

[__] FOR  [__] AGAINST   [__] ABSTAIN

2. To approve adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

[__] FOR  [__] AGAINST   [__] ABSTAIN

In their discretion to vote upon such other matters that may properly come before the meeting.

[X] Please mark your proxy as in this example.

Date: _______________     Signature(s): ___________________________________
                            ___________________________________

Please sign here exactly as name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee, guardian, or in any other fiduciary capacity, give full title. If more than one person acts as trustee, all should sign. All joint owners must sign.

I plan to attend the Special Meeting: ___________

Please mark, sign and date, and mail in the enclosed postage paid envelope.